Exhibit 10.1
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is executed as of June 10, 2026 to be effective for all purposes as of April 1, 2026, among PRAIRIE OPERATING CO., a Delaware corporation (the “Borrower”), each other Credit Party party hereto, each of the Lenders party hereto and CITIBANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS

A.          The Borrower, the Administrative Agent and the Lenders are party to that certain Amended and Restated Credit Agreement dated as of March 26, 2025 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 6, 2025, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.          The Borrower, the Administrative Agent and the Lenders party hereto have agreed to amend certain provisions of the Credit Agreement and to redetermine and reaffirm the Borrowing Base at $475,000,000, in each case as more fully set forth herein.

C.          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed to such term in the Credit Agreement after giving effect to this Amendment.  Unless otherwise indicated, all references to sections in this Amendment refer to sections in the Credit Agreement as amended by this Amendment.

Section 2.           Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

2.1         The Existing Credit Agreement (exclusive of Schedules and Exhibits thereto) is hereby amended to read in its entirety, as set forth on Exhibit A attached hereto.

2.2         Exhibit D to the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex I attached hereto.

2.3         A new Exhibit N is hereby added in correct alphabetical order to the Credit Agreement as set forth on Annex II attached hereto.

Section 3.          Borrowing Base Redetermination.  Subject to the satisfaction or waiver in writing of each of the conditions set forth in Section 5 below and in reliance upon the representations, warranties, covenants and agreements contained in this Amendment, (a) the Administrative Agent and each Lender hereby redetermine and reaffirm the Borrowing Base, effective as of the date hereof, to $475,000,000, and (b) the Administrative Agent, each Lender and the Borrower hereby agree and acknowledge that such redetermined Borrowing Base shall remain in effect until the date such Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement. The Borrower hereby accepts such Borrowing Base as so reaffirmed to be effective on June 10, 2026. The redetermination provided for herein shall be deemed to constitute the Scheduled Redetermination for April 1, 2026, and this Amendment shall constitute the New Borrowing Base Notice in accordance with Section 2.07(d) of the Credit Agreement.

Section 4.           Conditions Precedent.  The following are conditions precedent to the effectiveness of this Amendment:

4.1        The Administrative Agent shall have executed and received from Lenders constituting the Required Lenders, the Borrower and each other Credit Party party hereto, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of each such Person party thereto.

4.2         The Administrative Agent shall have executed and received from the Borrower and the Lenders (if applicable) counterparts of each Fee Letter, dated as of the date hereof.
4.3        The Administrative Agent shall have received (i) title information in form and substance acceptable to the Administrative Agent covering enough of the Borrowing Base Properties of the type set forth in clause (a) of the definition thereof evaluated in the most recently delivered Reserve Report so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, title information in form and substance acceptable to the Administrative Agent on at least 90% of the PV-9 of the Borrowing Base Properties of the type set forth in clause (a) of the definition thereof evaluated by such Reserve Report and (ii) Mortgages or supplements to Mortgages which will, when properly recorded, will create first priority, perfected Liens on at least 95% of the PV-9 of the Borrowing Base Properties of the type set forth in clause (a) of the definition thereof evaluated by such Reserve Report.

4.4         The Administrative Agent shall have received (x) a certificate of a Financial Officer for the fiscal quarter ending December 31, 2025 and (y) a certificate of a Financial Officer for the fiscal quarter ending March 31, 2026, in each case in the form of Annex I hereto (i) certifying as to whether on the dates referenced in clauses (x) and (y) above, and after giving effect to this Amendment, a Default had occurred, (ii) setting forth detailed calculations demonstrating compliance with Section 9.01 of the Credit Agreement, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent financial statements previously delivered in connection with this Agreement and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) setting forth a detailed calculation of Distributable Free Cash Flow for the applicable Test Period.

4.5        On or prior to June 10, 2026, the Borrower will and will cause its Restricted Subsidiaries to cause each of their Deposit Accounts, Commodity Accounts and Securities Accounts (in each case, other than Excluded Accounts for so long as they are Excluded Accounts) with Bank of America, N.A. to be subject to an Account Control Agreement.

4.6         Immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

4.7        Each representation and warranty contained in Section 5 hereof shall be true and correct in all material respects (except for those which have a materiality qualifier, which are true and correct in all respects as so qualified), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects (except for those which have a materiality qualifier, which shall be true and correct in all respects as so qualified) as of such specified earlier date.

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4.8        The Administrative Agent shall have received all fees and other amounts due and payable on or prior to June 10, 2026, including, without limitation, the fees included in the Citi Fee Letter and the Fee Letter and reimbursement or payment of all reasonable and documented out-of-pocket fees and expenses in accordance with Section 12.03(a) of the Credit Agreement.

Section 5.          Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each of the Borrower and the other Credit Parties hereby represents and warrants to the Administrative Agent and the Lenders that:

5.1        Accuracy of Representations and Warranties.  The representations and warranties of each Credit Party contained in each Loan Document are true and correct in all material respects on and as of the date hereof except to the extent any such representations and warranties (i) are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties continue to be true and correct in all material respects as of such specified earlier date or (ii) are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case, such representations and warranties are true and correct in all respects.

5.2        Due Authorization.  The execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement by the Borrower and each other Credit Party are within the Borrower’s and such Credit Party’s corporate or limited liability company, as applicable, powers and have been duly authorized by all necessary corporate or limited liability company, as applicable, action and, if required, action by any holders of its Equity Interests (including, without limitation, any action required to be taken by any class of directors, managers or supervisors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of this Amendment).

5.3        Validity and Binding Effect.  This Amendment and the Credit Agreement constitute the valid and binding obligations of the Borrower and each other Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law.

5.4         Absence of Defaults.   No Default or Event of Default has occurred that is continuing immediately prior to and after giving effect to this Amendment.

5.5        Specified Preferred Equity. (i) Between April 9, 2026 and June 10, 2026, the Borrower and its Subsidiaries have not made any payments, other than payments made with Equity Interests, to any holders of the Specified Preferred Equity and (ii) the execution, delivery and performance by the Borrower and the other Credit Parties of this Amendment will not violate or result in a default under the Specified Preferred Equity Documentation.

Section 6.           Miscellaneous.

6.1         Confirmation.  The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

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6.2        Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

6.3        No Oral Agreement.  This Amendment, the Credit Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

6.4         GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.5         Payment of Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby in accordance with Section 12.03 of the Credit Agreement.

6.6        Severability.  Any provision of this Amendment which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.7         Loan Document.  This Amendment shall constitute a “Loan Document” under and as defined in Section 1.02 of the Credit Agreement.

6.8         Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.9        JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL.  Section 12.09(b), (c) and (d) of the Credit Agreement shall apply to this Amendment, mutatis mutandis.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the day and year first above written.
BORROWER:	PRAIRIE OPERATING CO.

	By:	/s/ Gregory S. Patton
Name: Gregory S. Patton
Title: Executive Vice President and Chief Financial Officer

Signature Page to
Second Amendment to Amended and Restated Credit Agreement

CREDIT PARTIES:	PRAIRIE OPERATING CO., LLC

	By:	/s/ Gregory S. Patton
Name: Gregory S. Patton
Title: Executive Vice President and Chief Financial Officer

PRAIRIE OPERATING HOLDING CO., LLC

	By:	/s/ Gregory S. Patton
Name: Gregory S. Patton
Title: Executive Vice President and Chief Financial Officer

PRAIRIE OPERATING EMPLOYEE CO., LLC

	By:	/s/ Gregory S. Patton
Name: Gregory S. Patton
Title: Executive Vice President and Chief Financial Officer

OTTER HOLDINGS, LLC

	By:	/s/ Gregory S. Patton
Name: Gregory S. Patton
Title: Executive Vice President and Chief Financial Officer

PRAIRIE SWD CO., LLC

	By:	/s/ Gregory S. Patton
Title: Gregory S. Patton
Name: Executive Vice President and Chief Financial Officer

PRAIRIE GATHERING I, LLC

	By:	/s/ Gregory S. Patton
Name: Gregory S. Patton
Title: Executive Vice President and Chief Financial Officer

Signature Page to
Second Amendment to Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:	CITIBANK, N.A., as Administrative Agent, a Lender and Issuing Bank

	By:	/s/ Thomas Skipper
Name: Thomas Skipper
Title: Director

Signature Page to
Second Amendment to Amended and Restated Credit Agreement

LENDERS:	KEYBANK NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Eric Appel
Name: Eric Appel
Title: Senior Vice President

Signature Page to
Second Amendment to Amended and Restated Credit Agreement

MUFG BANK, LTD., as a Lender

By:	/s/ Traci Bankston
Name: Traci Bankston
Title: Authorized Signatory

Signature Page to
Second Amendment to Amended and Restated Credit Agreement

TRUIST BANK, as a Lender

By:	/s/ John Kovarik
Name: John Kovarik
Title: Managing Director

Signature Page to
Second Amendment to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Ajay Prakash
Name: Ajay Prakash
Title: Director

Signature Page to
Second Amendment to Amended and Restated Credit Agreement

UMB BANK, N.A., as a Lender

By:	/s/ Zachary S. Leard
Name: Zachary S. Leard
Title: Vice President

Signature Page to
Second Amendment to Amended and Restated Credit Agreement

WEST TEXAS NATIONAL BANK, as a Lender

By:	/s/ Frank Stowers
Name: Frank Stowers
Title: EVP, Chief Lending Officer

Signature Page to
Second Amendment to Amended and Restated Credit Agreement

EXHIBIT A

CONFORMED CREDIT AGREEMENT
(See attached.)

Conformed Amended and Restated Credit Agreement, conformed through the ~~First~~Second Amendment to
Amended and Restated Credit Agreement, dated as of ~~June 6~~April 1, ~~2025~~2026.

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of March 26, 2025

among

PRAIRIE OPERATING CO.,

as the Borrower,

CITIBANK, N.A.,

 as Administrative Agent,

and

The Lenders Party Hereto

CITIBANK, N.A., KEYBANC CAPITAL MARKETS INC., MUFG BANK, LTD., TRUIST SECURITIES, INC., UMB BANK, N.A., MACQUARIE BANK LIMITED AND BOFA SECURITIES, INC.

as Joint Lead Arrangers and Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND ACCOUNTING MATTERS		1

Section 1.01	Terms Defined Above	1
Section 1.02	Certain Defined Terms	1
Section 1.03	Types of Loans and Borrowings	43
Section 1.04	Terms Generally; Rules of Construction	43
Section 1.05	Accounting Terms and Determinations; GAAP	43
Section 1.06	Divisions	44
Section 1.07	Rates	44
Section 1.08	Rounding	44
Section 1.09	Letter of Credit Amounts	45

ARTICLE II THE CREDITS		45

Section 2.01	Commitments	45
Section 2.02	Loans and Borrowings	45
Section 2.03	Requests for Borrowings	46
Section 2.04	Interest Elections	47
Section 2.05	Funding of Borrowings	48
Section 2.06	Termination, Revision and Reduction of Commitments and Aggregate Maximum Credit Amounts; Increase, Reduction and Termination of Aggregate Elected Commitment Amounts	48
Section 2.07	Borrowing Base	52
Section 2.08	Letters of Credit	55
Section 2.09	Defaulting Lenders	61

ARTICLE III PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES		63

Section 3.01	Repayment of Loans	63
Section 3.02	Interest	63
Section 3.03	Benchmark Replacement Setting	64
Section 3.04	Prepayments	66
Section 3.05	Fees	69

ARTICLE IV PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS		70

Section 4.01	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	70
Section 4.02	Presumption of Payment by the Borrower	71
Section 4.03	Certain Deductions by the Administrative Agent	71
Section 4.04	Disposition of Proceeds	71

ARTICLE V INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY		72

Section 5.01	Increased Costs	72
Section 5.02	Break Funding Payments	73
Section 5.03	Taxes	73
Section 5.04	Mitigation Obligations; Replacement of Lenders	~~76~~76
Section 5.05	Illegality	77

ARTICLE VI CONDITIONS PRECEDENT		78

Section 6.01	Effective Date	78
Section 6.02	Each Credit Event	~~81~~82

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ARTICLE VII REPRESENTATIONS AND WARRANTIES		82

Section 7.01	Organization; Powers	82
Section 7.02	Authority; Enforceability	~~82~~82
Section 7.03	Approvals; No Conflicts	83
Section 7.04	Financial Condition; No Material Adverse Change	83
Section 7.05	Litigation	84
Section 7.06	Environmental Matters	84
Section 7.07	Compliance with Laws and Agreements; No Defaults	85
Section 7.08	Investment Company Act	85
Section 7.09	Taxes	85
Section 7.10	ERISA	~~85~~85
Section 7.11	Disclosure; No Material Misstatements	86
Section 7.12	Insurance	87
Section 7.13	Restriction on Liens	87
Section 7.14	Subsidiaries	87
Section 7.15	Location of Business and Offices	87
Section 7.16	Properties; Titles, Etc	87
Section 7.17	Maintenance of Properties	88
Section 7.18	Gas Imbalances, Prepayments	~~88~~88
Section 7.19	Marketing of Production	88
Section 7.20	Swap Agreements and Qualified ECP Guarantor	89
Section 7.21	Use of Loans and Letters of Credit	89
Section 7.22	Solvency	89
Section 7.23	Anti-Corruption Laws and Sanctions	~~89~~89
Section 7.24	Affected Financial Institutions	90
Section 7.25	Security Instruments	90
Section 7.26	Minimum Volume Contracts	90
Section 7.27	Senior Debt Status	~~90~~90
Section 7.28	Accounts	90

ARTICLE VIII AFFIRMATIVE COVENANTS		91

Section 8.01	Financial Statements; Other Information	91
Section 8.02	Notices of Material Events	~~94~~95
Section 8.03	Existence; Conduct of Business	95
Section 8.04	Payment of Obligations	~~95~~95
Section 8.05	Operation and Maintenance of Properties; Subordination of Affiliated Operators’ Liens	~~95~~96
Section 8.06	Insurance	~~96~~96
Section 8.07	Books and Records; Inspection Rights	~~96~~97
Section 8.08	Compliance with Laws	97
Section 8.09	Environmental Matters	97
Section 8.10	Further Assurances	98
Section 8.11	Reserve Reports	~~98~~98
Section 8.12	Title Information	~~99~~100
Section 8.13	Additional Collateral and Additional Guarantors	~~100~~100
Section 8.14	ERISA Compliance	~~101~~101
Section 8.15	Unrestricted Subsidiaries	102
Section 8.16	Deposit Accounts; Commodity Accounts and Securities Accounts	102
Section 8.17	Commodity Exchange Act Keepwell Provisions	~~102~~102
Section 8.18	Commodity Hedging	~~102~~103
Section 8.19	Post-Closing Covenants	103

ARTICLE IX NEGATIVE COVENANTS		103

Section 9.01	Financial Covenants	103
Section 9.02	Debt	~~104~~105
Section 9.03	Liens	106
Section 9.04	Dividends and Distributions	~~106~~107
Section 9.05	Investments, Loans and Advances	~~109~~109
Section 9.06	Designation and Conversion of Restricted and Unrestricted Subsidiaries; Debt of Unrestricted Subsidiaries	111
Section 9.07	Nature of Business; No International Operations	~~111~~112
Section 9.08	Proceeds of Loans	112
Section 9.09	ERISA Compliance	~~112~~112
Section 9.10	Sale or Discount of Receivables	~~112~~113
Section 9.11	Mergers, Etc	~~112~~113
Section 9.12	Sale of Properties and Termination of Swap Agreements	~~113~~113
Section 9.13	Environmental Matters	~~115~~115
Section 9.14	Transactions with Affiliates	~~115~~116
Section 9.15	Subsidiaries	~~115~~116
Section 9.16	Negative Pledge Agreements; Dividend Restrictions	116
Section 9.17	Gas Imbalances, Take-or-Pay or Other Prepayments	~~116~~116
Section 9.18	Swap Agreements	~~116~~117
Section 9.19	Marketing Activities	~~118~~118
Section 9.20	Changes in Fiscal Year; Amendments to Organizational Documents	~~118~~119
Section 9.21	Non-Qualified ECP Guarantors	~~118~~119
Section 9.22	Sales and Leasebacks	119

ARTICLE X EVENTS OF DEFAULT; REMEDIES		~~119~~119

Section 10.01	Events of Default	~~119~~119
Section 10.02	Remedies	~~121~~121

ARTICLE XI THE AGENTS		~~122~~122

Section 11.01	Appointment; Powers	~~122~~122
Section 11.02	Duties and Obligations of Administrative Agent	~~122~~123
Section 11.03	Action by Administrative Agent	~~123~~124
Section 11.04	Reliance by Administrative Agent	124
Section 11.05	Subagents	~~124~~124
Section 11.06	Resignation of Administrative Agent	~~124~~124
Section 11.07	Agents as Lenders	~~124~~125
Section 11.08	No Reliance	~~124~~125
Section 11.09	Administrative Agent May File Proofs of Claim	~~125~~125
Section 11.10	Authority of Administrative Agent to Release Collateral, Liens and Guarantors	~~125~~126
Section 11.11	The Arrangers	~~126~~127
Section 11.12	Erroneous Payments	~~126~~127
Section 11.13	Subordination Agreements	~~128~~129
Section 11.14	Credit Bidding	129

ARTICLE XII MISCELLANEOUS		130

Section 12.01	Notices	130
Section 12.02	Waivers; Amendments	~~131~~131
Section 12.03	Expenses, Indemnity; Damage Waiver	~~133~~134
Section 12.04	Successors and Assigns	~~136~~137

Section 12.05	Survival; Revival; Reinstatement	~~140~~140
Section 12.06	Counterparts; Integration; Effectiveness	~~140~~141
Section 12.07	Severability	~~142~~142
Section 12.08	Right of Setoff	~~142~~142
Section 12.09	GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS	~~142~~142
Section 12.10	Headings	~~143~~144
Section 12.11	Confidentiality	~~143~~144
Section 12.12	Interest Rate Limitation	~~144~~145
Section 12.13	EXCULPATION PROVISIONS	~~145~~145
Section 12.14	Collateral Matters; Swap Agreements	~~145~~146
Section 12.15	No Third Party Beneficiaries	146
Section 12.16	USA Patriot Act Notice	~~146~~146
Section 12.17	No Advisory or Fiduciary Responsibility	~~146~~146
Section 12.18	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~146~~147
Section 12.19	Certain ERISA Matters	~~147~~147
Section 12.20	Acknowledgement Regarding Any Supported QFCs	~~148~~148
Section 12.21	Amendment and Restatement of Existing Credit Agreement	~~148~~149

Annexes, Exhibits and Schedules

Annex I	List of Maximum Credit Amounts and Elected Commitments
Annex II	List of LC Issuance Limits

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Security Instruments as of the Effective Date
Exhibit F	Form of Guarantee and Collateral Agreement
Exhibit G	Form of Assignment and Assumption
Exhibit H-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders; not partnerships)
Exhibit H-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; not partnerships)
Exhibit H-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Exhibit H-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders; partnerships)
Exhibit I	[Reserved]
Exhibit J	Form of Elected Commitment Increase Certificate
Exhibit K	Form of Additional Lender Certificate
Exhibit L	Form of Solvency Certificate
Exhibit M	Form of Reserve Report Certificate
Exhibit N	Form of Restricted Payment Certificate

Schedule 7.04	Financial Condition
Schedule 7.05	Litigation
Schedule 7.06	Environmental Matters
Schedule 7.14	Subsidiaries
Schedule 7.15	Location of Business and Offices
Schedule 7.16	Properties; Titles
Schedule 7.18	Gas Imbalances, Prepayments
Schedule 7.19	Marketing of Production

Schedule 7.20	Swap Agreements and Qualified ECP Guarantor
Schedule 7.26	Minimum Volume Contracts
Schedule 7.28	Accounts
Schedule 9.02	Existing Debt
Schedule 9.03	Existing Liens
Schedule 9.05	Existing Investments
Schedule 9.14	Existing Transactions with Affiliates
Schedule 9.16	Existing Negative Pledge Agreements

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THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 26, 2025, is among Prairie Operating Co., a Delaware corporation (the “Borrower”), each of the Lenders from time to time party hereto and Citibank, N.A. (in its individual capacity, “Citi”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.  The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower;

B.   The Borrower has further requested that the Lenders, and the Lenders have agreed to, amend and restate in its entirety, as of the Effective Date, that certain Credit Agreement, dated as of December 16, 2024, with banks, financial institutions and other lending institutions from time to time parties as lenders thereto and Citibank, N.A., as administrative agent (as amended, supplemented or otherwise modified from time to time prior to the Effective Date, the “Existing Credit Agreement”);

B.   The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

C.   In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Term SOFR Determination Day” has the meaning assigned such term in the definition of “Term SOFR”.

“Account Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, which grants the Administrative Agent “control” as defined in the Uniform Commercial Code in effect in the applicable jurisdiction over any Deposit Account, Securities Account or Commodity Account maintained by the Borrower or any of its Subsidiaries, in each case, among the Administrative Agent, the applicable Borrower or Subsidiary and the applicable financial institution at which such Deposit Account, Securities Account or Commodity Account is maintained.

“Acquired Assets” means the “Assets” as defined in the Acquisition Agreement.

“Acquisition” means the acquisition by the Borrower and the Buyer Asset Cos (as defined in the Acquisition Agreement) of the Acquired Assets from the Sellers pursuant to the Acquisition Agreement.

“Acquisition Agreement” means that certain Purchase and Sale Agreement dated as of February 6, 2025, by and among the Borrower, Prairie Operating Co., LLC, Otter Holdings, LLC, Prairie SWD Co., LLC, Prairie Gathering I, LLC, Bayswater Resources LLC, Bayswater Fund III-A, LLC, Bayswater Fund III-B, LLC, Bayswater Fund IV-A, LP, Bayswater Fund IV-B, LP, Bayswater Fund IV-Annex, LP and Bayswater Exploration & Production, LLC.

“Additional Lender” has the meaning assigned to such term in Section 2.06(c)(i).

“Additional Lender Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(F).

“Additional Mortgaged Property” has the meaning assigned to such term in Section 3.04(c)(ii).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” has the meaning set forth in the introductory paragraph hereto.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means any (a) EEA Financial Institution or (b) UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent and each other agent appointed hereunder from time to time; and “Agent” shall mean either the Administrative Agent or such other agent, as the context requires.

“Aggregate Elected Commitment Amounts” at any time shall equal the sum of the Elected Commitments, as the same may be increased, reduced or terminated pursuant to Section 2.06(c). As of the First Amendment Effective Date, the Aggregate Elected Commitment Amounts are $475,000,000.

“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06. The Aggregate Maximum Credit Amounts of the Lenders as of the Effective Date is $1,000,000,000.

“Agreement” means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted Term SOFR for a one month Interest Period beginning on such day plus 1.0%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Adjusted Term SOFR, respectively.

“Ancillary Document” has the meaning assigned such term in Section 12.06(d).

“Anti-Corruption Laws” means all state or federal laws, rules, and regulations applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery, corruption or anti-money laundering, including the FCPA.

“Applicable Margin” means, for any day, with respect to any ABR Loan or SOFR Loan, or with respect to the commitment fee rate (the “Commitment Fee Rate”), as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<25%	>25% <50%	>50% <75%	>75% <90%	>90%
SOFR Loans	2.75%	3.00%	3.25%	3.50%	3.75%
ABR Loans	1.75%	2.00%	2.25%	2.50%	2.75%
Commitment Fee Rate	0.375%	0.375%	0.500%	0.500%	0.500%

Each change in the Applicable Margin and the Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Elected Commitment Amounts represented by such Lender’s Elected Commitment as such percentage is set forth on Annex I or in an Assignment and Assumption, as the case may be; provided that in the case of Section 2.09 when a Defaulting Lender shall exist, “Applicable Percentage” as used in such Section 2.09 shall mean the percentage of Aggregate Elected Commitment Amounts (disregarding any Defaulting Lender’s Elected Commitment) represented by such Lender’s Elected Commitment Amount, as applicable. If the Commitments have terminated or expired, the “Applicable Percentage”, with respect to each Lender, shall mean the value, expressed as a percentage, of such Lender’s Revolving Credit Exposure hereunder divided by the aggregate Revolving Credit Exposure of all Lenders hereunder.

“Approved Accountant” means (a) Deloitte, (b) Ernst & Young LLP, (c) KPMG LLP, (d) PricewaterhouseCoopers LLP, (e) Ham, Langston & Brezina L.L.P., and (f) any other independent certified public accounting firm of nationally recognized standing acceptable to the Administrative Agent.

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender and (b) any other Person if such Person or its credit support provider with respect to its Swap Agreements with the Credit Parties long term senior unsecured debt rating is BBB-/Baa3 by S&P or Moody’s (or their equivalent) or higher.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means (a) Ryder Scott Company, L.P., (b) Netherland, Sewell & Associates, Inc., (c) DeGolyer and MacNaughton, (d) Cawley, Gillespie & Associates, Inc., and (e) any other independent petroleum engineers proposed by the Borrower and reasonably acceptable to the Administrative Agent.

“Arrangers” means Citibank, N.A., KeyBanc Capital Markets Inc., MUFG Bank, Ltd., Truist Securities, Inc., BofA Securities, Inc., UMB Bank, N.A., Macquarie Bank Limited and any other arranger party hereto from time to time in their capacities as the lead arranger and bookrunner hereunder.

“ASC” means the Financial Accounting Standards Board Accounting Standards Codification, as in effect from time to time.

“Asset Swap” means the substantially contemporaneous purchase and sale or exchange of any Oil and Gas Properties owned by the Borrower or a Restricted Subsidiary between the Borrower or such Restricted Subsidiary, on one hand, and another Person, on the other hand.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit G or any other form approved by the Administrative Agent.

“Availability” means, as of any date, the Loan Limit then in effect less the total Revolving Credit Exposures.

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Price Deck” means the Administrative Agent’s internal price deck on a forward curve basis for each of oil, natural gas and other Hydrocarbons, as applicable, furnished to the Borrower by the Administrative Agent from time to time in accordance with the terms of this Agreement.

“Bank Products” means any of the following bank services: (a) commercial and corporate credit cards, merchant card services and purchase or debit cards, (b) stored value cards, (c) treasury management services and cash management agreements (including, without limitation, depository transactions, controlled disbursement, automated clearinghouse transactions, electronic funds transfers, return items, overdrafts and interstate depository network services) and (d) any other demand deposit account or operating account relationships and any other cash management services, including for collections and for operating, payroll and trust accounts of the Borrower or any of the Restricted Subsidiaries.

“Bank Products Provider” means any Lender or Affiliate of a Lender that provides Bank Products to the Borrower, any other Credit Party or any Restricted Subsidiary in its capacity as a provider of such Bank Products.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a)   the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“BOE Basis” means quantities of natural gas liquids translated into barrels of crude oil or mcf of natural gas, in each case based on equal energy content.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to the Borrowing Base Adjustment Provisions. As of the First Amendment Effective Date, the Borrowing Base is $475,000,000.

“Borrowing Base Adjustment Provisions” means Section 2.07(e), Section 2.07(f) or Section 2.07(g) and any other provision hereunder which adjusts (as opposed to redetermines) the amount of the Borrowing Base.

“Borrowing Base Asset Disposition” means (a) the sale, assignment, farm-out, conveyance, transfer, Asset Swap or other disposition of Borrowing Base Properties, including any of the foregoing to an Unrestricted Subsidiary or due to a Casualty Event, (b) the designation of an Unrestricted Subsidiary that owns Borrowing Base Properties and (c) the sale, assignment, transfer or other disposition of Equity Interests in any Subsidiary that owns any Borrowing Base Properties or any interest in Hydrocarbons produced or to be produced therefrom, provided that no such sale, assignment, farm-out, transfer or other disposition between or among the Credit Parties shall constitute a Borrowing Base Asset Disposition.

“Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceeds the Loan Limit then in effect; provided, that, for purposes of determining the existence and amount of any Borrowing Base Deficiency, obligations under any Letter of Credit will not be deemed to be outstanding to the extent such obligations are cash collateralized in the manner set forth in Section 2.08(j).

“Borrowing Base Properties” means (a) the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries included in the most recently delivered Engineering Reports or otherwise evaluated for purposes of determining or adjusting the Borrowing Base then in effect, including in connection with the Borrowing Base Adjustment Provisions and (b) the Midstream Assets of the Borrower and the Restricted Subsidiaries with respect to which Borrowing Base value has been given (by way of, among other things, lease operating expense reductions of the other Oil and Gas Properties of the Credit Parties) in the most recently delivered Engineering Reports or otherwise evaluated for purposes of determining or adjusting the Borrowing Base then in effect, including in connection with the Borrowing Base Adjustment Provisions.

“Borrowing Base Swap Liquidation” means the liquidation, monetization, unwinding, termination or transfer (by novation or otherwise) of any commodity Swap Agreement, or the amendment of any such Swap Agreement in any way that could reasonably be expected to reduce the Borrowing Base value thereof, as determined by the Administrative Agent in its sole discretion, including any sale, assignment, transfer or other disposition of Equity Interests in any Restricted Subsidiary that is a party to any such commodity Swap Agreement to a party that is not a Credit Party; provided that none of the following shall constitute a Borrowing Base Swap Liquidation: (a) any transfer (by novation or otherwise) of a Swap Agreement between or among the Credit Parties, (b) any novation of a Swap Agreement on the same terms from the existing counterparty to an Approved Counterparty, with a Credit Party being the “remaining party” for purposes of such novation, (c) the termination of a Swap Agreement at the end of its stated term and (d) any replacement, in a substantially contemporaneous transaction, of one or more Swap Agreements of any Credit Party with one or more Swap Agreements with any Credit Party covering Hydrocarbons of the type that were hedged pursuant to such replaced Swap Agreement(s) and with notional volumes, prices, tenors and economic effect during such tenors not less favorable to the applicable Credit Party as those set forth in such replaced Swap Agreement(s) and without cash payments or other consideration provided to any Credit Party in connection therewith; provided that if a Swap Agreement shall be partially replaced pursuant to clause (d) of this definition, then only the part of such Swap Agreement that is not so replaced shall be treated as the subject of a Borrowing Base Swap Liquidation.

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Base Value” means (a) with respect to the Borrowing Base Properties that are acquired in a Specified Acquisition or transferred in any Borrowing Base Asset Disposition, the value that the Administrative Agent allocates to such Borrowing Base Properties (which, in the case of Midstream Assets, among other things, is determined by reference to the discounted present value of the net effect of such transfer on the amount of lease operating expenses of the other Oil and Gas Properties of the Credit Parties on a pro forma basis after giving effect to such transfer) in connection with the most recent determination or adjustment of the Borrowing Base hereunder and (b) with respect to the commodity Swap Agreement that is the subject of any Borrowing Base Swap Liquidation, the value that the Administrative Agent, allocates to such Swap Agreement in connection with the Borrowing Base existing at the time of such Borrowing Base Swap Liquidation.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent.

“Building” shall have the meaning assigned to such term in the applicable Flood Insurance Regulation.

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in New York are authorized or required by law to close.

“Cash Equivalents” means:

(a) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof;

(b) commercial paper maturing within one year from the date of acquisition thereof rated in the highest grade by S&P or Moody’s;

(c) demand deposits, and time deposits maturing within one year from the date of creation thereof, with or issued by any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of at least A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively; and

(d) deposits in money market funds at least 95% of whose assets are cash and Investments described in the preceding clauses (a), (b) and (c) or otherwise complying with Rule 2a-7 of the SEC.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property (including any improvements thereon) of any Credit Party or any of their Restricted Subsidiaries.

“CERCLA” has the meaning set forth in the definition of “Environmental Laws.”

“CFC” means a “controlled foreign corporation” as defined in Section 957 of the Code.

“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c)  compliance by any Lender or an Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, for the purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, are deemed to have gone into effect and to have been adopted after the date of this Agreement.

“Change of Control” shall mean the occurrence of any of the following events:

(a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or “group” (within the meaning of the Securities Act and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof);

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than any Permitted Holder) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Capital Stock of the Borrower entitled to vote for members of the Board of Directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right);

(c) during any period of 24 consecutive months commencing on or after the Effective Date, the occurrence of a change in the composition of the Board of Directors of the Borrower such that a majority of the members of such Board of Directors are not Continuing Directors;

(d) there shall have occurred under any documents evidencing Material Debt any “change in control” or similar provision (as set forth in any documents evidencing Debt) obligating the Borrower or any of its Restricted Subsidiaries to repurchase, redeem, or repay all or any part of the Material Debt provided for therein;

(e) until the Existing Subordinated Note has been redeemed and terminated, any event that constitutes a Change of Control (as defined in the Existing Subordinated Note) shall occur; or

(f) there shall have occurred any Fundamental Change (as defined in the Specified Preferred Equity COD).

“Citi” has the meaning set forth in the introductory paragraph hereto.

“Closing Date Financial Statements” means the consolidated financial statement or statements of the Borrower and its Restricted Subsidiaries referred to in Section 7.04(a).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and the regulations promulgated thereunder.

“Collateral” means all Property of the Credit Parties, now owned or hereafter acquired, upon which a Lien is created or purported to be created by any Security Instrument, including without limitation, the Mortgaged Property, but excluding any Excluded Property.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06, (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b) or (c) modified by any other amendment or modification of such Commitments permitted under this Agreement; and “Commitments” means the aggregate amount of the Commitments of all Lenders. The amount representing each Lender’s Commitment shall at any time be such Lender’s Applicable Percentage of the Loan Limit.

“Commitment Fee Rate” has the meaning set forth in the definition of “Applicable Margin”.

“Commodity Account” shall have the meaning set forth in Article 9 of the UCC.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.02 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Assets” means, as of any date of determination, the sum of (a) the consolidated current assets under GAAP of the Borrower and its Consolidated Restricted Subsidiaries as of such date (including the unused amount of the Commitments to the extent that the Borrower is permitted to borrow such amount under the terms of this Agreement, including Section 6.02 hereof, but excluding (i) non-cash assets under ASC 410 and ASC 815 and (ii) deferred tax assets) and (b) to the extent not otherwise constituting current assets under GAAP, any Cash Equivalents of the Borrower and its Consolidated Restricted Subsidiaries as of such date.

“Consolidated Current Liabilities” means, as of any date of determination, the consolidated current liabilities under GAAP of the Borrower and its Consolidated Restricted Subsidiaries as of such date, but excluding (a) non-cash obligations under ASC 410 and ASC 815 and (b) current maturities under this Agreement or the Existing Subordinated Note.

“Consolidated Net Income” means with respect to the Borrower and its Consolidated Restricted Subsidiaries, for any period and without duplication, the aggregate of the net income (or loss) of the Borrower and its Consolidated Restricted Subsidiaries after allowances for Taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or any Consolidated Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Restricted Subsidiaries in accordance with GAAP) or of any Unrestricted Subsidiary, except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Restricted Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any gains or losses attributable to writeups or writedowns of assets; (e) any non-cash, mark-to-market gains or losses under ASC 815 as the result of changes in the fair market value of derivatives (and any statements replacing, modifying or superseding such statement); (f) any cancellation of indebtedness income; and (g) the net income (or loss) of any Person resulting from asset sales, including Swap Liquidations (solely to the extent such Swap Liquidation is in respect of volumes for calendar years following the year in which the Swap Liquidation is effective) but excluding the sale of Hydrocarbons in the ordinary course of business.

“Consolidated Restricted Subsidiaries” means any Restricted Subsidiaries that are Consolidated Subsidiaries.

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Consolidated Unrestricted Subsidiaries” means any Unrestricted Subsidiaries that are Consolidated Subsidiaries.

“Continuing Director” shall mean, with respect to any period, any individuals (A) who were members of the board of directors or other equivalent governing body of the Borrower on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Note” means that certain Convertible Promissory Note, issued on September 30, 2024 by the Borrower to YA II PN, Ltd. pursuant to the Standby Equity Purchase Agreement.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit Parties” means, collectively, the Borrower and each Guarantor, and “Credit Party” means any one of the foregoing.

“Cure Amount” has the meaning assigned to such term in Section 9.01(c).

“Cure Period” has the meaning assigned to such term in Section 9.01(c).

“Current Ratio” means, as of any date of determination, the ratio of (a) Consolidated Current Assets as of such date to (b) Consolidated Current Liabilities as of such date.

“Debt” means, for any Person, the sum of the following (without duplication):

(a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes, loan agreements or other similar instruments;

(b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments;

(c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (excluding (i) any earn out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (ii) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP);

(d) all obligations under Finance Leases;

(e) all obligations under Synthetic Leases;

(f) all Swap Obligations;

(g) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person, to the extent of the lesser of (i) the amount of such Debt and (ii) the fair market value (as determined by the Borrower in good faith) of the Property of such Person securing such Debt;

(h) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss;

(i)  all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others and, to the extent entered into as a means of providing credit support for the obligations of others and not primarily to enable such Person to acquire any such Property, all obligations or undertakings of such Person to purchase the Debt or Property of others;

(j)  obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business;

(k) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person;

(l) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability;

(m) Disqualified Capital Stock; and

(n) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment;

provided that Debt shall not include (x) any obligations described in clause (k) of this definition to the extent such obligations are in respect of Minimum Volume Contracts, firm transportation agreements, take or pay contracts or other similar arrangements in the ordinary course of business or (y) the Specified Preferred Equity issued pursuant to the Specified Preferred Equity Documentation as in effect on the Effective Date.

Except as explicitly set forth above, the Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied; (b) has notified the Borrower or the Administrative Agent, any Issuing Bank or any other Lender in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within three (3) Business Days after request by the Administrative Agent or a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s and such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent; or (d) has (or whose parent company has) become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Disqualified Capital Stock” means any Equity Interest that (a) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of any change of control or asset sale so long as any rights of the holders of such Equity Interests upon the change of control or asset sale (including a condemnation or casualty event) shall be subject to the prior occurrence of Payment in Full), or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof (except as a result of any change of control or asset sale so long as any rights of the holders of such Equity Interests upon the change of control or asset sale shall be subject to the prior occurrence of Payment in Full), in whole or in part, on or prior to the date that is 6 months after the earlier of (i) the Maturity Date and (ii) Payment in Full, (b) provides for mandatory payment of dividends in cash or other Property on or prior to the date that is 6 months after the earlier of (i) the Maturity Date and (ii) Payment in Full or (c) is or becomes convertible or exchangeable for Debt or any other Equity Interest that would constitute Disqualified Capital Stock; provided that any Equity Interests held by any future, present or former employee, director, manager or consultant of the Borrower or any of its Restricted Subsidiaries or any other entity in which a Credit Party has an Investment and is designated in good faith as an “affiliate” by the board of directors or managers of the Borrower, in each case pursuant to any equity holders’ agreement, management equity plan or stock incentive plan or any other compensation or employee benefit plan or agreement shall not constitute Disqualified Capital Stock solely because it may be repurchased or redeemed by the Borrower or one of its Restricted Subsidiaries. Notwithstanding the foregoing, the Specified Preferred Equity issued pursuant to the Specified Preferred Equity Documentation as in effect on the Effective Date (or as amended in accordance with Section 9.04(c)) shall not be considered Disqualified Capital Stock.

“Distributable Free Cash Flow” means, as of any time of determination following the first fiscal quarter for which financial statements have been delivered to the Administrative Agent following the Effective Date, an amount equal to:

(a) Free Cash Flow for the period starting on the later to occur of (x) the first day of the quarter in which the Effective Date occurred and (y) the first day of the most recently ended Test Period and ending on the last day of the most recently ended Test Period, minus

(b) the difference (if positive) of

(i)  the aggregate amount of the Free Cash Flow Utilizations that have occurred during such Test Period and through such time of determination, minus

(ii)  the aggregate amount of any Free Cash Flow Utilizations that occurred during such Test Period and which are attributable to Free Cash Flow generated during the four fiscal quarter period ending immediately prior to such Test Period.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (a) Interest Expense, depreciation, depletion, amortization and exploration expenses (to the extent the Borrower adopts the successful efforts method of accounting), and all Taxes based on income, profits or capital, franchise and margin Taxes and other similar Taxes, including federal and state and local Taxes, foreign income and withholding Taxes, (b) other noncash charges and losses (provided that if any such noncash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDAX to such extent), (c) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDAX or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDAX or Consolidated Net Income for any previous period and not added back, (d) Transaction Costs with respect to the Transactions, (e) the amount of any extraordinary or non-recurring gains or losses not already governed by clauses (a) through (d) above, minus all noncash income and gains to the extent added to Consolidated Net Income in such period; provided that if the Borrower or any Restricted Subsidiary shall acquire or dispose of any Property having a fair market value equal to 5.0% of the then effective Borrowing Base during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period and if during such period a Subsidiary shall be designated as an Unrestricted Subsidiary or redesignated as a Restricted Subsidiary, EBITDAX shall be calculated after giving pro forma effect to such designation or redesignation, as if such designation or redesignation had occurred on the first day of such period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Elected Commitment” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Elected Commitment”, as the same may be increased, reduced or terminated from time to time in connection with an optional increase, reduction or termination of the Aggregate Elected Commitment Amounts pursuant to Section 2.06(c).

“Elected Commitment Increase Certificate” has the meaning given to such term in Section 2.06(c)(ii)(E).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Engineering Reports” has the meaning assigned such term in Section 2.07(c)(i).

“Environmental Laws” means any and all Governmental Requirements pertaining to the protection of the environment or human health and safety (to the extent relating to exposure to Hazardous Materials), the preservation or reclamation of natural resources, or the generation, use, treatment, storage, management, transportation, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting business, or where any Property of the Borrower or any Subsidiary is located, including, without limitation, the Oil Pollution Act of 1990, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and the Hazardous Materials Transportation Act, as amended, and any foreign, state, provincial or local counterparts or analogues.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, waiver, variance, or other authorization required under, or issued to any Credit Party by any Governmental Authority pursuant to, applicable Environmental Laws.

“Equity Contribution” means the direct or indirect investment by investors in the Borrower, in the form of common equity (including as roll over equity pursuant to the Acquisition Agreement) and preferred equity (other than Disqualified Capital Stock) to the Borrower in an aggregate amount at least equal to $200,000,000.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest, but excluding any debt securities convertible into such equity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, any successor statute thereto, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Restricted Subsidiary would be deemed to be a “single employer” within the meaning of sections 414(b) or (c) of the Code or, solely for purposes of section 302 of ERISA or section 412 of the Code, is treated as a single employer under sections 414(m) or (o) of the Code. Any entity that qualified as an ERISA Affiliate on any date prior to the date hereof, shall continue to be an ERISA Affiliate, under this definition, for any period during which any of the Borrower or a Restricted Subsidiary could remain liable under the Code or ERISA on account of such prior ERISA Affiliate status.

“ERISA Event” means (a) the occurrence of a “Reportable Event” described in section 4043(c) of ERISA with respect to a Plan subject to Title IV of ERISA that is a single employer plan as defined in section 4001 of ERISA, other than a Reportable Event as to which the provisions of thirty (30) days’ notice to the PBGC is expressly waived under applicable regulations, (b) the filing by the Borrower, a Restricted Subsidiary or any ERISA Affiliate pursuant to section 412(c) of the Code or section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (c) the withdrawal of the Borrower, a Restricted Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA or the incurrence by the Borrower, a Restricted Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan, (d) a determination that a Plan is, or is expected to be, insolvent, or in “endangered” or “critical” status (within the meaning of sections 431 or 432 of the Code), (e) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (f) the institution of proceedings to terminate a Plan by the PBGC, (g) receipt by the Borrower, a Restricted Subsidiary or any ERISA Affiliate of a notice of withdrawal liability pursuant to section 4202 of ERISA, (h) the occurrence of any other event or condition which would reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or (i) the assessment or imposition of any other liability under Title IV of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 11.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.12(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 11.12(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.12(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.12(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained on the books of the applicable Person in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension, public liability, or environmental, health or safety obligations which are not overdue by more than thirty (30) days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens, in each case, arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not overdue by more than thirty (30) days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause (d) does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Borrower or any of its Restricted Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Restricted Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes for which such Property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (i) encumbrances consisting of deed restrictions, zoning restrictions, and other similar restrictions on the use of Oil and Gas Properties, none of which, in the aggregate, materially impairs the use of such property by the Borrower or any Restricted Subsidiary in the operation of its business or materially detracts from the value of such properties, and none of which, in the aggregate, is or shall be violated in any material respect by existing proposed operations; (j) purported Liens evidenced by the filing of UCC financing statements solely as a precautionary measure in connection with operating leases of personal property; (k) Immaterial Title Deficiencies; and (l) Liens on cash earnest money deposited pursuant to the terms of an agreement to acquire assets used in, or Persons engaged in, the oil and gas business, as permitted by this Agreement; provided, further, that (i) Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced (or if commenced, has been stayed) and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Secured Parties is to be hereby implied or expressed by the permitted existence of such Excepted Liens and (ii) the term “Excepted Liens” shall not include any Lien securing Debt for borrowed money other than the Obligations.

“Excess Cash” means, as of any date of determination, cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries (other than Excluded Cash) in excess of $20,000,000.

“Excluded Accounts” means (a) Deposit Accounts the balance of which consists exclusively of (i) withheld Taxes and federal, state or local employment Taxes required to be paid to the IRS or state or local government agencies with respect to employees of the Borrower or any Restricted Subsidiary and (ii) amounts required to be paid over to a Benefit Plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Borrower or any Restricted Subsidiary, (b) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts, trust accounts, and accounts dedicated to the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of the Borrower or any Restricted Subsidiary, (c)  Deposit Accounts holding exclusively trust funds and amounts held in suspense in respect of royalty obligations owed to a person other than the Borrower or a Restricted Subsidiary, (d) Deposit Accounts or Securities Accounts constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party ~~and~~, (e) de minimis Deposit Accounts the balance of which is equal to or less than $500,000 for any individual accounts and $1,000,000 in the aggregate for all such accounts, in each case of the end of each day and (f) zero balance accounts.

“Excluded Cash” means, at any time, (a) any cash set aside to pay royalty obligations, obligations to non-operating working interest owners, suspense payments, similar payments as are customary in the oil and gas industry, severance and ad valorem taxes, payroll, payroll taxes, other Taxes, and employee wage and benefit payment obligations of the Borrower or any Restricted Subsidiary then due and owing (or to be due and owing within five (5) Business Days) and for which the Borrower or such Restricted Subsidiary has issued checks or has initiated wires or ACH transfers or will issue checks or initiate wires or ACH transfers within five (5) Business Days in order to make such payments, (b) to the extent the payment of such amounts are not prohibited by this Agreement, other amounts in respect of which the Borrower or any Restricted Subsidiary has issued checks or has initiated wires or ACH transfers to Persons that are not Affiliates of a Credit Party but that have not yet been subtracted from the balance in the relevant account of the Borrower or any Restricted Subsidiary, (c) any cash of the Borrower and its Restricted Subsidiaries (i) constituting pledges and/or deposits securing any binding and enforceable purchase and sale agreement with any Persons who are not Affiliates of the Borrower or any Restricted Subsidiary (ii) constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party, (iii) purchase price deposits held in escrow by an unaffiliated third party pursuant to a binding and enforceable purchase and sale agreement containing customary provisions regarding the payment and refunding of such deposits, in each case to the extent permitted by this Agreement, (d) cash or Cash Equivalents of any Credit Party to be used by any Credit Party within five (5) Business Days to pay the purchase price for any acquisition of any assets or property by such Credit Party pursuant to an executed and binding agreement between such Credit Party and a third-party seller that is not an Affiliate of the Borrower or any Restricted Subsidiary, (e) cash deposited with an Issuing Bank to cash collateralize Letters of Credit in accordance with Section 2.08(j) and (f) any cash or Cash Equivalents subject to a Lien pursuant to clause (g) of the definition of “Excepted Liens”.

“Excluded Property” means (a) any motor vehicles, rolling stock or other assets in which a lien can only be perfected by action with respect to a certificate of title (except to the extent the security interest in such assets can be perfected by the filing of an “all assets” UCC-1 financing statement); (b) any assets to the extent that, and only for so long as, the granting of security interests in such assets would be prohibited by an enforceable contractual obligation binding on the assets that existed at the time of the acquisition thereof and was not created or made binding on the assets in contemplation or in connection with the acquisition of such assets, applicable law or regulation (in each case, except to the extent such prohibition (i) could be waived by the Borrower, any other Credit Party, any Restricted Subsidiary or any Affiliate of any of the foregoing, (ii) is the result of an attempt to circumvent the collateral requirements of the Loan Documents or (iii) is unenforceable after giving effect to all applicable provisions of the UCC or any other applicable Governmental Requirement, other than proceeds thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibitions) or to the extent that such security interests would require obtaining the consent of any Governmental Authority with jurisdiction over such property or assets; provided that, immediately upon the ineffectiveness, waiver, lapse or termination of any such provision, the Collateral shall include, and such Credit Party shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; (c) margin stock and, to the extent prohibited by the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement with an unaffiliated third parties, equity interests in any person other than Wholly-Owned Subsidiaries or Restricted Subsidiaries (but only for so long as such restriction, or any replacement or renewal thereof, is in effect and was not entered into in contemplation of such property becoming Excluded Property); (d) any Trademark application filed in the United States Patent and Trademark Office on the basis of the Borrower or any Restricted Subsidiary’s intent-to-use such trademark prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent, and only for so long as, the granting by the Borrower or any Restricted Subsidiary of a security interest therein would result in the loss by the Borrower or any Restricted Subsidiary of any material rights therein, or impair the validity or enforceability of any registration that issues therefrom under applicable federal law; (e) any contract, license, agreement, instrument or other document (or any items of property, subject thereto) to the extent that, and only for so long as, the grant of a security interest therein is prohibited thereby, or constitutes a default thereunder (other than to the extent that the term in such contract, license, agreement, instrument or other document providing for such termination or default is ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any successor provision or provisions of any relevant jurisdiction or any other applicable law or regulation or principles of equity); provided that, immediately upon the ineffectiveness, waiver, lapse or termination of any such provision, the Collateral shall include, and the Borrower and any Restricted Subsidiary shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; (f) any equipment or other asset owned by the Borrower or any Restricted Subsidiary that is subject to a purchase money lien or a Finance Lease, in each case, as permitted under the Loan Documents, if the contract or other agreement in which such Lien is granted (or the documentation providing for such Finance Lease) prohibits or requires the consent of any Person other than the Borrower, the Restricted Subsidiaries or any Affiliate of the foregoing as a condition to the creation of any other security interest on such equipment or asset, such consent has not been obtained, and, in each case, such prohibition or requirement is permitted by the Loan Documents; (g) any Letter-of-Credit Rights (other than to the extent a Lien thereon can be perfected by filing an “all assets” UCC-1 or automatically as a supporting obligation for other collateral required to be perfected under the Loan Documents); (h) those assets as to which the Administrative Agent and the Borrower reasonably determine in writing that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby; (i) Equity Interests in any CFC or FSHCO representing in excess of 65% of the voting Equity Interests in such CFC or FSHCO; (j) any assets located outside of the United States to the extent that such assets require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets under such non-U.S. jurisdiction, including any intellectual property registered in any non-U.S. jurisdiction; (k) any Building or Manufactured (Mobile) Home; (l) [reserved]; (m) proceeds from the issuance of Equity Interests to the extent used substantially simultaneously to offset any obligations at any time owing by the Borrower under the Existing Subordinated Note and (m) Equity Interests in any Unrestricted Subsidiary; provided that “Excluded Property” shall, in the case of clauses (b) and (d) of this definition, not be construed to limit, impair or otherwise affect the Administrative Agent’s continuing security interests in the Borrower or any Restricted Subsidiary’s rights to or interests of the Borrower or any Restricted Subsidiary in (x) monies due or to become due under any such contract, license, agreement, instrument or other document (to the extent not prohibited by such contract, license, agreement, instrument or other document and applicable law), or (y) any proceeds from the sale, license, lease or other disposition of any such contract, license, agreement, instrument or other document, in each case, unless such monies or proceeds would constitute Excluded Property.

Notwithstanding the foregoing, Excluded Property shall not include, and therefore the Collateral shall include (i) any right to receive proceeds from the sale or other disposition of Excluded Property, (ii) any Proceeds, products, substitutes or replacements of any Excluded Property (unless such Proceeds, products, substitutes or replacements independently constitute Excluded Property), (iii) real property, including Hydrocarbon Interests except those assets as to which the Required Lenders and the Borrower reasonably determine that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby, (iv) all equity interests in Subsidiaries of the Borrower or its Restricted Subsidiaries (other than margin stock), (v) the right to any distributions (whether periodic or in liquidation or dissolution) with respect to any Equity Interests, (vi) Hydrocarbons, (vii) as-extracted collateral, (viii) fixtures and (xi) all rights of the Borrower and its Restricted Subsidiaries under (A) any oil and gas leases or (B) any agreement between such Borrower or its Restricted Subsidiaries and any Affiliate thereof.

“Excluded Swap Obligation” means, with respect to any Credit Party individually determined on a Credit Party by Credit Party basis, any Debt in respect of any Swap Agreement if, and solely to the extent that, all or a portion of the guarantee by such Credit Party of, or the grant by such Credit Party of a security interest or other Lien to secure, such Debt in respect of any Swap Agreement (or any guarantee thereof) is or becomes illegal under, the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest or other Lien becomes effective with respect to such related Debt in respect of any Swap Agreement. If any Debt in respect of any Swap Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Debt in respect of any Swap Agreement that is attributable to swaps for which such guarantee or security interest or other Lien is or becomes illegal.

“Excluded Taxes” means, any of the following Taxes imposed on or with respect to the Administrative Agent, any Lender, or any Issuing Bank, as applicable (each, a “Recipient”) or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on (or measured by) net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes that are imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (1) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.04(b)) or (2) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.03(f), and (d) any withholding Taxes imposed by FATCA.

“Existing Subordinated Note” means that certain Amended and Restated Subordinated Note, entered into as of December 16, 2024, by and among the Borrower, First Idea Ventures LLC and The Hideaway Entertainment LLC.

“Fall 2025 Borrowing Base Redetermination Date” means the effective date of the Scheduled Redetermination of the Borrowing Base to occur on or around October 1, 2025 pursuant to, and in accordance with, Section 2.07.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate and (b) zero percent (0.00%).

“Fee Letters” means (a) that certain JLA Fee Letter dated as of February 6, 2025, by and among the Borrower and the Arrangers, (b) that certain Fee Letter dated as of February 6, 2025, by and between the Borrower and Citibank, N.A., (c) those certain Fee Letters dated as of June 10, 2026, by and between the Borrower and Citibank, N.A. and (~~b~~d) any other fee letters that may be entered into from time to time between the Borrower and the Administrative Agent and/or any Arranger.

“Finance Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as finance leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Financial Officer” means, for any Person, the president, any vice president, chief financial officer, chief accounting officer, principal accounting officer or treasurer of such Person. Unless otherwise specified, all references herein to a Financial Officer mean a Financial Officer of the Borrower.

“First Amendment Effective Date” means June 6, 2025.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Free Cash Flow” means, for any Test Period, to the extent generated after the first day of the quarter in which the Effective Date occurred, EBITDAX of the Borrower and its Consolidated Restricted Subsidiaries for such Test Period minus the increase (or plus the decrease) in working capital from the previous Test Period as would be shown in the cash flow from operating activities section of the Borrower’s statement of cash flows prepared using the indirect method in accordance with GAAP for such Test Period minus the sum, in each case without duplication, of the following amounts for such period:

(a) voluntary, mandatory and scheduled cash prepayments and repayments of any outstanding principal of Debt for borrowed money of the Borrower and the Consolidated Group (other than the Loans) which cannot be reborrowed pursuant to the terms of such Debt (other than any Free Cash Flow Utilization pursuant to clause (c) of the definition of “Free Cash Flow Utilization”), (excluding such payments financed by any issuance or incurrence of Debt, debt securities or other similar debt instruments (in each case other than proceeds of the Loans),

(b) capital expenditures made in cash, (excluding such capital expenditures financed by any issuance or incurrence of Debt, debt securities or other similar debt instruments (in each case other than proceeds of the Loans)),

(c) Interest Expense paid in cash minus cash interest income,

(d) Taxes paid in cash,

(e) exploration expenses or costs paid in cash,

(f)  Investments made in cash (other than any Free Cash Flow Utilization pursuant to clause (a) of the definition of “Free Cash Flow Utilization”),

(g) Restricted Payments made in cash (other than any Free Cash Flow Utilization pursuant to clause (b) of the definition of “Free Cash Flow Utilization”), and

(h) to the extent not included in the foregoing and added back in the definition of EBITDAX, any other cash charge that reduces the earnings of the Borrower and its Consolidated Restricted Subsidiaries.

“Free Cash Flow Utilizations” means each of the following: (a) any Investment made pursuant to Section 9.05(g)(i), (b) any Restricted Payment made pursuant to Section 9.04(a)(iii)(A) and (c) any Redemption made pursuant to Section 9.04(b)(i)(D)(1).

“FSHCO” means a Subsidiary that owns (directly or indirectly) no material assets other than Equity Interests (or Equity Interests and debt interests) of one or more CFCs and/or other FSHCOs.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation (including any tribal nation) or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, commission, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantee and Collateral Agreement” means an Amended and Restated Guarantee and Collateral Agreement among each Credit Party and the Administrative Agent in substantially the form of Exhibit F unconditionally guarantying, on a joint and several basis, payment of the Obligations and granting Liens and security interests in the Equity Interests in the Restricted Subsidiaries owned by such Credit Parties and the Credit Parties’ other personal property constituting Collateral (as defined therein) in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Obligations.

“Guarantors” means (a) the Borrower and (b) each Material Subsidiary, other Domestic Subsidiary or other Person that guarantees the Obligations pursuant to Section 8.13(b) or otherwise pursuant to the Guarantee and Collateral Agreement.

“Hazardous Material” means (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning, import or regulatory effect found in, or for which liability or standards of conduct may be imposed pursuant to, any Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon, infectious or regulated medical wastes.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Title Deficiencies” shall mean, with respect to Oil and Gas Properties, defects or clouds on title, discrepancies in reported net revenue and working interest ownership percentage and other Liens, defects, discrepancies and similar matters which do not, individually or in the aggregate, affect Oil and Gas Properties with a present value greater than five percent (5.0%) of the present value of all Oil and Gas Properties.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 12.03(b).

“Information” shall have the meaning assigned to such term in Section 12.11.

“Initial Reserve Report” means the Reserve Report prepared by Cawley, Gillespie & Associates, Inc. as of November 30, 2024.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent.

“Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate gross interest expense of the Borrower and its Consolidated Restricted Subsidiaries for such period, including to the extent included in interest expense under GAAP: (a) amortization of debt discount, (b) capitalized interest and (c) the portion of any payments or accruals under Finance Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Termination Date and (b) with respect to any SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Termination Date.

“Interest Period” means, as to any SOFR Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Borrowing Request or Interest Election Request; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no Interest Period shall extend beyond the Maturity Date and (d) no tenor that has been removed from this definition pursuant to Section 3.03 shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.

“Interim Redetermination” has the meaning assigned such term in Section 2.07(b).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).

“Internal Petroleum Engineer” means the chief engineer of the Borrower or another officer of the Borrower reasonably acceptable to the Administrative Agent.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests in any other Person (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property (other than Equity Interests) of another Person that constitutes a business unit; or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, any Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“IRS” means the United States Internal Revenue Service.

“Issuing Banks” means each of Citi and any other Lender that agrees in writing with the Borrower and the Administrative Agent to issue Letters of Credit under this Agreement, in each case in their capacity as the issuer of Letters of Credit hereunder, and any successors in such capacity as provided in Section 2.08(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“July 2026 Redetermination” has the meaning assigned to such term in Section 2.07(b).

“LC Commitment” means, at any time, an amount equal to 10% of the Loan Limit in effect at such time.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“LC Issuance Limit” means, with respect to each Issuing Bank, the amount set forth on Annex II opposite such Issuing Bank’s name.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned such term in Section 12.03(d).

“Lenders” means the Persons listed on Annex I, any Person that shall have become a party hereto pursuant to an Assignment and Assumption or any amendment or modification to this Agreement and any Person that shall have become a party hereto as an Additional Lender pursuant to Section 2.06(c), in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any standby letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Banks relating to any Letter of Credit.

“Liabilities” means any losses, claims (including intraparty claims), written demands, damages or liabilities of any kind.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, dedications, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and its Restricted Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Liquidity” means, as of any date, Unrestricted Cash plus the Loan Limit then in effect less the total Revolving Credit Exposures.

“Loan Documents” means this Agreement, the Fee Letters, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments and any other agreement or document executed by a Credit Party in favor of the Administrative Agent and/or one or more Lenders in connection with any of the foregoing, or which has been designated by the Borrower and the Administrative Agent as a “Loan Document”.

“Loan Limit” means the least of (a) the Aggregate Maximum Credit Amount, (b) the then effective Borrowing Base and (c) the Aggregate Elected Commitment Amounts at such time.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means, (a) if there are less than three Lenders at such time, all Lenders, and (b) if there are three or more Lenders at such time, (i) at any time while no Loans or LC Exposure is outstanding, Lenders having greater than fifty percent (50%) of the Aggregate Maximum Credit Amounts; and (ii) at any time while any Loans or LC Exposure is outstanding, Lenders holding greater than fifty percent (50%) of the Revolving Credit Exposure (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the Revolving Credit Exposure of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders; provided further that a Lender and any Affiliates of such Lender that are also Lenders shall be treated as a single Lender for the purposes of clause (a) of this definition.

“Manufactured (Mobile) Home” shall have the meaning assigned to such term in the applicable Flood Insurance Regulation.

“Material Adverse Effect” means an event, circumstance or condition that has had, or would reasonably be expected to have, a material adverse change in, or material adverse effect on (a) the business, operations, assets, Property, liabilities (actual or contingent) or financial condition of the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to perform their payment obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of the Administrative Agent, any other Agent, the Issuing Banks or any Lender under any Loan Document.

“Material Debt” means (a) any Specified Additional Debt and (b) any other Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value of such Swap Agreement.

“Material Subsidiary” means, as of any date, any Restricted Subsidiary that (a) is a Wholly-Owned Subsidiary or (b)(i) is not a Wholly-Owned Subsidiary and (ii) together with its subsidiaries, owns Property having a fair market value of $1,000,000 or more, (c) becomes a guarantor or an obligor under any Specified Additional Debt, (d) otherwise is or becomes a Guarantor pursuant to Section 8.13 or (e) owns Oil and Gas Properties. In no event shall the aggregate fair market value of all Property owned by all Restricted Subsidiaries that are not Material Subsidiaries exceed $2,500,000.

“Maturity Date” means March 26, 2029.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), (b) modified from time to time pursuant to Section 2.06(c) or (c) increased, created or modified from time to time pursuant to any assignment permitted by Section 12.04(b) or amendment or other modification to this Agreement.

“Midstream Assets” means Property used in connection with the following activities: ownership, operation, maintenance, expansion, construction, commissioning and decommissioning of, and acquisition of, natural gas, oil, condensate, and water conditioning, treating, processing, and, as applicable, compression facilities, gathering systems and pipelines, marketing of capacity on such gathering systems and pipelines, buying and selling natural gas, oil, condensate, and water in connection therewith, the provision of compression services in connection therewith, and all other acts or activities incidental or related to any of the foregoing.

“Minimum Volume Contract” means any contract or analogous arrangement containing a “take-or-pay”, “ship-or-pay”, purchase and sale agreement, advance payment, prepayment or similar provision that (a) contains a commitment by the Borrower or any of the Restricted Subsidiaries to a minimum capacity in a gathering system, pipeline, processing, compression, treatment, disposal or other midstream, downstream, transportation or similar facility or otherwise guarantees a fixed fee or minimum thru-put volume, minimum revenue or minimum return in respect of a marketing or purchase and sale arrangement or a gathering system, pipeline, processing, compression treatment, disposal or other midstream, downstream, transportation or similar facility or arrangement or the capital utilized to construct or acquire any of the foregoing, (b) includes an agreement by such Person to pay for such commitment regardless of whether such capacity or thru-put is actually utilized or otherwise pay for such fixed fee or guaranteed amount irrespective of the utilization of facilities or volumes provided for sale under a purchase and sale arrangement or similar marketing arrangement and (c) is not cancellable or terminable on less than six (6) months’ notice.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by any Credit Party which is subject to the Liens existing and to exist under the terms of the Mortgages.

“Mortgages” means all mortgages, deeds of trust and similar documents, instruments and agreements creating, evidencing, perfecting or otherwise establishing the Liens on Mortgaged Property to secure payment of the Obligations or any part thereof, in each case, in form and substance reasonably acceptable to the Administrative Agent.

“MVC Obligations” means the obligation of the Borrower or any Restricted Subsidiary to perform and/or pay for services under a Minimum Volume Contract.

“Net Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Total Debt as of such date minus (ii) Unrestricted Cash as of such date (provided that the amount of Unrestricted Cash shall not exceed the greater of (x) 10% of the Borrowing Base then in effect and (y) $40,000,000) to (b) EBITDAX for the Rolling Period then ending; provided that in calculating EBITDAX for the fiscal quarters ending on March 31, 2025, June 30, 2025 and September 30, 2025, the “Rolling Period” for such calculations shall begin on January 1, 2025 and be annualized as applicable.

“Net Proceeds” means the aggregate cash proceeds actually received by a the Borrower or a Subsidiary Guarantor in respect of any issuance or sale of Equity Interests, any issuance or incurrence of Debt, debt securities or other instruments, any sale, lease, conveyance, disposition or other transfer of Property (including any cash subsequently received upon the sale or other disposition or collection of any non-cash consideration received in any sale), any Swap Liquidation, or Casualty Event, net of (a) the direct costs relating to such event (including legal, accounting and investment banking fees, and sales commissions paid to unaffiliated third parties), (b) Taxes paid or payable as a result thereof and (c) the principal amount of, and accrued and unpaid interest and premiums on, Debt (other than the Obligations) which is secured by a Lien upon any of the assets being sold and which must mandatorily be repaid as a result of such sale.

“New Borrowing Base Notice” has the meaning assigned such term in Section 2.07(d).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment or increase to the Borrowing Base that (a) requires the approval of all affected Lenders or all Lenders in accordance with the terms of Section 12.02 and (b) has been approved by the Required Lenders.

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means any and all amounts owing or to be owing (including any Erroneous Payment Subrogation Rights) by any Credit Party or any Restricted Subsidiary (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to any Agent, any Issuing Bank or any Lender under any Loan Document, including, without limitation, all interest on any of the Loans (including any interest at the post-default rate pursuant to Section 3.02(c) and any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Credit Party or a Restricted Subsidiary (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action); (b) to any Secured Swap Provider under any Swap Agreement including any Swap Agreement in existence prior to the Effective Date, but excluding any additional transactions or confirmations entered into (i) after such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender or (ii) after assignment by a Secured Swap Provider to another Person that is not a Lender or an Affiliate of a Lender; (c) to any Bank Products Provider in respect of Bank Products; and (d) all renewals, extensions and/or rearrangements of any of the above; provided that solely with respect to any Credit Party or any Restricted Subsidiary that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Swap Obligations of such Credit Party or Restricted Subsidiary shall in any event be excluded from “Obligations” owing by such Credit Party or Restricted Subsidiary.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization agreements, communitization agreements, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, productions sales agreements, farmout agreements, farm in agreements, area of mutual interest dedications, equipment leases and other agreements, which relate to any of the Hydrocarbon Interests or to the production, sale, purchase, exchange, processing, handling, storage, transporting or marketing of any Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, including all compressor sites, settling ponds and equipment or pipe yards; and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, immovable or moveable, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all Midstream Assets, wellbores, oil wells, gas wells, injection wells, disposal wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, pipelines, gathering systems, field gathering systems, sales and flow lines, water disposal systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, steam generation facilities, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements, servitudes, licenses and other surface and subsurface rights, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise expressly provided herein, all references in this Agreement to “Oil and Gas Properties” refer to Oil and Gas Properties owned by the Borrower and its Restricted Subsidiaries, as the context requires.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or other similar Taxes arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04(b)).

“Participant” has the meaning set forth in Section 12.04(c)(i).

“Participant Register” has the meaning set forth in Section 12.04(c)(i).

“Payment in Full” means (a) the Commitments have expired or been terminated, (b) the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full in cash (other than contingent indemnification obligations as to which no claim has been made), (c) all Letters of Credit shall have expired or terminated (or are cash collateralized or otherwise arrangements in respect of which have been made to the satisfaction of the applicable Issuing Bank) and all LC Disbursements shall have been reimbursed, (d) all Secured Swap Agreements have expired or terminated and all amounts then due and owing under Secured Swap Agreements shall have been paid in full in cash (or, to the extent that any such Secured Swap Agreement is intended to or would remain outstanding following Payment in Full, such Secured Swap Agreement is cash collateralized or otherwise arrangements in respect of which shall have been made, in each case, to the satisfaction of the applicable Secured Swap Provider) and (e) all amounts then due and owing under Bank Products owing to a Bank Products Provider shall have been paid in full in cash (or otherwise arrangements in respect of which have been made to the satisfaction of the applicable Bank Products Provider).

“Payment Recipient” has the meaning assigned to it in Section 11.12(a).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Holders” shall mean each of (i) Bristol Investment Fund, Ltd. and any other fund or investment entity managed or administered by Bristol Investment Fund, Ltd. or any of its Affiliates and (ii) Narrogal Nominees Pty Ltd ATF Gregory K O’Neill Family Trust; provided that in no event will any portfolio company of any Permitted Holder be included in the definition of “Permitted Holders”.

“Permitted Refinancing Debt” means any Debt (for purposes of this definition, “New Debt”) issued or incurred for any refinancing or replacement of any other Debt (the “Refinanced Debt”) that complies with all of the following requirements:

(a) such New Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal of (or accreted value, if applicable), plus accrued interest on, the amount then outstanding of the Refinanced Debt and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing;

(b) such New Debt does not (i) have a stated maturity date prior to the later of (A) the stated maturity date of the Refinanced Debt and (B) one year after the Maturity Date, (ii) have a weighted average life to maturity that is shorter than the weighted average life to maturity of the Refinanced Debt, (iii) have any scheduled principal amortization prior to the date that is one year after the Maturity Date, or (iv) contain any mandatory prepayment or redemption provisions providing for payments prior to one year after the Maturity Date (other than (A) customary change of control offer provisions and (B) asset sale, casualty and condemnation event provisions, to the extent (i) such provisions in this clause (B) first permit, at the option of the Borrower, Payment in Full (or permit at the option of the Borrower the Net Proceeds to be applied first to the prepayment of the Obligations)) prior to the prepayment of any such Debt and only require such prepayments of such Debt to be made to the extent such prepayments are expressly permitted to be made pursuant to the terms of this Agreement;

(c) no Person other than a Guarantor or a Person who becomes a Guarantor in connection therewith is an obligor under such New Debt;

(d) the covenants, guarantees and events of default contained in the documentation governing such New Debt (i) do not include financial maintenance covenants and (ii) are, taken as a whole, not materially more restrictive to the Borrower and the Restricted Subsidiaries than the corresponding terms of this Agreement (as in effect at the time of such issuance or incurrence), unless, in connection with this clause (ii), the Borrower offers to amend this Agreement to incorporate such more restrictive covenants, guarantees and events of default (and executes an amendment giving effect to such terms);

(e) such New Debt (and any guarantees thereof) is subordinated in right of payment and in priority of liens to the Obligations to at least the same extent (if any) as the Refinanced Debt was and shall be unsecured if the Refinanced Debt was; and

(f)  the terms of such New Debt do not prohibit the prepayment or repayment of the Obligations.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and (a) which is (or was at any time during the six calendar years preceding the date hereof) sponsored, maintained or contributed to by the Borrower, a Restricted Subsidiary or an ERISA Affiliate, or (b) in respect of which the Borrower, a Restricted Subsidiary or any ERISA Affiliate is (or was at any time during the six calendar years preceding the date hereof, or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citi as its prime rate in effect at its principal office in New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).

“Proved Developed Producing Reserves” means “proved developed producing oil and gas reserves” as such term is defined by the SEC in its standards and guidelines.

“Proved Reserves” or “Proved” means collectively, “proved oil and gas reserves,” “proved developed producing oil and gas reserves,” “proved developed non-producing oil and gas reserves” (consisting of proved developed shut-in oil and gas reserves and proved developed behind pipe oil and gas reserves), and “proved undeveloped oil and gas reserves,” as such terms are defined by the SEC in its standards and guidelines.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Money Indebtedness” means Debt, the proceeds of which are used to finance the acquisition, construction, or improvement of inventory, equipment or other property in the ordinary course of business.

“PV-9” means, on any date of determination, with respect to any Proved Reserves expected to be produced from any Borrowing Base Properties, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Borrower’s and the Restricted Subsidiaries’ collective interests in such Proved Reserves during the remaining expected economic lives of such reserves, calculated in accordance with the most recent Bank Price Deck provided to the Borrower by the Administrative Agent.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified ECP Guarantor” means, in respect of any Swap Agreement, each Credit Party that (a) has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Swap Agreement or grant of the relevant security interest becomes effective or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“RCRA” has the meaning set forth in the definition of “Environmental Laws”.

“Recipient” has the meaning assigned such term in the definition of “Excluded Taxes”.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).

“Register” has the meaning assigned such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing into or through the environment.

“Relevant Governmental Body” means the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto.

“Remedial Work” has the meaning assigned such term in Section 8.09(a).

“Required Lenders” means, (a) if there are fewer than three Lenders at such time, all Lenders, and (b) if there are three or more Lenders at such time, (i) at any time while no Loans or LC Exposure is outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Maximum Credit Amounts; and (ii) at any time while any Loans or LC Exposure is outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the Revolving Credit Exposure (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the Revolving Credit Exposure of the Defaulting Lenders (if any) shall be excluded from the determination of Required Lenders; provided further that a Lender and any Affiliates of such Lender that are also Lenders shall be treated as a single Lender for the purposes of clause (a) of this definition.

“Reserve Amount” means, at any time of determination, an amount equal to the sum of (a) the Asset Tax Adjustment (as defined in the Acquisition Agreement as in effect on the Effective Date) plus (b) the aggregate amount of Suspense Funds as in effect at such time~~; provided that the Lenders shall reevaluate the inclusion of Suspense Funds in the Reserve Amount in connection with the Scheduled Redetermination of the Borrowing Base to occur on or around October 1, 2025 and may adjust or remove Suspense Funds from the definition of Reserve Amount at such time~~ plus (c) ten percent (10%) of the Borrowing Base then in effect.

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of the dates set forth in Section 8.11(a) (or such other date in the event of an Interim Redetermination), the crude oil, natural gas and natural gas liquid reserves attributable to the Oil and Gas Properties constituting Proved Reserves of the Credit Parties, together with a projection of the rate of production and future net income, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions set forth in the most recent Bank Price Deck provided to the Borrower by the Administrative Agent.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, (a) any president, executive vice president, chief executive officer, general counsel, chief operating officer, chief financial officer, chief accounting officer, chief technical officer, treasurer and assistant treasurer, (b) any manager, managing member or general partner, in each case, of such Person, (c) any other authorized officer designated as such in writing to the Administrative Agent by such Person and (d) as to any corporate document, any secretary or assistant secretary of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower (including in respect of the Specified Preferred Equity) or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Restricted Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Subsidiaries ~~and~~, (b) any payment of management fees, advisory fees or similar fees by the Borrower or any Restricted Subsidiary to the holders of their Equity Interests and (c) any return of capital or any distribution of Property by the Borrower or any Restricted Subsidiary to the holders of their Equity Interests, including any payment of cash or Cash Equivalents regardless of how characterized.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“Rolling Period” means any period of four (4) consecutive fiscal quarters ending on the last day of such applicable fiscal quarter.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized rating agency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (as of the Effective Date, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Syria, Zaporizhzhia and Kherson Regions of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or, His Majesty’s Treasury of the United Kingdom or other applicable sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by (a) the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or, His Majesty’s Treasury of the United Kingdom or other applicable sanctions authority.

“Scheduled Redetermination” has the meaning assigned such term in Section 2.07(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Second Amendment Effective Date” means April 1, 2026.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Issuing Bank, the Bank Products Providers and Secured Swap Providers, and “Secured Party” means any of them individually.

“Secured Swap Agreement” means any Swap Agreement (other than any guaranty or Lien that constitutes a Swap Agreement) between the Borrower or any of its Restricted Subsidiaries and a Secured Swap Provider to the extent that such Swap Agreement constitutes an Obligation under clause (b) of the definition thereof.

“Secured Swap Provider” means any (a) Person that is a party to a Swap Agreement with the Borrower or any of its Restricted Subsidiaries on the Effective Date and is a Lender or Affiliate of a Lender on the Effective Date, (b) Person that is a party to a Swap Agreement with the Borrower or any of its Restricted Subsidiaries that entered into such Swap Agreement before or while such Person was a Lender or an Affiliate of a Lender, whether or not such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be, or (c) assignee of any Persons described in clauses (a) and (b) above so long as such assignee is a Lender or an Affiliate of a Lender at the time of such assignment.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Security Instruments” means the Guarantee and Collateral Agreement, the Mortgages and other agreements, instruments or certificates described or referred to in Exhibit E, the Account Control Agreements and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by any Credit Party or any other Person on its behalf (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) in connection with, or as security for the payment or performance of the Obligations, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Sellers” has the meaning given to such term in the Acquisition Agreement.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. When “SOFR” is used in reference to any Loan or Borrowing, such usage refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Alternative Base Rate”.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“Specified Acquisition” means any proposed acquisition by any Credit Party of Proved Oil and Gas Properties (or of 100% of the Equity Interests in a Person that owns Proved Oil and Gas Properties) for which a binding and enforceable purchase and sale agreement has been signed by a Credit Party.

“Specified Acquisition Agreement Representations” means the representations and warranties made by the Sellers or with respect to the Acquired Assets in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent the Borrower has (or its applicable affiliate has) the right (taking into account any applicable cure provisions), pursuant to the Acquisition Agreement, to terminate the Borrower’s (or such affiliates) obligations under the Acquisition Agreement or to decline to consummate the Acquisition in accordance with the terms thereof as a result of a breach of such representations and warranties.

“Specified Additional Debt” means (x) any unsecured senior or unsecured senior subordinated Debt of the Borrower and its Restricted Subsidiaries incurred pursuant to Section 9.02(g)(i); provided that:

(a) no Default or Event of Default exists at the time of the incurrence of such Debt or would result therefrom;

(b) such Debt does not require any scheduled amortization of principal or have a stated maturity date in either case prior to one year after the Maturity Date;

(c) after giving effect to the incurrence of such Debt (including after giving effect to any automatic reduction in the Borrowing Base pursuant to Section 2.07(f)), the Borrower is in pro forma compliance with Section 9.01(a) and no Borrowing Base Deficiency exists (unless the Net Proceeds of such Specified Additional Debt are applied to repay the Borrowing Base Deficiency in full);

(d) the covenants, guarantees and events of default contained in the documentation governing such Debt (i) do not include financial maintenance covenants and (ii) are, in the case of other covenants, guarantees and events of default, taken as a whole, not materially more restrictive to the Borrower and the Restricted Subsidiaries than the corresponding terms of this Agreement and the other Loan Documents (as in effect at the time of such issuance or incurrence), unless, in respect of this clause (ii), the Borrower offers to amend this Agreement to incorporate such more restrictive covenants, guarantees and events of default (and executes an amendment giving effect to such terms to the extent agreed to by the number of Lenders required by Section 12.02);

(e) the terms of such Debt do not contain any mandatory prepayment or redemption provisions providing for payments prior to one year after the Maturity Date (other than (i) customary change of control offer provisions and (ii) asset sale, casualty and condemnation event provisions, to the extent such provisions in this clause (ii) first permit, at the option of the Borrower, Payment in Full (or permit at the option of the Borrower the Net Proceeds to be applied first to the prepayment of the Obligations) prior to the prepayment of any such Debt and only require such prepayments of such Debt to be made to the extent such prepayments are expressly permitted to be made pursuant to the terms of this Agreement);

(f) the terms of such Debt do not prohibit the prepayment or repayment of the Obligations;

(g) if such Debt is subordinated Debt in right of payment, the terms of such Debt provide for customary subordination of such Debt to the Obligations and an agent, trustee or representative of the holders of such Debt enter into a Subordination Agreement;

(h) no Person other than a Guarantor or a Person who becomes a Guarantor in connection therewith is an obligor under such Debt; and

(y) any Permitted Refinancing Debt in respect of Specified Additional Debt.

For the avoidance of doubt, any Permitted Refinancing Debt in respect of Specified Additional Debt or in respect of any Permitted Refinancing Debt incurred in respect thereof shall constitute “Specified Additional Debt” for all purposes herein (other than for purposes of determining compliance with Section 9.02(g)(i)).

“Specified Preferred Equity” means the Series F Convertible Preferred Stock of the Borrower designated pursuant to the Specified Preferred Equity COD.

“Specified Preferred Equity COD” means the Certificate of Designation of Preferences, Rights and Limitations executed by the Borrower on March 25, 2025, as in effect on the Effective Date or as amended or otherwise modified in accordance with Section 9.04(c).

“Specified Preferred Equity Documentation” means the Specified Preferred Equity COD and the Securities Purchase Agreement as defined in the Specified Preferred Equity COD, in each case as in effect on the Effective Date or as amended or otherwise modified in accordance with Section 9.04(c).

“Specified Preferred Equity Required Holders” means the Required Holders, as defined in the Specified Preferred Equity COD.

“Specified Preferred Equity Restricted Payment” has the meaning given to such term in Section 9.04(a)(vi).

“Standby Equity Purchase Agreement” means that certain Standby Equity Purchase Agreement, dated September 30, 2024, by and between the Borrower and YA II PN, Ltd.

“Subordination Agreement” means a subordination agreement among the Administrative Agent, the representative on behalf of any holders of unsecured senior or unsecured senior subordinated Debt of the Borrower or a Restricted Subsidiary incurred after the Effective Date, the Borrower, the applicable Restricted Subsidiaries and the other parties party thereto from time to time, in form and substance reasonably acceptable to the Majority Lenders and the Borrower.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or (b) the management decisions of which, as of such date, are otherwise controlled, in each case, directly, indirectly through one or more intermediaries, or both, by the parent. Unless otherwise specified, each reference to “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantor” means a Subsidiary of the Borrower that is a Guarantor.

“Suspense Funds” means funds actually held in suspense or which would be held in suspense applying a prudent operator standard (including funds held in suspense for unleased interests) that are attributable to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries, or any interests pooled, unitized, or communitized therewith.

“Swap Agreement” means (a) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, basis differentials, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act) and (b) any and all transactions of any kind, and any confirmations or trades, which are subject to the terms and conditions of, or governed by any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that no (x) phantom stock, incentive unit or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries or (y) near term spot market sale of a commodity for actual physical delivery in the ordinary course of business based on a price determined by a rate quoted on an organized exchange for the location of physical delivery, shall be a Swap Agreement.

“Swap Liquidation” means the sale, assignment, novation, liquidation, unwind, cancellation, modification or termination of all or any part of a Swap Agreement in respect of commodities.

“Swap Obligations” means, with respect to any Person, all debt, liabilities and obligations of such Person under Swap Agreements to the counterparties under such Swap Agreements.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement or rights of offset under such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined in good faith and in a commercially reasonable manner by the counterparties to such Swap Agreements.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income Taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.

“Term SOFR Adjustment” means, for any calculation with respect to an ABR Loan or a SOFR Loan, 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.

“Test Period” shall mean, prior to March 31, 2026, the period beginning on the first day of the quarter in which the Effective Date occurred and ending on the last date of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Administrative Agent pursuant to Sections 8.01(a) or 8.01(b), and on and after March 31, 2026, for any date of determination, the latest four (4) consecutive fiscal quarters of the Borrower for which financial statements have been delivered to the Administrative Agent pursuant to Sections 8.01(a) or 8.01(b).

“Total Debt” means, at any date, the sum of (without duplication) the aggregate principal amount of Debt of the Borrower and its Restricted Subsidiaries outstanding on such date in an amount that would be reflected on a consolidated balance sheet (excluding the notes thereto) prepared as of such date on a consolidated basis in accordance with GAAP, consisting only of Debt (a) of a type described in clauses (a) (including (i) the Loans, (ii) any Specified Additional Debt and (iii) deferred purchase price obligations which should be classified as “debt” on a balance sheet in accordance with GAAP, to the extent such deferred purchase price obligations are then due and payable), (b) (but only to the extent such letters of credit, surety or other bonds and similar agreements have been drawn and have not been reimbursed within two (2) Business Days after the date of such drawing), (d) and (e) of the definition of “Debt”, (b) of a type described in clause (g) of the definition of “Debt” to the extent such Liens secures Debt of the type described in clauses (a), (b), (d) and (e) of the definition of “Debt” and (c) of a type described in clauses (h) or (i) of the definition of “Debt” to the extent such guarantees, obligations or undertakings are with respect to Debt of the type described in clauses (a), (b), (d) and (e) of the definition of “Debt”.

“Transaction Costs” means, upfront (including original issue discount), legal, professional and advisory fees paid by the Credit Parties (whether or not incurred by the Credit Parties) in connection with the negotiation and execution, delivery and performance of the Credit Parties’ obligations under (a) the Transactions (including any amendments, supplements or restatements), (b) any acquisition or Investment permitted under this Agreement, (c) the incurrence, modification or repayment of Debt permitted to be incurred by this Agreement (including a refinancing thereof), (d) any disposition permitted under this Agreement or (e) any issuance of Equity Interests, in each case, whether or not successful.

“Transactions” means, (a) with respect to the Borrower, the transactions contemplated by the Acquisition Agreement, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties pursuant to the Security Instruments and (b) with respect to each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Obligations and the other obligations under the Guarantee and Collateral Agreement by such Guarantor and such Guarantor’s grant of Liens on Mortgaged Properties pursuant to the Security Instruments.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or Adjusted Term SOFR.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Secured Party’s Lien pursuant to any Security Instrument.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncured Title Defect Notice” has the meaning assigned such term in Section 8.12(c).

“United States” means the United States of America.

“Unrestricted Cash” means unrestricted cash and Cash Equivalents of the Borrower and the Borrower’s Consolidated Restricted Subsidiaries that would appear on a consolidated balance sheet prepared on a consolidated basis in accordance with GAAP on such date; provided that (a) cash and Cash Equivalents that would appear as “restricted” on a consolidated balance sheet solely because such cash or Cash Equivalents are subject to an Account Control Agreement in favor of the Administrative Agent shall be deemed to be Unrestricted Cash for purposes hereof, (b) such cash and Cash Equivalents shall be considered Unrestricted Cash only to the extent that such cash and Cash Equivalents are maintained in accounts that are subject to an Account Control Agreement in favor of the Administrative Agent and (c) cash and Cash Equivalents that are maintained in accounts to the extent required under this Agreement to cash collateralize LC Exposure shall not be considered Unrestricted Cash.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated as such on Schedule 7.14 or which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.06. As of the Effective Date, each of Con TV LLC, a Delaware limited liability company, Creek Road Miners Corp, a Nevada corporation, Wizard Special Events, LLC, a California limited liability company, and Prairie Employee Benefit Pool, LLC, a Delaware limited liability company, shall be considered “Unrestricted Subsidiaries”.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).

“USA Patriot Act” means the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Wholly-Owned Subsidiary” means any Restricted Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries.

“Withholding Agent” means any Credit Party or the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “SOFR Loan” or a “SOFR Borrowing”).

Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. The word “will” as used in this Agreement shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import as used in this Agreement, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” as used in this Agreement means “from and including” and the word “to” means “to and including”, (f) the term “continuing” means, with respect to a Default or Event of Default, that the Default or Event of Default has not been waived, (g) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement and (h) the words “pro forma”, “pro forma basis”, “pro forma effect” and variations thereof as used herein shall mean, unless the context otherwise requires, a calculation or determination made on a pro forma basis in a manner reasonably acceptable to the Administrative Agent and taking into account the transaction to which such pro forma treatment is being applied as well as all other transactions or changes as if they had occurred on the first day of the reference period being measured. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified in the relevant Loan Document, all accounting terms used herein and in the other Loan Documents shall be interpreted, all determinations with respect to accounting matters hereunder and thereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Closing Date Financial Statements, except for changes in which the Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods; provided, further leases shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements referred to in Section 7.04(a)(i) for all purposes of this Agreement, notwithstanding any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. Notwithstanding anything herein to the contrary, for the purposes of calculating any of the ratios tested under Section 9.01, and the components of each of such ratios, all Unrestricted Subsidiaries, and their subsidiaries (including their assets, liabilities, income, losses, cash flows, and the elements thereof) shall be excluded, except for any cash dividends or distributions actually paid by any Unrestricted Subsidiary or any of its subsidiaries to the Borrower or any Restricted Subsidiary, which shall be deemed to be income to the Borrower or such Restricted Subsidiary when actually received by it.

Section 1.06 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.07 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate, the Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.08 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.09 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

ARTICLE II
THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender severally, and not jointly agrees to make Loans in dollars to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding its Commitment or (b) the total Revolving Credit Exposures exceeding the Loan Limit then in effect. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.

Section 2.02 Loans and Borrowings.

(a) Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that a Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of ten (10) SOFR Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any SOFR Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d) Notes. If requested by a Lender, the Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the Effective Date, as of the Effective Date, (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption or amendment or other modification to this Agreement, as of the effective date of the Assignment and Assumption, amendment or other modification, as applicable, or (iii) in the case of any Lender that becomes a party hereto in connection with an increase in the Aggregate Elected Commitment Amounts pursuant to Section 2.06(c), as of the effective date of such increase, in each case, payable to such Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed. In the event that any Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall, upon request of such Lender, deliver or cause to be delivered, to the extent such Lender is then holding a Note, on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed and such Lender shall promptly return to the Borrower the previously issued Note held by such Lender. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books and/or its Note, if applicable. Failure to make any such recordation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of Loans by a Lender or affect the validity of any transfer by a Lender of its Note.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request in writing (a) in the case of a SOFR Borrowing, not later than 2:00 p.m., New York, New York time, three (3) U.S. Government Securities Business Days (or such shorter period of time as may be acceptable to the Administrative Agent in its sole discretion) before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York, New York time, on the Business Day of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;

(iv) in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v)  the amount of the then effective Borrowing Base, the amount of the then effective Aggregate Elected Commitment Amounts, the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); and

(vi) the location and number of the Borrower’s account(s) (or an account designated by the Borrower and approved by the Administrative Agent) to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation by the Borrower that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the Loan Limit.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Interest Elections.

(a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by submitting an Interest Election Request in writing by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower.

(c) Information in Interest Election Requests. Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and

(iv) if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing: (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing shall be ineffective) and (ii) unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York, New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to one or more accounts designated by the Borrower and approved by the Administrative Agent maintained with the Administrative Agent that is subject to an Account Control Agreement or to such other account that is subject to an Account Control Agreement (or otherwise approved by the Administrative Agent) as may be designated by the Borrower in the applicable Borrowing Request; provided that, ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the applicable Issuing Banks. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.06 Termination, Revision and Reduction of Commitments and Aggregate Maximum Credit Amounts; Increase, Reduction and Termination of Aggregate Elected Commitment Amounts.

(a) Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amounts, the Borrowing Base or the Aggregate Elected Commitment Amounts is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b) Optional Termination and Reduction of Aggregate Maximum Credit Amounts.

(i)  The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the Loan Limit, and (C) upon any reduction of the Aggregate Maximum Credit Amounts that would otherwise result in the Aggregate Maximum Credit Amounts being less than the Aggregate Elected Commitment Amounts, the Aggregate Elected Commitment Amounts shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) so that they equal the Aggregate Maximum Credit Amounts as so reduced.

(ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three (3) Business Days prior to the effective date of such termination or reduction (or such shorter time period as may be reasonably acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that a notice of termination of the Aggregate Maximum Credit Amounts delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or a Change of Control or the closing of one or more dispositions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

(c) Increases, Reductions and Terminations of Aggregate Elected Commitment Amounts.

(i) Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may increase the Aggregate Elected Commitment Amounts then in effect by increasing the Elected Commitment of a Lender and/or by causing a Person that is acceptable to the Administrative Agent and the Issuing Banks (with the consent of the Administrative Agent and the Issuing Banks not to be unreasonably withheld, delayed, denied or conditioned) that at such time is not a Lender to become a Lender (any such Person that is not at such time a Lender and becomes a Lender, an “Additional Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Lender be a natural person, the Borrower or any Affiliate of the Borrower. For the avoidance of doubt, the Borrower may, but shall not be required to, seek commitments in respect of such increase, in its sole discretion, from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) or from Additional Lenders, or from both existing Lenders and Additional Lenders.

(ii) Any increase in the Aggregate Elected Commitment Amounts shall be subject to the following additional conditions:

(A) such increase shall not be less than $10,000,000 (and in an amount that is an integral multiple of $1,000,000) unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Aggregate Elected Commitment Amounts exceed the Borrowing Base then in effect;

(B)  following any Scheduled Redetermination Date, the Borrower may not increase the Aggregate Elected Commitment Amounts more than once before the next Scheduled Redetermination Date (for the sake of clarity, all increases in the Aggregate Elected Commitment Amount effective on a single date shall be deemed a single increase in the Aggregate Elected Commitment Amount for purposes of this Section 2.06(c)(ii)(B)) unless the Administrative Agent otherwise consents;

(C) no Event of Default shall have occurred and be continuing on the effective date of such increase;

(D) no Lender’s Elected Commitment may be increased without the consent of such Lender;

(E) if the Borrower elects to increase the Aggregate Elected Commitment Amounts by increasing the Elected Commitment of a Lender, the Borrower and such Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit J (an “Elected Commitment Increase Certificate”);

(F) if the Borrower elects to increase the Aggregate Elected Commitment Amounts by causing an Additional Lender to become a party to this Agreement, then the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit K (an “Additional Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its discretion, elect to waive such processing and recordation fee in connection with any such increase), and the Borrower shall (1) if requested by the Additional Lender, deliver a Note payable to such Additional Lender in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and (2) pay any applicable fees as may have been agreed to between the Borrower and the Additional Lender, and, to the extent applicable and agreed to by the Borrower, the Administrative Agent;

(G) all of the terms and conditions applicable to such increased Aggregate Elected Commitment Amounts (and the Loans made pursuant thereto), including the maturity date thereof, shall be identical to the terms and conditions applicable to the existing Commitments and Loans under this Agreement (other than with respect to any arrangement, structuring, upfront or other fees or discounts payable in connection with such increased commitment as may have been agreed to between the Borrower and the increasing Lender or Additional Lender, as applicable, and/or the Administrative Agent), provided that if the Applicable Margin of such increased Aggregate Elected Commitment Amounts is higher than that for the then existing Commitments and Loans, then the Applicable Margin shall be increased for all existing Commitments and Loans to be consistent with such increased Applicable Margin;

(H) the representations and warranties of the Credit Parties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of, and after giving effect to, such increase in the Aggregate Elected Commitment Amounts, except to the extent any such representations and warranties (i) are expressly limited to an earlier date, in which case, on and as of the date of such increase in the Aggregate Elected Commitment Amounts, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date or (ii) are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case, such representations and warranties shall be true and correct in all respects; and

(I)   the Borrower shall deliver or cause to be delivered customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such increase in the Aggregate Elected Commitment Amounts) reasonably requested by Administrative Agent.

(iii) Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in the Elected Commitment Increase Certificate or the Additional Lender Certificate: (A) the amount of the Aggregate Elected Commitment Amounts shall be increased as set forth therein, and (B) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall be a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Aggregate Elected Commitment Amounts (and the resulting modifications of each Lender’s Maximum Credit Amount pursuant to Section 2.06(c)(v)).

(iv) Upon its receipt of a duly completed Elected Commitment Increase Certificate or an Additional Lender Certificate, executed by the Borrower and the Lender or by the Borrower and the Additional Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.06(c)(ii), if applicable, the written consent of the Administrative Agent and the Issuing Banks, if required, the Administrative Questionnaire referred to in Section 2.06(c)(ii) and the break-funding payments from the Borrower, if any, required by Section 5.02, if applicable, the Administrative Agent shall accept such Elected Commitment Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). No increase in the Aggregate Elected Commitment Amounts shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(c)(iv).

(v) Upon any increase in the Aggregate Elected Commitment Amounts pursuant to Section 2.06(c)(iv), (A) each Lender’s Maximum Credit Amount shall be automatically deemed amended to the extent necessary so that each such Lender’s Applicable Percentage equals the percentage of the Aggregate Elected Commitment Amounts represented by such Lender’s Elected Commitment, in each case after giving effect to such increase, and (B) Annex I to this Agreement shall be deemed amended to reflect the Elected Commitment of each Lender (including any Additional Lender) as thereby increased, any changes in the Lenders’ Maximum Credit Amounts pursuant to the foregoing clause (A), and any resulting changes in the Lenders’ Applicable Percentages.

(vi) The Borrower may from time to time terminate or reduce the Aggregate Elected Commitment Amounts; provided that (A) each reduction of the Aggregate Elected Commitment Amounts shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (B) the Borrower shall not reduce the Aggregate Elected Commitment Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the Aggregate Elected Commitment Amounts as reduced.

(vii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Elected Commitment Amounts under Section 2.06(c)(vi) at least three Business Days prior to the effective date of such termination or reduction (or such lesser period as may be reasonably acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(c)(vii) shall be irrevocable; provided that a notice of termination of the Aggregate Elected Commitment Amounts delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of a specified transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of such termination) if such condition is not satisfied. Any termination or reduction of the Aggregate Elected Commitment Amounts shall be permanent and may not be reinstated, except pursuant to Section 2.06(c)(i). Each reduction of the Aggregate Elected Commitment Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

(viii) Upon any redetermination or other adjustment in the Borrowing Base pursuant to this Agreement that would otherwise result in the Borrowing Base becoming less than the Aggregate Elected Commitment Amounts, the Aggregate Elected Commitment Amounts shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) so that they equal such redetermined Borrowing Base (and Annex I shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment Amounts).

(ix) Contemporaneously with any increase in the Borrowing Base pursuant to this Agreement, if (A) the Borrower elects to increase the Aggregate Elected Commitment Amount and (B) each Lender has consented to such increase in its Elected Commitment, then the Aggregate Elected Commitment Amount shall be increased (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) by the amount requested by the Borrower without the requirement that any Lender deliver an Elected Commitment Increase Certificate or that the Borrower pay any amounts under Section 5.02, and Annex I shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment Amount. The Administrative Agent shall record the information regarding such increases in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv).

Section 2.07 Borrowing Base.

(a) Initial Borrowing Base. For the period from and including the Effective Date to but excluding the first Redetermination Date, the amount of the Borrowing Base shall be $475,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments between the Effective Date and the first Scheduled Redetermination and in between subsequent Scheduled Redeterminations from time to time pursuant to Interim Redeterminations and the Borrowing Base Adjustment Provisions.

(b) Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined in accordance with this Section 2.07 (each such scheduled redetermination, together with the July 2026 Redetermination, a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on or about each April 1 ~~and~~, July 1, October 1 and January 1 of each year, commencing on or about April 1, 2025 (or, in each case, such date promptly thereafter as reasonably practicable); provided that the Borrowing Base scheduled to be redetermined on or about July 1, 2026 may be extended to such later date as the Majority Lenders shall approve in their sole discretion (“July 2026 Redetermination”). In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, each request to cause the Borrowing Base to be redetermined only once between each Scheduled Redetermination occurring on or prior to July 1, 2027, and thereafter, only once in any fiscal year of the Borrower (each, an “Interim Redetermination”) in accordance with this Section 2.07; provided that the Borrower may, by notifying the Administrative Agent thereof, at any time following the consummation of an acquisition by any Credit Party (including in connection with the designation of an unrestricted subsidiary as a Restricted Subsidiary) of domestic Oil and Gas Properties with an aggregate value (together with the economic value of any earlier such acquisitions during such period) exceeding 5% of the Borrowing Base in effect prior to such acquisition, elect an Interim Redetermination to be effectuated in accordance with this Section 2.07; provided further, that in connection with an Interim Redetermination requested by the Borrower following a Specified Acquisition, the Borrower shall be permitted, for purposes of providing the Reserve Report pursuant to Section 8.11(b), to set forth only such additional Proved Reserves and related information as are the subject of such Specified Acquisition. For purposes of this Agreement the determination of the Borrowing Base on the Effective Date provided for herein shall be deemed and considered to be a Scheduled Redetermination.

(c) Scheduled and Interim Redetermination Procedure.

(i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination (other than the July 2026 Redetermination), pursuant to Section 8.11(a) and (c), and, in the case of an Interim Redetermination or the July 2026 Redetermination, pursuant to Section 8.11(b) and (c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.11(c), as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith and in its sole discretion, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt or MVC Obligations, the Credit Parties’ other assets (including the Midstream Assets), liabilities, fixed charges, cash flow, business, properties, prospects, permit issuances, management and ownership, hedged and unhedged exposure to price, price, production and regulatory scenarios, interest rate and operating cost changes) as the Administrative Agent deems appropriate in good faith and in its sole discretion and consistent with its usual and customary oil and gas lending criteria as it exists at the particular time. For the avoidance of doubt, in the case of an Interim Redetermination (other than an Interim Redetermination requested by the Borrower) or the July 2026 Redetermination, the Administrative Agent may utilize the Engineering Reports delivered in connection with the last Scheduled Redetermination, provided, however, the Administrative Agent may in its sole discretion request Borrower-generated supplemental Engineering Reports in connection with such Interim Redetermination.

(ii) The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A)  in the case of a Scheduled Redetermination (other than the July 2026 Redetermination), (I) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 8.11(a) and Section 8.11(c), in a timely and complete manner, then on or about March 1 ~~or~~, June 1, September 1 or December 1 (commencing on or about March 1, 2025) (or, in each case, such date promptly thereafter as reasonably practicable), as the case may be, of such year following the date of delivery ~~or~~ (II) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 8.11(a) and Section 8.11(c), in a timely and complete manner, then after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and

(B)  in the case of an Interim Redetermination or the July 2026 Redetermination, such date which the Administrative Agent may determine in its sole discretion or at the direction of the Required Lenders.

(iii) Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved by all of the Lenders (other than any Defaulting Lenders) as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders as provided in this Section 2.07(c)(iii). Such decisions will be made by each Lender based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt or MVC Obligations, the Credit Parties’ other assets (including Midstream Assets), liabilities, fixed charges, cash flow, business, properties, prospects, permit issuances, management and ownership, hedged and unhedged exposure to price, price, production and regulatory scenarios, interest rate and operating cost changes) as such Lender deems appropriate in good faith and in its sole discretion and consistent with its usual and customary oil and gas lending criteria as it exists at the particular time. Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If, in the case of any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, in the case of any Proposed Borrowing Base that would increase the Borrowing Base then in effect, at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be a disapproval of the Proposed Borrowing Base. If, at or prior to the end of such 15-day period, all of the Lenders (other than any Defaulting Lenders), in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or, in the case of a decrease or reaffirmation, have not been deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Lenders (other than any Defaulting Lenders) or the Required Lenders, as applicable, have not approved or, in the case of a decrease or reaffirmation, deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to (A) in the case of a decrease or reaffirmation, a number of Lenders sufficient to constitute the Required Lenders and (B) in the case of an increase, all of the Lenders (other than any Defaulting Lenders), and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d) (it being understood that, if a Lender proposes an alternative Borrowing Base in connection with its disapproval of the Borrowing Base, the Administrative Agent shall not be required to separately poll such Lender).

(d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on the date specified in such New Borrowing Base Notice. Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e) Automatic Reduction of the Borrowing Base on Borrowing Base Asset Dispositions and Borrowing Base Swap Liquidations. In addition to the redeterminations and other adjustments of the Borrowing Base provided for herein, to the extent that, in any period since the later of (x) the Effective Date and (y) the most recent redetermination of the Borrowing Base or adjustment of the Borrowing Base pursuant to this Section 2.07(e), Borrowing Base Asset Dispositions and/or Borrowing Base Swap Liquidations occur with an aggregate Borrowing Base Value in excess of five percent (5%) of the Borrowing Base, as established on the Effective Date or the most recent of such Redetermination Dates (or adjustment dates), as applicable, then, unless the Required Lenders make an election to the contrary, the Borrowing Base will be reduced, effective immediately upon the consummation of the Borrowing Base Asset Disposition or Borrowing Base Swap Liquidation that caused such 5% threshold to be exceeded, by the Borrowing Base Value of the Oil and Gas Properties or Swap Agreements subject of such Borrowing Base Asset Disposition or Borrowing Base Swap Liquidation (as proposed by the Administrative Agent and approved by the Required Lenders, which shall take into account any other Swap Agreements executed by the Credit Parties contemporaneously with the Borrowing Base Swap Liquidation) and the Borrower shall make any mandatory prepayment required under Section 3.04(c)(iii) as a result of such reduction; provided that the Borrowing Base Value for purposes of this Section 2.07(e) shall be determined by the Administrative Agent and such amount shall be submitted to the Lenders and shall be deemed approved if the Required Lenders have not objected to such amount within ten (10) Business Days of such submission. Upon any such reduction in the Borrowing Base, the Administrative Agent shall promptly deliver notice thereof to the Borrower and the Lenders.

(f) Automatic Reduction of the Borrowing Base on the Issuance or Incurrence of Specified Additional Debt. In addition to the redeterminations and other adjustments of the Borrowing Base provided for herein, upon the issuance or incurrence of any Specified Additional Debt (and not, for the avoidance of doubt, any Permitted Refinancing Debt in respect of any Specified Additional Debt), the Borrowing Base then in effect shall be automatically reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Specified Additional Debt (without regard to any initial issue discount), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance and/or incurrence, effective and applicable to the Borrower, the Administrative Agent, any Issuing Bank and the Lenders on such date until the next redetermination or other adjustment of the Borrowing Base pursuant to this Agreement.

(g) Reduction of the Borrowing Base Related to Title. In addition to the redeterminations and other adjustments of the Borrowing Base provided for herein, if the Administrative Agent or Required Lenders have adjusted the Borrowing Base in accordance with Section 8.12(c), so that, after giving effect to such reduction, the Borrower will satisfy the requirements of Section 8.12(c), the Administrative Agent shall promptly notify the Borrower in writing and, upon receipt of such notice, the new Borrowing Base will simultaneously become effective.

Section 2.08 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Banks, at any time and from time to time during the Availability Period in an aggregate amount not to exceed the LC Commitment; provided that (x) the aggregate amount of LC Exposures with respect to Letters of Credit issued and outstanding at any time by any Issuing Bank shall not exceed its LC Issuance Limit (unless otherwise agreed to in writing by such Issuing Bank) and (y) the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Issuing Banks shall have no obligation hereunder to issue, and (in the case of clause (i)) shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement (provided that, for the avoidance of doubt, this clause (i) shall not operate to invalidate any Letter of Credit or impose any liability on the applicable Issuing Bank for issuing same if the proceeds of such Letter of Credit are ultimately used in contravention of the representations and warranties made by the Borrower to such Issuing Bank at the time of the issuance, amendment, renewal or extension of such Letter of Credit), (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain any Issuing Bank from issuing such Letter of Credit, or any Governmental Requirement relating to any Issuing Bank or any Governmental Authority with jurisdiction over any Issuing Bank shall prohibit, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon any Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon any Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it or (iii) if the issuance of such Letter of Credit would violate one or more policies of any Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall transmit by electronic communication to an Issuing Bank and the Administrative Agent (prior to 2:00 p.m. New York, New York time three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension (or such shorter period agreed to by such Issuing Bank)) a notice:

(i) requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

(iv) specifying the amount of such Letter of Credit;

(v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit;

(vi) specifying the amount of the then effective Borrowing Base and the then effective Aggregate Elected Commitment Amounts and whether a Borrowing Base Deficiency exists at such time, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit); and

(vii) if a Letter of Credit is to be issued for the account of a Restricted Subsidiary, (x) accompanied by information about such Restricted Subsidiary in connection with applicable “know your customer” and anti-money laundering rules and regulations reasonably requested by such Issuing Bank and (y) naming the Borrower as a joint applicant on the applicable Letter of Credit Agreements.

Each notice shall constitute a representation and warranty by the Borrower that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (x) the LC Exposure shall not exceed the LC Commitment, (y) the aggregate amount of LC Exposures with respect to Letters of Credit issued and outstanding at any time by any Issuing Bank shall not exceed its LC Issuance Limit (unless such Issuing Bank shall have otherwise agreed in writing) and (z) the total Revolving Credit Exposures shall not exceed the then effective Loan Limit.

If requested by an Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that, in the event of any conflict between such application or any Letter of Credit Agreement and the terms of this Agreement, the terms of this Agreement shall control.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year (or fifteen (15) months if the beneficiary of such Letter of Credit is the Texas Railroad Commission) after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year (or fifteen (15) months if the beneficiary of such Letter of Credit is the Texas Railroad Commission) after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date. If the Borrower so requests in any applicable notice given pursuant to Section 2.08(b) and an Issuing Bank agrees to do so, such Issuing Bank may issue a Letter of Credit that has automatic renewal provisions; provided, however, that any Letter of Credit that has automatic renewal provisions must permit such Issuing Bank to prevent any such renewal at least once in each twelve-month period (or fifteen (15) month period if the beneficiary of such Letter of Credit is the Texas Railroad Commission) (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month (or fifteen month) period to be agreed upon by the Borrower and such Issuing Bank at the time such Letter of Credit is issued and any such Letter of Credit may not have an expiration date later than the date that is five (5) Business Days prior to the Maturity Date (except to the extent cash collateralized or backstopped on or prior to the Maturity Date pursuant to arrangements reasonably acceptable to the applicable Issuing Bank). Once any such Letter of Credit that has automatic renewal provisions has been issued, the Lenders shall be deemed to have authorized (but may not require) such Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than thirty (30) days prior to the Maturity Date; provided, further, that (i) such Issuing Bank shall not be obligated to permit any such renewal if such Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (ii) such Issuing Bank shall not permit any such renewal if it has received notice (on or before the day that is two (2) Business Days before the date that such Issuing Bank is permitted to send a notice of non-renewal from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 6.02 is not then satisfied.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Banks or the Lenders, the Issuing Banks hereby grants to each Lender, and each Lender hereby acquires from the Issuing Banks, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Banks, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Banks and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges, and severally agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York, New York time, on the next Business Day following the day that the Borrower receives such notice; provided that the Borrower shall, subject to the conditions to Borrowing set forth herein (other than the requirement to deliver a Borrowing Request), be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an amount equal to such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)  Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder or any obligations of a Restricted Subsidiary under the Loan Documents or any other transaction. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Banks (as finally determined by a court of competent jurisdiction), the Issuing Banks shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. Each Issuing Bank shall, within the period stipulated by terms and condition of Letter of Credit, following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. After such examination and provided that such document(s) are compliant, the applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower in writing of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the applicable Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed such Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 3.02(c) shall apply. Interest accrued pursuant to this Section 2.08(h) shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Removal, Replacement or Resignation of an Issuing Bank.

(i) Any Issuing Bank may be removed at any time by written agreement among the Borrower, the Administrative Agent and the removed Issuing Bank; provided, that if there is only one Issuing Bank, such Issuing Bank may not be removed, but may be replaced. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such removal or replacement of such Issuing Bank. At the time any such removal or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the removed or replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (A) the successor Issuing Bank shall have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (B) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the removal or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. Annex II shall be amended upon the written agreement of the Borrower, the Administrative Agent and any successor Issuing Bank to set forth such Issuing Bank’s LC Issuance Limit, and no successor Issuing Bank shall be an “Issuing Bank” hereunder until such amendment is effective.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon 30 days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.08(i)(i) above.

(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent, in its discretion or at the direction of the Required Lenders, demanding the deposit of cash collateral pursuant to this Section 2.08(j), (ii) the LC Exposure exceeds the LC Commitment at any time as a result of a reduction in the Borrowing Base or (iii) the Borrower is required to pay to the Administrative Agent the excess attributable to any LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in the case of clause (i) or (ii), on demand, or in the case of clause (iii), by the date specified therefor in Section 3.04(c), in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash (or, if acceptable to the Administrative Agent, Cash Equivalents) equal to 103% of, (A) in the case of an Event of Default, the LC Exposure, (B) in the case of the LC Exposure exceeding the LC Commitment, the amount of such excess, and (C) in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any Restricted Subsidiary described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Restricted Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Banks, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Credit Parties’ obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Credit Parties under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to transfer to the Administrative Agent the excess attributable to any LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(k) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(l) Reports from Issuing Banks. Each Issuing Bank (other than the Administrative Agent or any of its Affiliates) shall, at least once each month, provide the Administrative Agent with a list of all Letters of Credit issued by such Issuing Bank that are outstanding at such time; provided that, upon written request from the Administrative Agent, such Issuing Bank shall thereafter notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued by such Issuing Bank that are outstanding at such time.

Section 2.09 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10.02(c) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section 2.09; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a Deposit Account and released pro rata in order to (i) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (ii) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section 2.09; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (ii) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.09(c). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.09 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Majority Lenders or Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.02); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of such LC Exposure of such Defaulting Lender shall automatically be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent any non-Defaulting Lender’s Revolving Credit Exposure does not exceed its Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within one (1) Business Day following notice by the Administrative Agent, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.08(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Banks or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) under Section 3.05(a) and letter of credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until such LC Exposure is cash collateralized and/or reallocated; and

(d) so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.09(c), and LC Exposure related to any newly issued, extended or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.09(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Issuing Banks shall have entered into arrangements with the Borrower or such Lender, satisfactory to such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrower and each Issuing Bank agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02 Interest.

(a) ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b) SOFR Loans. The Loans comprising each SOFR Borrowing shall bear interest at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c) Post-Default Rate. Notwithstanding the foregoing, (i) if any Event of Default of the type described in Section 10.01(a), Section 10.01(b), Section 10.01(h), Section 10.01(i) or Section 10.01(j) occurs, then (A) all outstanding principal, fees and other obligations under any Loan Document (other than fees payable pursuant to Section 3.05(b)) shall automatically bear interest at a rate per annum of two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a) (including the Applicable Margin) and (B) all fees payable pursuant to Section 3.05(b) shall increase by two percent (2%) per annum over the then-applicable rate, but in no event to exceed the Highest Lawful Rate, and shall be payable on demand by the Administrative Agent and (ii) if any Event of Default occurs (other than an Event of Default described in Section 10.01(a), Section 10.01(b), Section 10.01(h), Section 10.01(i) or Section 10.01(j)), then at the election of the Majority Lenders (or the Administrative Agent at the direction of Majority Lenders), (A) all outstanding principal, fees and other obligations under any Loan Document (other than fees payable pursuant to Section 3.05(b)) shall bear interest at a rate per annum of two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a) (including the Applicable Margin) and (B) all fees payable pursuant to Section 3.05(b) shall increase by two percent (2%) per annum over the then-applicable rate, but in no event to exceed the Highest Lawful Rate, and shall be payable on demand by the Administrative Agent.

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, or if no demand has been made, on each Interest Payment Date, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate or Adjusted Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

(f) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 3.03 Benchmark Replacement Setting.

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.03, if prior to the commencement of any Interest Period for a SOFR Borrowing:

(i) the Administrative Agent determines that Adjusted Term SOFR cannot be determined pursuant to the definition thereof; or

(ii) the Majority Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Majority Lenders have provided notice of such determination to the Administrative Agent;

the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 5.02. Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.03, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.

(b) Benchmark Replacement.

(i) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.03(b)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii) No Swap Agreement shall be deemed to be a “Loan Document” for purposes of this Section 3.03.

(c) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (A) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(e) and (B) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.

(e) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

Section 3.04 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b) Notice and Terms of Optional Prepayment. The Borrower shall provide written notice to the Administrative Agent by electronic transmission acceptable to the Administrative Agent of any prepayment hereunder (i) in the case of prepayment of a SOFR Borrowing, not later than 2:00 p.m., New York, New York time, three (3) U.S. Government Securities Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York, New York time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Sections 2.06(b) or 2.06(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Sections 2.06(b) or 2.06(c). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c) Mandatory Prepayments; Additional Mortgaged Property.

(i) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b) or any termination or reduction of the Aggregate Elected Commitment Amounts pursuant to Section 2.06(c), the total Revolving Credit Exposures exceeds the then effective Loan Limit, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of any LC Exposure, transfer to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).

(ii) Upon any redetermination of the Borrowing Base pursuant to Section 2.07(c)(iii) or reduction of the Borrowing Base in connection with Section 2.07(g), if the total Revolving Credit Exposures exceeds the Loan Limit after giving effect to the redetermined or adjusted Borrowing Base, then the Borrower shall eliminate such excess by either prepaying the Borrowings in an aggregate principal amount equal to such excess (and if any excess remains after prepaying all of the Borrowings as a result of any LC Exposure, transferring to the Administrative Agent an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j) or granting, or causing Restricted Subsidiaries to grant, to the Administrative Agent by instruments reasonably satisfactory in form and substance to the Administrative Agent as security for the Obligations a first-priority Lien interest (provided that Liens permitted by Section 9.03 may exist) on additional Oil and Gas Properties which Oil and Gas Properties are not already subject to a Lien of the Security Instruments and which Oil and Gas Properties were not previously included in a Reserve Report evaluated by the Lenders in connection with the then-existing Borrowing Base, with value and quality satisfactory to the Administrative Agent and the Required Lenders in their respective individual sole discretion sufficient to eliminate such excess (such additional Oil and Gas Properties, “Additional Mortgaged Property”)). The Borrower may make such prepayment, at its election, (1) in one lump sum payment on or before the date that is 30 days following the receipt by the Borrower of the New Borrowing Base Notice in accordance with Section 2.07(d) or (2) in six equal payments (the “Borrowing Base Amortization Payments”), the first of which being due on the date that is 30 days following the date of receipt by the Borrower of the New Borrowing Base Notice in accordance with Section 2.07(d) and each subsequent payment being due and payable on the same day in each of the subsequent calendar months (subject to any reductions or increases of the Borrowing Base Deficiency during such six-month period as a result of any other adjustments or redeterminations of the Borrowing Base during such period); provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date. Alternatively, the Borrower may grant or cause the granting of such Liens with respect to the Additional Mortgaged Property, within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) following the receipt by the Borrower of the New Borrowing Base Notice in accordance with Section 2.07(d). All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, mortgages, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its Proved Oil and Gas Properties and such Restricted Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.13(b). The Borrower shall notify the Administrative Agent in writing of the Borrower’s election in respect of clause (1) or (2) of the preceding sentence, its election to grant Liens in Additional Mortgaged Properties approved by the Administrative Agent and Required Lenders, or any combination of the actions set forth in this sentence, within 10 Business Days following the receipt of the New Borrowing Base Notice in accordance with Section 2.07(d). Failure to provide such notification shall be deemed an election to prepay the Borrowing Base Deficiency pursuant to clause (2) above.

(iii) Upon any adjustment to the amount of the Borrowing Base in accordance with the Borrowing Base Adjustment Provisions (other than Section 2.07(g)), if the total Revolving Credit Exposures exceeds the Borrowing Base as adjusted, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess and (B) if any excess remains after prepaying all of the Borrowings as a result of any LC Exposure, transfer to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment in one lump sum payment on the third Business Day after the consummation of such Borrowing Base Asset Disposition, Borrowing Base Swap Liquidation or incurrence of Specified Additional Debt. Nothing in this paragraph is intended to permit any Credit Party to sell, transfer or otherwise dispose Property other than pursuant to Section 9.12, and any such non-permitted sale, transfer or disposition will constitute a breach of this Agreement.

(iv) Reserved.

(v) Promptly following the incurrence of any Debt by any Credit Party (other than Debt permitted under Section 9.02), the Borrower shall prepay the Loans (and if any excess remains after prepaying all of the Borrowings as a result of any LC Exposure, transferring to the Administrative Agent an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j)) in an aggregate amount equal to the lesser of (A) one hundred percent (100%) of the Net Proceeds received in respect of such Debt and (B) the amount of Loans then outstanding. Nothing in this paragraph is intended to permit any Credit Party to incur Debt other than as permitted under Section 9.02, and any such incurrence of Debt shall be a violation of Section 9.02 and a breach of this Agreement.

(vi) In addition to the foregoing mandatory prepayments set forth in this Section 3.04(c), at any time that Specified Additional Debt (other than Permitted Refinancing Debt in respect thereof) shall be incurred or issued while a Borrowing Base Deficiency exists, the Borrower shall to the extent necessary to cure such Borrowing Base Deficiency (with the Borrowing Base being calculated after giving effect to the Borrowing Base adjustment required pursuant to Section 2.07(f) in connection with such Specified Additional Debt) (A) prepay the Borrowings in an aggregate principal amount equal to such excess and (B) if any excess remains after prepaying all of the Borrowings as a result of any LC Exposure, transfer to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment in one lump sum payment on the first Business Day after the Borrower or any of its Restricted Subsidiaries receives any Net Proceeds from such incurrence of Specified Additional Debt.

(vii) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any SOFR Borrowings then outstanding, and if more than one SOFR Borrowing is then outstanding, to each such SOFR Borrowing in order of priority beginning with the SOFR Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the SOFR Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(viii) Without limiting any other provision of this Section 3.04(c), if at the time of the receipt of such Net Proceeds a Borrowing Base Deficiency then exists, then promptly following the receipt of Net Proceeds by any Credit Party in respect of any Asset Sale in an amount exceeding $5,000,000, in each case on an individual basis or the basis of a series of related transactions, the Borrower shall prepay the Loans in an aggregate amount equal to the lesser of (A) one hundred percent (100%) of such Net Proceeds and (B) the amount of the Borrowing Base Deficiency, with any such payment that is made when Borrowing Base Amortization Payments are required under Section 3.04(c)(ii), such payment shall be applied in inverse order of maturity to such Borrowing Base Amortization Payments.

(ix) Without limiting any other provision of this Section 3.04(c), if at the time of the receipt of such Net Proceeds a Borrowing Base Deficiency then exists, then promptly following the receipt of Net Proceeds by any Credit Party in respect of any Casualty Event in an amount exceeding $5,000,000, on an individual basis or the basis of a series of related payments in respect of one or more Casualty Events, the Borrower shall prepay the Loans in an aggregate amount equal to the lesser of (A) one hundred percent (100%) of such Net Proceeds and (B) the amount of the Borrowing Base Deficiency, with any such payment that is made when Borrowing Base Amortization Payments are required under Section 3.04(c)(ii), such payment shall be applied in inverse order of maturity to such Borrowing Base Amortization Payments.

(x) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d) No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

Section 3.05 Fees.

(a) Commitment Fees. Except as otherwise provided in Section 3.05(d), the Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender during the Availability Period. For the avoidance of doubt, LC Exposure shall constitute usage of the Commitments for purposes of this Section 3.05(a). Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case such fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Letter of Credit Fees. Except as otherwise provided in Section 3.05(d), the Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to SOFR Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.15% per annum on the average daily amount of the LC Exposure of such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, and (iii) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would cause interest hereunder to exceed the Highest Lawful Rate, in which case such participation and fronting fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Administrative Agent and Arranger Fees. The Borrower agrees to pay to the Administrative Agent and/or the Arrangers, as applicable, the fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent and/or such Arrangers in the Fee Letters.

(d) Defaulting Lender Fees. Subject to Section 2.09, the Borrower shall not be obligated to pay the Administrative Agent any Defaulting Lender’s ratable share of the fees described in Section 3.05(a) and (b) for the period commencing on the day such Defaulting Lender becomes a Defaulting Lender and continuing for so long as such Lender continues to be a Defaulting Lender.

(e) Borrowing Base Increase Fees. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender then party to this Agreement and whose Commitment, if any, is increasing, a Borrowing Base increase fee in an amount to be set forth in a separate written agreement on the amount of any increase of the Borrowing Base, payable on the effective date of any such increase to the Borrowing Base.

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 1:00 p.m., New York, New York time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances, absent manifest error. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder then, subject to Section 10.02(c), such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or Participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03 Certain Deductions by the Administrative Agent. If a Defaulting Lender (or a Lender who would be a Defaulting Lender but for the expiration of the relevant grace period) as a result of the exercise of a set off shall have received a payment in respect of its Revolving Credit Exposure which results in its Revolving Credit Exposure being less than its Applicable Percentage of the aggregate Revolving Credit Exposures, then no payment will be made to such Defaulting Lender until all amounts due and owing to the Lenders have been equalized in accordance with each Lender’s respective pro rata share of the Obligations. Further, if any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a), Section 2.08(d), Section 2.08(e) or Section 4.02, or otherwise hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. If at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of the aggregate Revolving Credit Exposure then outstanding. After acceleration or maturity of the Loans, all principal will be paid ratably as provided in Section 10.02(c).

Section 4.04 Disposition of Proceeds. The Mortgages contain an assignment by the Borrower and/or the other Credit Parties unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of such Credit Party’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Mortgages further provide in general for the application of such proceeds to the satisfaction of the Obligations and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Mortgages, unless an Event of Default has occurred and is continuing, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the applicable Credit Party and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the applicable Credit Party.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Bank any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation in any such Loan or Letter of Credit;

and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Bank, or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank, as the case may be, (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time, upon receipt of a certificate described in the following subsection (c), the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates. A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or an Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than nine months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 5.03 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law; provided that if any Withholding Agent shall be required to deduct or withhold any Taxes from such payments, then (i) the applicable Withholding Agent shall make such deductions or withholdings, (ii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (iii) if such Tax is an Indemnified Tax, the sum payable to the applicable Recipient shall be increased as necessary by the applicable Credit Party so that after making all required deductions and withholdings (including deductions and withholdings of Taxes applicable to additional sums payable under this Section 5.03(a)), the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. Without duplication of the amounts paid pursuant to Section 5.03(a) or (b), the Borrower shall indemnify each Recipient, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Recipient, or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent, on its own behalf or on behalf of a Recipient, to the Borrower shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within thirty (30) days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Credit Party to a Governmental Authority pursuant to this Section 5.03, the Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower and Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A), Section 5.03(f)(ii)(B) and Section 5.03(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN (or IRS Form W-8BEN-E (or successor form), as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or IRS Form W-8BEN-E (or successor form), as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI (or successor form);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (or IRS Form W-8BEN-E (or successor form), as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership), executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or IRS Form W-8BEN-E (or successor form), as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct or indirect partner; and

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(D) FATCA. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 5.03(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) On or before the date on which Citibank, N.A. (and any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower two (2) executed copies of IRS Form W-9 (or successor form) certifying that such Administrative Agent is exempt from U.S. federal backup withholding Tax.

(iv) Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 5.03, the term “Lender” includes each Issuing Bank and the term “applicable law” includes FATCA.

Section 5.04 Mitigation Obligations; Replacement of Lenders.

(a) Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, or if any Lender’s obligation to make or maintain SOFR Loans is suspended pursuant to Section 5.01, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future or would allow the Lender to make SOFR Loans and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, or if any Lender’s obligation to make or maintain SOFR Loans is suspended pursuant to Section 5.01, or if any Lender becomes a Defaulting Lender or Non-Consenting Lender hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent and each Issuing Bank, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments and (iv) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Notwithstanding the foregoing, a Lender shall not be required to make any such assignment and delegation if such Lender (or its Affiliate) is a Secured Swap Provider with any outstanding Swap Agreements with any Credit Party (to the extent obligations under such Swap Agreements constitute Debt), unless on or prior thereto, all such Swap Agreements have been terminated or novated to another Person and such Lender (or its Affiliate) shall have received payment of all amounts, if any, payable to it in connection with such termination or novation.

Section 5.05 Illegality. If any Lender determines that any Governmental Requirement has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans, or to convert ABR Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor in the case of SOFR Loans, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or if any Lender may not lawfully continue to maintain such SOFR Loans to such day until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.02.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Effective Date. The effectiveness of this Agreement and obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) The Administrative Agent, the Arrangers and the Lenders shall have received all commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including, to the extent invoiced at least one Business Day prior to the Effective Date, the reasonable and documented fees and expenses of Latham & Watkins LLP, counsel to the Administrative Agent).

(b) The Administrative Agent shall have received a certificate of Responsible Officer, dated as of the Effective Date, of each Credit Party setting forth (i) resolutions of its board of directors (or comparable governing body) with respect to the authorization of such Credit Party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Credit Party (A) who are authorized to sign the Loan Documents to which such Credit Party is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the bylaws, limited liability company agreements, limited partnership agreements, certificates of incorporation, certificates of formation and certificates of limited partnership, as applicable, of such Credit Party, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(c) The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of each Credit Party from its state of incorporation or formation and with respect to foreign qualification in any other jurisdiction in which such Credit Party owns Oil and Gas Properties.

(d) The Administrative Agent shall have received from the Borrower and each other party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(e) The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note in a principal amount equal to its Maximum Credit Amount dated as of the Effective Date.

(f) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments required as of the Effective Date, including the Guarantee and Collateral Agreement and the other Security Instruments described on Exhibit E. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

(i) have received the Security Instruments which will, when properly recorded (or when the applicable financing statements related thereto are properly filed or such other actions needed to perfect are taken) create first priority, perfected Liens (subject only to Liens permitted by Section 9.03 and which are prior as a matter of law or contract) (A) on at least 90% of the PV-9 of the Borrowing Base Properties of the type set forth in clause (a) of the definition thereof evaluated in the Initial Reserve Report, (B) those Midstream Assets material to the operation of the Borrowing Base Properties to the extent reasonably requested by the Administrative Agent, and (C) on all other Property purported to be pledged as collateral pursuant to the Security Instruments; and

(ii) have received certificates, together with undated, blank stock or equity powers for each such certificate, representing all of the issued and outstanding Equity Interests in each of the Borrower and the Restricted Subsidiaries that are evidenced by certificates, to the extent such Equity Interests are certificated.

(g) The Administrative Agent shall have received an opinion, dated as of the Effective Date, of Norton Rose Fulbright US LLP, special counsel to the Credit Parties and of Davis Graham & Stubbs LLP, Colorado counsel to the Credit Parties, in each case in form and substance reasonably acceptable to the Administrative Agent and its counsel, addressed to the Administrative Agent, the Lenders and the Issuing Banks.

(h) The Administrative Agent shall have received certificates of insurance coverage of the Credit Parties evidencing that the Credit Parties are carrying insurance in accordance with Section 7.12.

(i) The Administrative Agent shall have received title information setting forth the status of title to at least 90% of the PV-9 of the Borrowing Base Properties of the type set forth in clause (a) of the definition thereof evaluated in the Initial Reserve Report.

(j) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Credit Parties have received all consents and approvals required by Section 7.03.

(k) The Administrative Agent shall have received the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.11(c).

(l) After giving effect to any Borrowing to be made on the Effective Date, Availability shall not be less than an amount equal to 20% of the then Loan Limit then in effect.

(m) The Administrative Agent shall have received appropriate tax, judgment and UCC search certificates and county-level real property record search results reflecting no prior Liens encumbering the Properties of the Borrower and its Restricted Subsidiaries for each jurisdiction requested by the Administrative Agent other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

(n) The Administrative Agent shall have received a certificate of a Responsible Officer, dated as of the Effective Date, of the Borrower certifying:

(i) that the representations and warranties set forth in Article VII are true and correct in all material respects on the Effective Date except to the extent any such representations and warranties (A) are expressly limited to an earlier date, in which case, on and as of Effective Date, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date or (B) are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case, such representations and warranties shall be true and correct in all respects;

(ii) that, after giving effect to the Transactions on the Effective Date, since December 31, 2023, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect;

(iii) that, after giving effect to the Transactions on the Effective Date, no Default or Event of Default shall have occurred and be continuing;

(iv) that, after giving effect to the Transactions on the Effective Date, the Borrower is in pro forma compliance with Sections 9.01(a) and 9.01(b);

(v) that the Specified Acquisition Agreement Representations are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects), to the extent that the Borrower or its respective applicable Affiliates have the right to, pursuant to the Acquisition Agreement, terminate its obligations thereunder or decline to consummate the Acquisition as a result of a breach of such Specified Acquisition Agreement Representations; and

(vi) that the Borrower has received the Equity Contribution prior to or substantially simultaneously with the Effective Date (and in any event will receive the Equity Contribution within 1 Business Day after the Effective Date).

(o) (i) the Administrative Agent and the Lenders shall have received, at least five (5) days prior to the Effective Date, all documentation and other information about the Credit Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act that has been requested by the Administrative Agent or such Lender in writing at least ten (10) days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification at least five (5) days prior to the Effective Date.

(p) The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03 together with a flow of funds reasonably acceptable to the Administrative Agent and a request for a Letter of Credit in accordance with Section 2.08(b), if applicable.

(q) The Administrative Agent shall have received a solvency certificate from the Chief Financial Officer of the Borrower substantially in the form of Exhibit L.

(r) The Arrangers shall have received (i) an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of, and for the nine month period ending on, September 30, 2024, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date, and projections of production and cash flows as requested by the Arrangers prior to the Effective Date, (ii) financial information, lease operating statements and the Reserve Report (as defined in the Acquisition Agreement) (and any other applicable reserve report or reserve information) and other similar information relating to the Acquired Assets reasonably requested by the Arrangers and all reasonably requested updates thereto and (iii) the pro forma proposed debt and equity capitalization or any assumed interest rates, dividends (if any) and fees and expense relating to such debt or equity capitalization.

(s) Prior to or substantially concurrently with the Effective Date, the Acquisition shall have been consummated in all material respects in accordance with the terms of the Acquisition Agreement as in effect on February 6, 2025, without giving effect to any modifications, amendments, or express waivers or consents by the Borrower (or its affiliates) thereto that are materially adverse to the Lenders (in their capacities as such) without the consent of the Majority Hold Lead Arrangers (not to be unreasonably withheld, conditioned, or delayed) (it being understood and agreed that (a) any change to the definition of “Material Adverse Effect” (as defined in the Acquisition Agreement) shall be deemed materially adverse to the Lenders, and (b) any modification, amendment, or express waiver or consents by the Borrower (or its affiliates) that results in an increase or reduction in the purchase price shall be deemed to not be materially adverse to the Lenders so long as any increase in the purchase price is funded either with amounts permitted to be Borrowed on the Effective Date under this Agreement and/or proceeds from the Equity Contribution and any reduction in the purchase price shall be applied to reduce, on a dollar for dollar basis, the amount of Commitments funded on the Effective Date.

(t) The Administrative Agent shall have received evidence that all of the Liens on the Acquired Assets (other than Liens permitted under Section 9.03) have been released or terminated (or shall be released or terminated substantially concurrently with the occurrence of the Effective Date), together with duly executed recordable releases and terminations with respect to any and all such Liens.

(u) The Administrative Agent shall have received evidence that the Convertible Note has been fully repaid/redeemed and terminated.

(v) Unless fully redeemed or repaid with (i) Net Proceeds of the Equity Contribution in excess of the minimum amount required under this Section 6.01 and/or (ii) the Net Proceeds of any other issuance of any Equity Interests of the Borrower on or prior to the Effective Date and applied on the Effective Date, the Existing Subordinated Note shall remain outstanding on the Effective Date.

(w) The Administrative Agent shall have received duly executed copies of (i) the Specified Preferred Equity Documentation and (ii) the Acquisition Agreement, including any modifications and amendments thereto and any assignments done or made in connection therewith.

Without limiting the generality of the provisions of Section 11.04, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by or reasonably acceptable or reasonably satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto. All documents executed or submitted pursuant to this Section 6.01 by and on behalf of any of the Credit Parties shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The obligations of the Lenders to make Loans and of any Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 4:00 p.m., New York, New York time, on March 27, 2025 (and in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time). The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 6.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing after the initial Borrowing to be made on the Effective Date, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing;

(b) The representations and warranties of the Credit Parties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties (i) are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date or (ii) are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case, such representations and warranties shall be true and correct in all respects;

(c) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit (or an amendment, extension or renewal of a Letter of Credit) in accordance with Section 2.08(b), as applicable; and

(d) At the time of and immediately after giving effect to any such Borrowing the Borrower and its Restricted Subsidiaries do not have any Excess Cash.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a), (b), and (d).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, the Borrower and each of its Restricted Subsidiaries makes, on the Effective Date and each date specified in this Agreement and the other Loan Documents for representations and warranties to be made or deemed made, the following representations and warranties, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

Section 7.01 Organization; Powers. Each of the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions are within each of the Borrower’s and each Restricted Subsidiary’s corporate, limited liability company or partnership powers and have been duly authorized by all necessary corporate, limited liability company or partnership action and, if required, action by any holders of its Equity Interests (including, without limitation, any action required to be taken by any class of directors, managers or supervisors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which the Borrower and each Restricted Subsidiary is a party has been duly executed and delivered by the Borrower and such Restricted Subsidiary and constitutes a legal, valid and binding obligation of the Borrower and such Restricted Subsidiary, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower or any Restricted Subsidiary or any order of any Governmental Authority, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Debt binding upon the Borrower or any Restricted Subsidiary or any of their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or any Restricted Subsidiary, except for violations that could not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Restricted Subsidiary (other than Liens created by the Loan Documents).

Section 7.04 Financial Condition; No Material Adverse Change.

(a) The Borrower has heretofore furnished to the Administrative Agent (i) the audited financial statements of the Borrower for the fiscal year ended December 31, 2023 and (ii) the unaudited balance sheet and statements of income, members’ equity and cash flow of the Borrower as of and for the fiscal quarter ended September 30, 2024. Such financial statements, and all financial statements delivered pursuant to Section 8.01(a) and Section 8.01(b), have been prepared in accordance with GAAP consistently applied throughout the applicable period covered thereby and present fairly and accurately the consolidated financial condition and results of operations and cash flows of the Borrower as of the dates and for the periods to which they relate (subject to normal year-end audit adjustments and the absence of footnotes).

(b) The Borrower has heretofore furnished to the Lenders financial projections for the Borrower and its Consolidated Restricted Subsidiaries reasonably satisfactory to the Administrative Agent, with such projections being on a quarterly and annual basis through calendar year 2029. Such projections and financial statements present fairly, in all material respects, the projected financial position and results of operations and cash flows of the Borrower and its Consolidated Restricted Subsidiaries as of such dates and for such periods and such projections were prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made available to the Lenders, it being understood that such projections are not to be viewed as facts and that actual results may vary materially from such projections and that the Borrower makes no representation that such projections will be realized.

(c) Since December 31, 2023, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

(d) Except as set forth on Schedule 7.04 or as set forth in the financial statements referred to in this Section 7.04, other than the Obligations, neither the Borrower nor any Restricted Subsidiary has on the Effective Date any Material Debt (including Disqualified Capital Stock).

Section 7.05 Litigation.

(a) Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Restricted Subsidiary (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve any Loan Document or the Transactions.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in a Material Adverse Effect.

Section 7.06 Environmental Matters. Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the Borrower and its Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;

(b) the Borrower and its Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of the Borrower or its Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked, rescinded or adversely modified, or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be denied or unreasonably delayed or conditioned;

(c) there are no claims, demands, suits, orders, inquiries, investigations, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that are pending or, to the Borrower’s knowledge, threatened against the Borrower or its Subsidiaries or any of their respective Properties or as a result of any operations at such Properties;

(d) none of the Properties of the Borrower or its Subsidiaries contain or, to the Borrower’s knowledge, since December 31, 2023, have contained any: (A) underground storage tanks requiring permits under applicable Environmental Law which have not been obtained and from which there have been Releases of Hazardous Materials; (B) asbestos-containing materials present in violation of applicable Environmental Laws and requiring removal pursuant to applicable Environmental Law; (C) landfills or dumps requiring an Environmental Permit pursuant to Environmental Law which have not been obtained or which are in violation of applicable Environmental Laws; (D) hazardous waste management units as defined pursuant to RCRA or any comparable state law which are in violation of applicable Environmental Laws; or (E) sites on, or to the Borrower’s knowledge nominated for, the National Priority List promulgated pursuant to CERCLA or any comparable state remedial priority list promulgated or published pursuant to any comparable state law;

(e) there has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials at, on, under or from any Property currently owned, leased or operated by the Borrower or any Subsidiary, there is no investigation (to the Borrower’s knowledge), remediation, abatement, removal, or monitoring of Releases of Hazardous Materials required of the Borrower or any Subsidiary under applicable Environmental Laws at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;

(f) neither the Borrower nor any of its Subsidiaries has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, on, under, or Released or threatened to be Released from any real properties offsite the Borrower’s or any of its Subsidiary’s Properties (including any real properties formerly owned, leased, or operated by the Borrower or any Subsidiary) and, to the Borrower’s knowledge, there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice; and

(g) to the Borrower’s knowledge, there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower’s or its Subsidiaries’ Properties that would reasonably be expected to result in a claim for damages or compensation pursuant to applicable Environmental Laws.

Section 7.07 Compliance with Laws and Agreements; No Defaults.

(a) the Borrower and each Restricted Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. For clarity, the representations and warranties in this Section 7.07(a) do not relate to matters involving Environmental Laws, Environmental Permits or Hazardous Material; the representations and warranties of the Borrower with respect to such matters are set forth in Section 7.06.

(b) No Default has occurred and is continuing.

Section 7.08 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09 Taxes. Each of the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all income and other material Tax returns and reports required to have been filed (taking into account ordinary course extensions) and has paid or caused to be paid all income and other material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to file such Tax returns or pay such Taxes could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any of their Restricted Subsidiaries that would, if made, have a Material Adverse Effect.

Section 7.10 ERISA. Except, individually or in the aggregate, as could not reasonably be expected to have a Material Adverse Effect:

(a) Each Plan that is a single employer plan as defined in section 4001 of ERISA is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code;

(b) No ERISA Event has occurred with respect to any Plan within the last six (6) years and no ERISA Event with respect to any Plan is reasonably expected to occur; and

(c) The present value of all accumulated benefit obligations under each underfunded Plan that is a single employer plan as defined in section 4001 of ERISA (based on the assumptions used for purposes of Accounting Standards Codification No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans that are single employer plans as defined in section 4001 of ERISA (based on the assumptions used for purposes of Accounting Standards Codification No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans; and

(d) Neither the Borrower nor its Restricted Subsidiaries sponsors, maintains, or contributes to a retiree medical plan that may not be terminated by the Borrower or a Restricted Subsidiary in its sole discretion at any time without any liability to the Borrower or a Restricted Subsidiary, other than for benefits accrued or claims incurred on or before such termination.

Section 7.11 Disclosure; No Material Misstatements. None of the written reports, financial statements, certificates or other information, furnished by or on behalf of the Borrower or any Restricted Subsidiary in writing to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading as of the date such information is dated or certified; provided that (a), with respect to financial projections, prospect information, geological and geophysical data, engineering projections and other forward looking information and information of a general economic or industry specified nature, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that, with respect to Reserve Reports, projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower makes no representation that such projections will be realized) and (b) as to statements, information and reports supplied by third parties, the Borrower represents only that it is not aware of any material misstatement or omission therein. There are no statements or conclusions in any Reserve Report which are based upon or include materially misleading information or fail to take into account material information known to the Borrower regarding the matters reported therein, provided that (i) with respect to any Reserve Report prepared by one or more Approved Petroleum Engineers, the Borrower represents only that it exercised due care in furnishing information to such Approved Petroleum Engineers so that they could prepare such Reserve Report, and that such information was not misleading and did not fail to take into account material information known to the Borrower regarding the matters reported therein, and (ii) it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and the Restricted Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

Section 7.12 Insurance. The Borrower has, and has caused all of the Restricted Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk that are customarily insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and the Restricted Subsidiaries.

Section 7.13 Restriction on Liens. Neither the Borrower nor any Restricted Subsidiary is a party to any material agreement or arrangement (other than such agreements or arrangements permitted by Section 9.16), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent for the benefit of the Secured Parties on or in respect of their Properties to secure the Obligations and the Loan Documents.

Section 7.14 Subsidiaries. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, the Borrower has no Subsidiaries, and the Borrower has no Foreign Subsidiaries. Schedule 7.14, as so supplemented, correctly identifies each Subsidiary as either “Restricted” or “Unrestricted”, and each Restricted Subsidiary on such schedule is a Wholly-Owned Subsidiary.

Section 7.15 Location of Business and Offices. Schedule 7.15 sets forth the Borrower’s and each Restricted Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.15 (or as set forth in a notice delivered pursuant to Section 8.01(o)).

Section 7.16 Properties; Titles, Etc.

(a) Except as set forth on Schedule 7.16, each of the Borrower and the Restricted Subsidiaries has good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report (except for those Oil and Gas Properties that have been disposed of since the date of such Reserve Report in accordance with this Agreement or leases which have expired in accordance with their terms), and good title to all its personal Properties material to its business, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, the Borrower or the Restricted Subsidiary specified as the owner owns at least the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report (except for those Oil and Gas Properties that have been disposed of since the date of such Reserve Report in accordance with this Agreement or leases which have expired in accordance with their terms), and the ownership of such Properties shall not in the aggregate in any material respect obligate the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such Property.

(b) All material leases and agreements necessary for the conduct of the business of the Borrower and its Restricted Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such leases or agreements, which could reasonably be expected to have a Material Adverse Effect.

(c) The rights and Properties presently owned, leased or licensed by the Borrower and the Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Restricted Subsidiaries to conduct their business in all material respects in the same manner as their business has been conducted prior to the date hereof.

(d) All of the material Properties of the Borrower and the Restricted Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition (ordinary wear and tear excepted) or are maintained in accordance with prudent business standards.

(e) the Borrower and each Restricted Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Restricted Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower and the Restricted Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.17 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and its Restricted Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of such Oil and Gas Properties of the Borrower and the Restricted Subsidiaries. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (a) no Oil and Gas Property of the Borrower or any Restricted Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any Restricted Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Borrower or such Restricted Subsidiary. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of the Restricted Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of the Restricted Subsidiaries, in a manner consistent with the Borrower’s or the Restricted Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).

Section 7.18 Gas Imbalances, Prepayments. Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.11(c), on a net aggregate basis there are no gas imbalances, take or pay or other prepayments which would require the Borrower or any of the Restricted Subsidiaries to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding two percent (2.0%) of the aggregate volumes of gas (on an mcf equivalent basis) listed in the most recent Reserve Report.

Section 7.19 Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recent certificate delivered pursuant to Section 8.11(c) (with respect to all of which contracts the Borrower represents that it or the Restricted Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Borrower’s or the Restricted Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date of such contract.

Section 7.20 Swap Agreements and Qualified ECP Guarantor. Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(e), as of the date thereof, sets forth a true and complete list of all Swap Agreements of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement. The Borrower is a Qualified ECP Guarantor. For purposes of this Section 7.20, the net mark to market value shall be calculated as of the “as of” date of the financial statements concurrently delivered pursuant to Section 8.01(a) or 8.01(b), as applicable.

Section 7.21 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used (a) on the Effective Date, to refinance the amounts outstanding under the Existing Credit Agreement, together with the net proceeds of the Equity Contribution, to consummate the Transactions, including the Acquisition, the payment of Transaction Costs and for working capital and other general corporate purposes and (b) after the Effective Date, to provide for the working capital needs of the Borrower and its Subsidiaries, to fund capital expenditures, for the acquisitions, development and exploration of Oil and Gas Properties permitted hereunder and for general corporate or equivalent purposes. The Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.22 Solvency. After giving effect to the Transactions contemplated hereby and thereafter (including at the time of and after giving effect to the making of each Borrowing hereunder and each issuance, amendment, renewal or extension of any Letter of Credit), (a) the fair value of the assets of the Borrower and the Restricted Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Borrower and the Restricted Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and the Restricted Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured, and (d) the Borrower and the Restricted Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

Section 7.23 Anti-Corruption Laws and Sanctions.

(a) Each of the Borrower and the Subsidiaries have implemented and maintain in effect such policies and procedures, if any, as each of them reasonably deems appropriate, in light of its business and international activities (if any), designed to ensure compliance by the Borrower, the Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

(b) The Borrower, the Subsidiaries, their respective officers and employees and, to the knowledge of each of the foregoing after due care and inquiry, its directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not engaged in any activity that would reasonably be expected to result in any Credit Party being designated as a Sanctioned Person.

(c) None of (i) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (ii) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person or located in a Sanctioned Country. The Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to finance the activities of any Person subject to any applicable Sanctions.

(d) None of the proceeds of the Loans or the Letters of Credit shall be used in violation of Anti-Corruption Laws.

Section 7.24 Affected Financial Institutions. No Credit Party is an Affected Financial Institution.

Section 7.25 Security Instruments. The Security Instruments are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and proceeds thereof, subject, in the case of enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and fair dealing. Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on the Mortgaged Properties described therein and proceeds and products thereof, and when the Mortgages are filed in the recording office where such Mortgaged Property is located, each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Credit Party in the Mortgaged Properties described therein and the proceeds and products thereof, as security for the Obligations.

Section 7.26 Minimum Volume Contracts. Except as set forth on Schedule 7.26 and thereafter either disclosed in writing to the Administrative Agent or included in the most recent certificate delivered pursuant to Section 8.11(c), there are no Minimum Volume Contracts. Schedule 7.26 or the most recent certificate delivered pursuant to Section 8.11(c) sets forth (a) the counterparty(ies) to each such Minimum Volume Contract, (b) the tenor of the contract and related MVC Obligations, (c) the commodity subject to such Minimum Volume Contract, (d) the volume quantum of MVC Obligation for each such Minimum Volume Contract on a quarterly basis through its expiration, (e) current projected volume deficiencies, if any, for each quarter associated with each MVC Obligation through its expiration and (f) the Oil and Gas Properties dedicated to performance of such MVC Obligations.

Section 7.27 Senior Debt Status. The Obligations constitute “Senior Indebtedness”, “Designated Senior Indebtedness” or any similar designation under and as defined in any agreement governing any unsecured, senior subordinated or subordinated Debt and the subordination provisions set forth in each such agreement, if any, are legally valid and enforceable against the parties thereto subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.28 Accounts. As of the Effective Date, Schedule 7.28 lists all Deposit Accounts, Securities Accounts and Commodity Accounts maintained by or for the benefit of the Borrower or any Restricted Subsidiary together with the deposit bank or securities or commodity intermediary for any such account, the account name, the account type, the account number and whether such account is an Excluded Account (and, if any such account is listed as an Excluded Account, the subcategory in the “Excluded Account” definition to which such account applies).

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until Payment in Full, the Borrower covenants and agrees with the Lenders that:

Section 8.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and, except in the case of Section 8.01(q), each Lender:

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than the earlier of (i) one hundred twenty (120) days after the end of each fiscal year of the Borrower and (ii) five (5) days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions), beginning with the fiscal year ending December 31, 2024, the audited consolidated balance sheet and related statements of operations, members’ equity and cash flows of the Borrower as of the end of and for such year, setting forth in each case in comparative form (to the extent available) the figures for the previous fiscal year, all reported on by an Approved Accountant or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception, and without any exception as to the scope of such audit other than a “going concern” or other qualification that results from the Maturity Date or the maturity date of any Debt being scheduled to occur within one year from the time such opinion is delivered) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than the earlier of (i) sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and (ii) five (5) days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions), commencing with the fiscal quarter ending March 31, 2025, the Borrower’s consolidated balance sheet and related statements of operations, members’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form (to the extent available) the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Certificate of Financial Officer - Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer prepared in good faith and in form and substance acceptable to the Administrative Agent, such acceptability not to be unreasonably withheld or delayed; provided that (x) if the Administrative Agent has not indicated such certificate is not acceptable within five (5) Business Days, then such certificate shall be deemed to be acceptable to the Administrative Agent and (y) if the Administrative Agent has delivered notice to the Borrower within such five (5) Business Day period that the certificate is not acceptable, the delivery deadline for the foregoing certificate shall be five (5) Business Days from the date such notice is delivered, in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent financial statements previously delivered in connection with this Agreement and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) setting forth reasonably detailed calculation of Distributable Free Cash Flow for the most recently ended Test Period.

(d) Certificate of Financial Officer - Consolidating Information. If, at any time, all of the Consolidated Subsidiaries of the Borrower are not Consolidated Restricted Subsidiaries, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Consolidated Unrestricted Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Borrower.

(e) Certificate of Financial Officer - Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth (i) as of the last Business Day of the most recently ended fiscal quarter or fiscal year, a true and complete list of all material Swap Agreements of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20 or previously disclosed to the Administrative Agent, any margin required or supplied under any credit support document, and the counterparty to each such agreement and (ii) (A) a report setting forth a comparison of (1) the actual volume of crude oil, natural gas and natural gas liquids produced and sold during such fiscal quarter from the Oil and Gas Properties to (2) the notional volumes of crude oil, natural gas and natural gas liquids, as applicable, hedged by the Borrower and the Restricted Subsidiaries under their Swap Agreements for such fiscal quarter, (B) reasonably detailed calculations with respect to Section 8.18 and (C) a report, in detail reasonably satisfactory to the Administrative Agent, setting forth the information, to the extent not previously provided to the Administrative Agent, required pursuant to Section 7.26.

(f) Certificate of Insurer - Insurance Coverage. Annually upon the request of the Administrative Agent, a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.06, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(g) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Subsidiary, and a copy of any response by the Borrower or any such Subsidiary, or the board of directors (or comparable governing body) of the Borrower or any such Subsidiary, to such letter or report.

(h) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its public equity holders generally, as the case may be.

(i)  Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement governing Material Debt, and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(j) Lists of Purchasers. If requested by the Administrative Agent, concurrently with the delivery of any Reserve Report to the Administrative Agent, a list of all Persons purchasing material quantities of Hydrocarbons from the Borrower or any Restricted Subsidiary, which Persons, in the aggregate, represent purchasers of at least 70% of the aggregate production of the Borrower and the Restricted Subsidiaries.

(k) Notice of Sales of Borrowing Base Asset Dispositions and Borrowing Base Swap Liquidations. In the event that the Borrower or any Restricted Subsidiary since the most recent determination of the Borrowing Base, intends to consummate any Borrowing Base Asset Disposition or Borrowing Base Swap Liquidation, whether in a series of transactions or in a single transaction, in accordance with Section 9.12(d) that will yield Net Proceeds in excess of the dollar amount equal to five percent (5.0%) of the Borrowing Base then in effect (when aggregated with all other Borrowing Base Asset Dispositions or Borrowing Base Swap Liquidations since the later of (x) the Effective Date and (y) the most recent redetermination of the Borrowing Base), determined as of the time of such Borrowing Base Asset Disposition or Borrowing Base Swap Liquidation, reasonable prior written notice of such transaction, the price thereof and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent.

(l) Notice of Casualty Events. Prompt written notice, and in any event within five (5) Business Days, of the occurrence of any Casualty Event.

(m) Information Regarding the Borrower and Guarantors. (i) Prompt written notice (and in any event within ten (10) Business Days or such longer time as may be agreed to by the Administrative Agent) of any change (A) in any Credit Party’s organizational name, (B) in the location of any Credit Party’s chief executive office or principal place of business and (C) in any Credit Party’s identity or organizational structure or in the jurisdiction in which such Person is incorporated or formed and (ii) prompt written notice (and in any event within ten (10) Business Days thereafter or such longer time as may be agreed to by the Administrative Agent) of any change, (A) in any Credit Party’s organizational identification number in such jurisdiction of organization, and (B) in any Credit Party’s federal taxpayer identification number.

(n) Production Report; Lease Operating Statements. Concurrently with the delivery of any Reserve Report under Section 8.11(a), a report setting forth, for each calendar month during the then current fiscal year to date, on a month by month basis the volume of production and sales attributable to production (and the average prices at which such sales were made and the revenues derived from such sales) for each such calendar quarter from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production Taxes and lease operating expenses attributable thereto and incurred for such quarter.

(o) Notices of Certain Changes. Promptly, but in any event within ten (10) Business Days (or such longer time as may be agreed to by the Administrative Agent) after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation or formation, bylaws, certificate or articles of organization, regulations or limited liability company agreement, any preferred stock designation or any other organizational document of the Borrower or any Restricted Subsidiary, if such amendment, modification or supplement could reasonably be expected to be material to the Lenders or would have a direct impact on provisions set forth in the Loan Documents.

(p) Deposit Accounts, Commodity Accounts and Securities Accounts. Prompt written notice (such notice to include reasonably detailed information regarding the account number, purpose and applicable bank or other institution in respect of such Deposit Account, Commodity Account or Securities Account) of any Deposit Account, Commodity Account or Securities Account intended to be opened or acquired by any Credit Party (other than if any such account will be an Excluded Account).

(q) Incurrence of Specified Additional Debt or Permitted Refinancing Debt. In the event the Borrower or any Restricted Subsidiary intends to incur Specified Additional Debt or Permitted Refinancing Debt in respect thereof, in either case in a face principal amount equal to or greater than $2,500,000, at least five (5) Business Days’ prior written notice of such intended incurrence, the intended principal amount thereof and the anticipated date of closing.

(r) 12-Month Cash Flow Forecast. Concurrently with any delivery of a Reserve Report under Section 8.11(a), a forecast of cash flows and capital expenditures of the Borrower and the Restricted Subsidiaries for the immediately succeeding 12-month period, including assumptions used in calculating such projections and such other information as may be reasonably requested by the Administrative Agent, which shall be in a form reasonably satisfactory to the Administrative Agent.

(s) Minimum Volume Contracts. At least five (5) Business Days’ (or such later date as may be agreed to by the Administrative Agent in its sole discretion) prior written notice of the entry into any Minimum Volume Contract by the Borrower or any Restricted Subsidiary specifying the commercial terms of such Minimum Volume Contract and whether such Minimum Volume Contract will be associated with a dedication of Oil and Gas Properties.

(t) Other Requested Information. Promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA provided, however, that any such report or other information with respect to a multiemployer plan as defined in section 4001(a)(3) of ERISA shall be provided only to the extent such report or other information is reasonably available to the Borrower), and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.

(u) Notice of Restricted Payments. At least five (5) days prior to (and no more than ten (10) Business Days prior to) the Borrower or any Restricted Subsidiary making a Restricted Payment pursuant to Section 9.04(a)(iii), the Borrower shall provide a certificate of a Financial Officer substantially in the form of Exhibit N hereto prepared in good faith and in form and substance acceptable to the Administrative Agent, such acceptability not to be unreasonably withheld or delayed; provided that if the Administrative Agent has not indicated such certificate is not acceptable within five (5) Business Days, then such certificate shall be deemed to be acceptable to the Administrative Agent, (i) setting forth reasonably detailed calculations demonstrating compliance with Section 9.04(a)(iii) and (ii) certifying that immediately before and after giving effect to such Restricted Payment (x) no Default or Event of Default has occurred and is continuing or would result from such Restricted Payment and (y) no Borrowing Base Deficiency exists or would result from such Restricted Payment.

Documents required to be delivered pursuant to Section 8.01(a) or Section 8.01(b) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which Borrower electronically files such documents with the SEC.

Section 8.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent for distribution to each Lender prompt (and in any event within five (5) Business Days after the Borrower obtains knowledge thereof) written notice of the following:

(a) the occurrence of any Default or Event of Default;

(b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Subsidiaries thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, has a reasonable probability of an adverse determination and, if adversely determined, could reasonably be expected to result in liability in excess of $2,500,000, in each case, not fully covered by insurance, subject to normal deductibles;

(c) any action, investigation or inquiry by any Governmental Authority of which a Responsible Officer of the Borrower has knowledge or any written threat, demand or lawsuit by any Person against the Borrower or any Subsidiary or their Properties in connection with any Environmental Laws if the Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $2,500,000, in each case, not fully covered by insurance, subject to normal deductibles;

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(e) to the best of the Borrower’s knowledge, any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Each notice delivered under this Section 8.02 shall specify that it is “a notice under Section 8.02” of this Agreement, identify the specific clause above and be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence; Conduct of Business. The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.

Section 8.04 Payment of Obligations. The Borrower will, and will cause each Restricted Subsidiary to, pay all of its income and other material Tax liabilities of the Borrower and each of the Restricted Subsidiaries as the same shall become due and payable, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted and the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make such payment could not reasonably be expected to result in a Material Adverse Effect. The Borrower will pay the Loans in accordance with the terms hereof, and the Borrower will, and will cause each Restricted Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified, taking into consideration any grace periods therein.

Section 8.05 Operation and Maintenance of Properties; Subordination of Affiliated Operators’ Liens. The Borrower will, and will cause each Restricted Subsidiary to,

(a) operate its Oil and Gas Properties and other Properties or cause such Oil and Gas Properties and other Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable proration requirements, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to operate in a careful and efficient manner or the failure to comply could not reasonably be expected to have a Material Adverse Effect;

(b) maintain and keep in good repair, working order and efficiency (ordinary wear and tear and obsolescence excepted) all of its Properties, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired its rights with respect thereto and prevent any forfeiture thereof or default thereunder, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other Properties, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(e) cause each Affiliate of the Borrower which operates any of the Borrower’s or its Restricted Subsidiaries’ Oil and Gas Properties to subordinate, pursuant to agreements in form and substance satisfactory to the Administrative Agent, any operators’ Liens or other Liens in favor of such Affiliate in respect of such Oil and Gas Properties to the Liens in favor of the Administrative Agent for the benefit of the Secured Parties;

provided that to the extent the Borrower is not the operator of any Property, the Borrower shall use commercially reasonable efforts to cause the operator to comply with this Section 8.05 but failure of the operator to so comply will not constitute a Default or Event of Default.

Section 8.06 Insurance. The Borrower will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance (a) in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and (b) in accordance with all Governmental Requirements. The loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” (and “mortgagee”, if applicable) and the Administrative Agent as lender loss payee and use commercially reasonable efforts to provide that the insurer will endeavor to give at least thirty (30) days’ prior notice of any cancellation to the Administrative Agent (or ten (10) days’ prior written notice in the event of cancellation for nonpayment of premium).

Section 8.07 Books and Records; Inspection Rights. The Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants; provided, that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 8.07 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of a continuing Event of Default and only one such visit per fiscal year shall be at the Borrower’s expense; provided, further that, when an Event of Default exists, the Administrative Agent, any Lender or any respective representatives or independent contractors of the Administrative Agent or any Lender may do any of the foregoing at any time during normal business hours upon reasonable advance notice.

Section 8.08 Compliance with Laws. The Borrower will, and will cause each Restricted Subsidiary to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property (other than Anti-Corruption Laws and applicable Sanctions), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (ii) materially comply with all Anti-Corruption Laws and applicable Sanctions. The Borrower will, and will cause each of its Subsidiaries to, maintain in effect and enforce such policies and procedures, if any, as they reasonably deem appropriate, in light of their businesses and international activities (if any), designed to ensure compliance by the Borrower, its Subsidiaries and each of their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 8.09 Environmental Matters.

(a) The Borrower shall at its expense: (i) comply, and shall take reasonable action to cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which would be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall take reasonable action to cause each Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Properties owned, leased, or operated by the Borrower or the Subsidiaries or any other property offsite such Property to the extent caused by the Borrower’s or any of the Subsidiaries’ operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which would reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall take reasonable action to cause each Subsidiary to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or the Subsidiaries’ Properties, which failure to obtain or file would reasonably be expected to have a Material Adverse Effect; (iv) reasonably promptly commence and diligently prosecute to completion, and shall take reasonable action to cause each Subsidiary to reasonably promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required of them under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties, which failure to reasonably commence and diligently prosecute to completion would reasonably be expected to have a Material Adverse Effect; and (v) conduct, and take reasonable action to cause its Subsidiaries to conduct, their respective operations and businesses in a manner that will not unreasonably or unlawfully expose any Person to Hazardous Materials that would reasonably be expected to result in a claim for damages or compensation pursuant to applicable Environmental Laws, the exposure of which would reasonably be expected to have a Material Adverse Effect.

(b) The Borrower will reasonably promptly, but in no event later than five (5) days after the Borrower obtains knowledge thereof, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against the Borrower or its Subsidiaries or their Properties of which the Borrower has knowledge in connection with any Environmental Laws if the Borrower reasonably anticipates it would reasonably be expected to have a Material Adverse Effect.

Section 8.10 Further Assurances.

(a) The Borrower at its sole expense will, and will cause each Restricted Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Restricted Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the Collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in connection therewith.

(b) The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law. The Borrower acknowledges and agrees that any such financing statement may describe the collateral as “all assets” of the applicable Credit Party or words of similar effect as may be required by the Administrative Agent.

Section 8.11 Reserve Reports.

(a) On or before each March 1 ~~and~~, June 1, September 1 and December 1 of each year, commencing March 1, 2025, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Credit Parties as of the immediately preceding January 1st, April 1st, July 1st and ~~July~~October 1st, respectively (or such other date as may be approved by the Administrative Agent). The January 1 Reserve Report of each year shall be prepared by one or more Approved Petroleum Engineers that have completed an independent engineering evaluation of the reserves attributable to the Credit Parties’ Oil and Gas Properties, and the April 1, July 1 and October 1 Reserve ~~Report~~Reports of each year shall be prepared, at the option of the Borrower, either by one or more Approved Petroleum Engineers that have completed an independent engineering evaluation of the reserves attributable to the Credit Parties’ Oil and Gas Properties or by or under the supervision of the Internal Petroleum Engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and, to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

(b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared, at the option of the Borrower, either by one or more Approved Petroleum Engineers that have completed an independent engineering evaluation of the reserves attributable to the Credit Parties’ Oil and Gas Properties or by or under the supervision of the Internal Petroleum Engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.

(c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent a certificate from a Responsible Officer to be substantially in the form of Exhibit M (or such other form as the Administrative Agent may agree) certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, it being understood that projections concerning volumes and production and cost estimates contained in each Reserve Report are necessarily based upon opinions, estimates and projections and that neither the Borrower nor such Responsible Officer warrants that such opinions, estimates and projections will ultimately prove to have been accurate, (ii) the Borrower or its Restricted Subsidiaries has, or in respect of to-be-acquired assets in connection with a permitted acquisition, will have, prior to the effectiveness of the Scheduled Redetermination or Interim Redetermination, as applicable, good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report (other than those Oil and Gas Properties (A) disposed of in compliance with Section 9.12, and, other than as previously disclosed in writing to the Administrative Agent, set forth on an exhibit to such certificate (other than Hydrocarbons sold in the ordinary course of business) (B) that constitute leases that have expired in accordance with their terms or (C) that have title defects disclosed in writing to the Administrative Agent (including through the provision of title information pursuant to Section 8.11(a)) and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as previously disclosed in writing to the Administrative Agent or as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Restricted Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as previously disclosed in writing to the Administrative Agent or as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached thereto is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the Effective Date, (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total PV-9 of the Oil and Gas Properties evaluated in such Reserve Report that are Mortgaged Properties and, to the extent that the value of such Mortgaged Properties represent is not in compliance with Section 8.13(a), a reasonably detailed description of the steps that the Borrower will take to come into compliance with Section 8.13(a) in accordance with the terms hereof, and (vii) attached thereto is a list of all Minimum Volume Contracts entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report or the date on which the Borrower disclosed the existence of Minimum Volume Contracts to the Administrative Agent, as applicable, which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.26 had such agreement been in effect on the Effective Date.

Section 8.12 Title Information.

(a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.11(a), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Borrowing Base Properties of the type set forth in clause (a) of the definition thereof evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least ~~90~~95% of the PV-9 of the Borrowing Base Properties of the type set forth in clause (a) of the definition thereof evaluated by such Reserve Report.

(b) If the Borrower has provided title information for additional Properties under Section 8.12(a), the Borrower shall, within thirty (30) days (or such longer time period as may be agreed to by the Administrative Agent in its sole discretion) after notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least ~~90~~95% of the PV-9 of the Borrowing Base Properties of the type set forth in clause (a) of the definition thereof evaluated by such Reserve Report.

(c) If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the period of time required by clause (b) above or the Borrower does not comply with the requirements to provide acceptable title information covering at least ~~90~~95% of the PV-9 of the Borrowing Base Properties of the type set forth in clause (a) of the definition thereof evaluated in the most recent Reserve Report, such failure shall not be a Default or Event of Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Required Lenders are not satisfied with title to any Mortgaged Property after such period of time has elapsed, such unacceptable Mortgaged Property shall not count towards the ~~90~~95% requirement, and the Administrative Agent may, or the Required Lenders may direct the Administrative Agent to, send a notice (such notice, an “Uncured Title Defect Notice”) to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information covering at least ~~90~~95% of the PV-9 of the Borrowing Base Properties of the type set forth in clause (a) of the definition thereof evaluated by such Reserve Report. This new Borrowing Base shall become effective in accordance with Section 2.07(g).

Section 8.13 Additional Collateral and Additional Guarantors.

(a) In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.11(c)(vi)) to ascertain whether the Mortgaged Properties represent at least ~~90~~95% of the PV -9 of the Borrowing Base Properties of the type set forth in clause (a) of the definition thereof evaluated in the most recently delivered Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least ~~90~~95% of the PV-9 of the Borrowing Base Properties of the type set forth in clause (a) of the definition thereof, then the Borrower shall, and shall cause its Restricted Subsidiaries to, grant, within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) of delivery of the certificate required under Section 8.11(c), to the Administrative Agent as security for the Obligations a first-priority Lien interest (subject only to Excepted Liens which are prior as a matter of law or contract) on additional Oil and Gas Properties of the Credit Parties and which Oil and Gas Properties are not already subject to a Lien of the Security Instruments such that, after giving effect thereto, the Mortgaged Properties will represent at least ~~90~~95% of the PV-9 of the Borrowing Base Properties of the type set forth in clause (a) of the definition thereof. All such Liens will be created and perfected by and in accordance with the provisions of Mortgages and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its Oil and Gas Properties and such Restricted Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.13(b).

(b) In the event that (i) the Borrower determines that any Restricted Subsidiary is a Material Subsidiary, (ii) the Borrower or any Restricted Subsidiary creates, forms or acquires any Material Subsidiary (or any Unrestricted Subsidiary becomes a Restricted Subsidiary), or (iii) any Domestic Subsidiary that is not already a Guarantor incurs or guarantees any Specified Additional Debt, the Borrower shall promptly (and in any event, within thirty (30) days or such longer time period as may be agreed to by the Administrative Agent in its sole discretion) cause such Restricted Subsidiary to guarantee the Obligations pursuant to the Guarantee and Collateral Agreement. In connection with any such guaranty, the Borrower shall, or shall cause such Restricted Subsidiary (and, if the Borrower is not the owner of the Equity Interests in such Restricted Subsidiary, cause the owners of such Equity Interests) to, (A) execute and deliver a supplement to the Guarantee and Collateral Agreement executed by such Restricted Subsidiary, (B) pledge, or cause the owners of the Equity Interests of such Restricted Subsidiary to pledge, all of the Equity Interests in such Restricted Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests in such Subsidiary, together with appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof); and (C) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(c) The Borrower shall cause any Person guaranteeing Specified Additional Debt or Permitted Refinancing Debt in respect thereof to contemporaneously become a Guarantor hereunder in accordance with Section 8.13(b).

(d) At the reasonable request of the Administrative Agent, the Borrower shall and shall cause any Credit Party to grant, within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion), a mortgage over any Midstream Assets owned by such Credit Party to which Borrowing Base Value is attributed which are not then currently the subject of a Mortgage.

(e) Notwithstanding any provision in any of the Loan Documents to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) owned by any Credit Party included in the Mortgaged Property and no Building or Manufactured (Mobile) Home shall be encumbered by any Security Instrument; provided that (A) the applicable Credit Party’s interests in all lands and Hydrocarbons situated under any such Building or Manufactured (Mobile) Home shall be included in the Mortgaged Property and shall be encumbered by the Security Instruments and (B) the Borrower shall not permit, and shall not permit any other Credit Party to permit, to exist any Lien on any Building or Manufactured (Mobile) Home except Liens permitted by Section 9.03.

Section 8.14 ERISA Compliance. The Borrower will promptly furnish and will cause the Restricted Subsidiaries and any ERISA Affiliate (to the extent the Borrower has the legal authority to compel an ERISA Affiliate) to promptly furnish to the Administrative Agent (a) upon request thereof by the Administrative Agent, copies of each annual and other report with respect to each Plan or any trust created thereunder required to be filed with the United States Secretary of Labor or the Internal Revenue Service (provided, however, that any such report with respect to a multiemployer plan as defined in section 4001(a)(3) of ERISA shall be provided only to the extent such report is reasonably available to the Borrower), and (b) upon becoming aware of the occurrence of any ERISA Event or any nonexempt “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, that could reasonably be expected to have a Material Adverse Effect, a written notice signed by the President or the principal Financial Officer of the Borrower, the Restricted Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Restricted Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.

Section 8.15 Unrestricted Subsidiaries. The Borrower:

(a) will cause the management, business and affairs of each of the Borrower and the Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Borrower and the Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary will be treated as an entity separate and distinct from the Borrower and the Restricted Subsidiaries;

(b) will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries; and

(c) will not permit any Unrestricted Subsidiary to (i) hold any Equity Interest in, or any Debt of, the Borrower or any Restricted Subsidiary or (ii) own any Borrowing Base Property.

Section 8.16 Deposit Accounts; Commodity Accounts and Securities Accounts. Subject to Section 8.19(a), the Borrower will, and will cause each of the Restricted Subsidiaries to, cause each of their respective Deposit Accounts, Commodity Accounts or Securities Accounts (in each case, other than Excluded Accounts for so long as they are Excluded Accounts) to at all times be subject to an Account Control Agreement; provided that on or prior to June 10, 2026, the Borrower and its Restricted Subsidiaries will cause all of their respective Deposit Accounts, Commodity Accounts and Security Accounts existing on the Second Amendment Effective Date at Bank of America, N.A. (other than Excluded Accounts) to be subject to an Account Control Agreement.

Section 8.17 Commodity Exchange Act Keepwell Provisions. The Borrower hereby guarantees the payment and performance of all Obligations of each Credit Party (other than the Borrower) and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Credit Party (other than the Borrower) that is not otherwise an “eligible contract participant” as defined in the Commodity Exchange Act in order for such Credit Party to honor its obligations under the Guarantee and Collateral Agreement including obligations with respect to Swap Agreements (provided, however, that the Borrower shall only be liable under this Section 8.17 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.17, or otherwise under this Agreement or any Loan Document, as it relates to such other Credit Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 8.17 shall remain in full force and effect until Payment in Full. The Borrower intends that this Section 8.17 constitute, and this Section 8.17 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 8.18 Commodity Hedging. Concurrently with the date that financial statements are required to be delivered under Section 8.01(a) or Section 8.01(b), commencing with such required delivery date for the fiscal quarter ending March 31, 2025, the Borrower shall, and shall cause the Restricted Subsidiaries to, enter into and maintain Swap Agreements with Approved Counterparties in the form of swaps, collars (other than “three-way collars”), floors or other types reasonably acceptable to the Administrative Agent pursuant to which the Borrower and the Restricted Subsidiaries shall hedge notional volumes covering 50% of the reasonably anticipated projected production calculated on a quarterly basis (as forecasted based on the then most recently delivered Reserve Report hereunder) from the Borrowing Base Properties constituting Proved Developed Producing Reserves for crude oil, natural gas and natural gas liquids for the subsequent 24 calendar month period immediately following such required delivery date.

Section 8.19 Post-Closing Covenants.

(a) On or prior to the date ten (10) days following the Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall enter into (and shall thereafter maintain) Swap Agreements with Approved Counterparties in the form of swaps, collars (other than “three-way collars”), floors or other types reasonably acceptable to the Administrative Agent pursuant to which the Borrower shall hedge notional volumes covering at least 80% of the aggregate of the reasonably anticipated projected production of crude oil and natural gas (which may, at the Borrower’s option, be calculated on a BOE Basis), calculated on a quarterly basis (as forecasted based on the Initial Reserve Report) from the Borrowing Base Properties constituting Proved Developed Producing Reserves for crude oil and natural gas for the period beginning on April 1, 2025 and ending March 31, 2028.

ARTICLE IX

NEGATIVE COVENANTS

Until Payment in Full, the Borrower covenants and agrees with the Lenders that:

Section 9.01 Financial Covenants.

(a) Net Leverage Ratio. The Borrower will not, as of the last day of any fiscal quarter commencing with the fiscal quarter ending March 31, 2025, permit the Net Leverage Ratio to be greater than 3.00 to 1.00.

(b) Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter commencing with the fiscal quarter ending March 31, 2025, the Current Ratio as of such date to be less than 1.00 to 1.00.

(c) Right to Cure. In the event the Borrower fails to comply with the requirements of Section 9.01(a) and/or Section 9.01(b) during any fiscal quarter, then during the period beginning on the first day after the subject fiscal quarter until the expiration of the tenth Business Day subsequent to the date the compliance certificate for calculating the Net Leverage Ratio or Current Ratio, as applicable, is required to be delivered pursuant to Section 8.01(c) (the “Cure Period”), the Borrower shall be permitted to cure such failure to comply by requesting that the Net Leverage Ratio and/or Current Ratio, as applicable, be recalculated by increasing the Borrower’s EBITDAX and/or Consolidated Current Assets, as the case may be, by an amount equal to the proceeds of equity issued Borrower to one or more of the holders of the Equity Interests in Borrower or by contributions to the equity of Borrower by one or more of the holders of the Equity Interests in Borrower, during the Cure Period (such net cash proceeds amount so contributed to the Borrower, the “Cure Amount”); provided that (i) the proceeds of the equity cure shall be used to repay the Loans, (ii) the Borrower shall deliver written notice to the Administrative Agent concurrently with delivery of a timely delivered certificate required by Section 8.01(c) that it has elected to cure the failure to comply and clearly setting forth such equity contribution in the computation required by clause (ii) of such Section 8.01(c); (iii) the amount of the Cure Amount added to EBITDAX and/or Consolidated Current Assets, as the case may be, shall not be greater than the amount required to cause the Borrower to be in compliance with the Net Leverage Ratio and/or the Current Ratio, as applicable (but the amount of such Cure Amount deemed to apply to the applicable financial covenant shall not exceed the minimum amount necessary to cure such financial covenant breach and that, in demonstrating compliance with each financial covenant, only the minimum amount necessary to cure such financial covenant shall be included in the calculation for such financial covenant); (iv) the Borrower may not cure any default of the Net Leverage Ratio or Current Ratio by an equity cure more than (A) two (2) times in the aggregate for all such cures during any period of four consecutive fiscal quarters, with the simultaneous cure of both the Net Leverage Ratio and the Current Ratio in a single quarter counting as a single cure for purposes of this clause (A) or (B) four (4) times in the aggregate for all such cures prior to the Maturity Date with the simultaneous cure of both the Net Leverage Ratio and the Current Ratio in a single quarter counting as one cure for purposes of this clause (B) (provided that, if the Borrower exercises its cure right prior to the date financial statements are required to be delivered for a relevant fiscal quarter solely with respect to an anticipated Net Leverage Ratio default or Current Ratio default and the cure amount associated therewith is insufficient to cure a Net Leverage Ratio default or Current Ratio default with respect to such quarter, any subsequent exercise of a cure right prior to the cure deadline to ‘top-up’ such cure amount shall not count as an additional exercise of the cure right) and (v) with respect to any cure of the Net Leverage Ratio prior to the fiscal quarter ending September 30, 2025, the Cure Amount shall be added to EBITDAX after the actual EBITDAX exclusive of such Cure Amount is multiplied in connection with such annualization. The Borrower may apply a Cure Amount to either increase EBITDAX or increase Consolidated Current Assets in the same fiscal quarter; provided that to both increase EBITDAX and increase Consolidated Current Assets, separate Cure Amounts must be applied to each increase. With respect to a Cure Amount applied to EBITDAX, the resulting increase in the Borrower’s EBITDAX, shall be taken into account in calculating the Net Leverage Ratio for any Rolling Period that includes any fiscal quarter with respect to which such cure right was exercised. If after giving effect to the foregoing recalculations, the Borrower would then be in compliance with Section 9.01(a) or Section 9.01(b), as the case may be, the Borrower shall be deemed to have satisfied the requirements of Section 9.01(a) or Section 9.01(b), as applicable, as of the relevant earlier required date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach, Default or Event of Default of any such covenant that had occurred shall be deemed cured for the purpose of this Agreement and the other Loan Documents. After receiving the notice provided above, neither the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and none of Administrative Agent, any Lender or any Secured Party shall exercise any right to foreclose on or take possession of the Collateral or exercise any other remedy pursuant to Section 10.02, the other Loan Documents or applicable law prior to the end of the applicable Cure Period solely on the basis of an Event of Default having occurred and continuing under Section 9.01 (except to the extent that the Borrower has confirmed in writing that it is not going to receive a Cure Amount). The parties hereby acknowledge and agree that (x) this Section 9.01(c) may not be relied on or used for purposes of determining permitted amounts with respect to covenants in this Agreement other than Section 9.01(a) and Section 9.01(b) and (y) that such deemed increase to EBITDAX or Consolidated Current Assets, in any fiscal quarter shall be applied solely for the purpose of determining the existence of a Default or Event of Default under Section 9.01(a) and Section 9.01(b) with respect to any Rolling Period that includes such fiscal quarter and not for any other purpose under any Loan Document (including any determination of pro forma compliance with the Net Leverage Ratio for the purposes of incurring any Specified Additional Debt or making any Restricted Payment or any other purpose (even if the proceeds of any Cure Amount are actually used to reduce Debt or Consolidated Current Liabilities)). For the avoidance of doubt, no Lender or Issuing Bank shall be required to make any extension of credit hereunder during the Cure Period, unless the Borrower shall have received the Cure Amount.

Section 9.02 Debt. The Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a) the Notes, the Loans or other Obligations, including those arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes, the Loans or other Obligations, including those arising under the Loan Documents;

(b) Debt of the Borrower and the Restricted Subsidiaries existing on the date hereof that is reflected on Schedule 9.02 and any Permitted Refinancing Debt incurred in respect thereof;

(c) Debt under Finance Leases and Purchase Money Indebtedness not to exceed $15,000,000 in the aggregate at any one time outstanding;

(d) Debt in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations that are (i) required by Governmental Requirements or by Governmental Authorities in connection with the operation of the Oil and Gas Properties and (ii) not incurred in connection with money borrowed, which are provided in the ordinary course of business or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice;

(e) intercompany Debt incurred by (i) the Borrower or any Subsidiary Guarantor owing to the Borrower, any Subsidiary; provided that any such Debt owed by a Credit Party to a Subsidiary that is not a Guarantor shall be subject to subordination terms substantially identical to the subordination terms in the Guarantee and Collateral Agreement or (ii) any Subsidiary that is not a Guarantor owing to the Borrower or any Subsidiary; provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries;

(f) endorsements of negotiable instruments for collection in the ordinary course of business;

(g) (i) Specified Additional Debt; provided that on the date of any such incurrence of Debt after the Effective Date, unless such adjustment is waived pursuant to Section 12.02, the Borrowing Base shall be adjusted to the extent required by Section 2.07(f) and prepayment shall be made to the extent required by Section 3.04(c); provided that, after giving effect to the incurrence of such Debt, the Net Leverage Ratio on a pro forma basis is less than 3.00 to 1.00, and (ii) any Permitted Refinancing Debt incurred in respect of such Specified Additional Debt or in respect of any Permitted Refinancing Debt incurred in respect thereof;

(h) Debt constituting a guarantee by the Borrower or any Subsidiary Guarantor of any Debt incurred by another Credit Party so long as the incurrence of such Debt by such other Credit Party is otherwise permitted by this Section 9.02;

(i) Debt arising under Swap Agreements permitted by Section 9.18;

(j) Debt owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(k) Debt incurred to finance premiums due or to become due on any property, casualty, liability or other insurance policies for the Borrower or any Restricted Subsidiary;

(l) Debt consisting of indemnities or obligations in respect of purchase price adjustments or similar obligations;

(m) other Debt (and Permitted Refinancing Debt incurred in respect thereof) not to exceed, in the aggregate principal amount at any one time outstanding, $6,000,000 plus, in the case of Permitted Refinancing Debt, Additional Amounts, in each case, so long as, to the extent secured, secured solely by Property other than Oil and Gas Properties; and

(n) Debt arising under the Existing Subordinated Note in an aggregate principal amount not to exceed, from and after the Effective Date, $3,214,000 at any time, as in effect on the Effective Date and any Permitted Refinancing Debt incurred in respect thereof.

Section 9.03 Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens arising under the Loan Documents securing any Obligations;

(b) Excepted Liens; provided that with respect to any dedications entered into in connection with any Minimum Volume Contracts entered into after the Effective Date, such dedications shall be permitted to apply only to property that is Mortgaged Property at the time such dedication is entered into;

(c) Liens securing Debt permitted by Section 9.02(b) and set forth on Schedule 9.03;

(d) Liens securing Finance Leases or Purchase Money Indebtedness permitted by Section 9.02(c) but only on the Property under lease or the Property purchased, constructed or improved with such Purchase Money Indebtedness, as applicable;

(e) pledges or deposits in the ordinary course of business securing liabilities to insurance carriers in respect of insurance policies;

(f) Liens arising under Governmental Requirements securing the obligations of purchasers of Hydrocarbons to secure their sale at the wellhead in the ordinary course of business;

(g) Liens on cash earnest money deposits made in connection with any letter of intent or purchase agreement and Liens on amounts required to be held in escrow pursuant to customary escrow arrangements but only to the extent (i) such cash collateral is deposited in connection with an acquisition permitted under the Loan Documents for which a binding acquisition agreement or letter of intent has been entered into by the Borrower or a Subsidiary, and (ii) such cash collateral is released only to fund such acquisition and related costs, and in the event such acquisition is not effected, such cash collateral shall be released from such escrow; and

(h) Liens on Property not constituting Oil and Gas Properties and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(h) shall not exceed $6,000,000 in the aggregate at any one time outstanding.

This Section 9.03 shall be construed to allow the above Liens to cover and encumber all improvements, fixtures and/or accessions to the Property which are permitted to be subject to such Liens and all proceeds of such Property (including any insurance for such property) as determined in accordance with the Uniform Commercial Code.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 9.03 (other than Excepted Liens, Liens securing the Obligations and Section 9.03(f)) may at any time attach to any Oil and Gas Properties.

Section 9.04 Dividends and Distributions; Redemptions or Amendments in Respect of Specified Additional Debt.

(a) Dividends and Distributions. The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except:

(i) the Borrower and its Restricted Subsidiaries may make Restricted Payments to or on behalf of officers, directors or employees with respect to tax obligations associated with the vesting of restricted stock units or other rights to acquire Equity Interests in the Borrower or such Restricted Subsidiary issued pursuant to an employment, equity award, equity option or equity appreciation agreement or plans entered into by the Borrower or such Restricted Subsidiary in the ordinary course of business;

(ii) the Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;

(iii) on or after the Fall 2025 Borrowing Base Redetermination Date, the Borrower may make Restricted Payments with respect to its Equity Interests (including in respect of the Specified Preferred Equity) in cash (A) in an amount not to exceed 100% of Distributable Free Cash Flow (after giving pro forma effect to such payment and any other Free Cash Flow Utilizations occurring on such date) so long as (1) after giving effect to such payment (and any Borrowings incurred in connection therewith) on a pro forma basis, Availability is not less than an amount equal to 20% of the Loan Limit in effect at such time and (2) after giving effect to such payment (and any Borrowings incurred in connection therewith), the Net Leverage Ratio on a pro forma basis is less than or equal to 2.00 to 1.00 and (B) without limit so long as (1) after giving effect to such payment (and any Borrowings incurred in connection therewith) on a pro forma basis, Availability is not less than an amount equal to 25% of the Loan Limit in effect at such time and (2) after giving effect to such payment (and any Borrowings incurred in connection therewith), the Net Leverage Ratio on a pro forma basis is less than or equal to 1.25 to 1.00; provided that (x) the Borrower may not make any Restricted Payments in reliance on this clause (iii) if any Default, Event of Default or Borrowing Base Deficiency exists at the time of such Restricted Payment or would result therefrom and (y) the capacity under this clause (iii) shall be reduced by the Reserve Amount;

(iv) in connection with the Specified Preferred Equity, the Borrower may make Restricted Payments in connection with a Fundamental Change (as defined in the Specified Preferred Equity Documentation); provided that the Borrower has complied and is in compliance with Section 9.04(c) at the time of such Restricted Payment and if a Default or Event of Default exists at the time of such Restricted Payment, (x) all Obligations payable under the Loan Documents shall have been paid in full in cash (other than contingent indemnification obligations as to which no claim has been made) and (y) all Letters of Credit shall have expired or terminated (or are cash collateralized or otherwise arrangements in respect of which have been made to the satisfaction of the applicable Issuing Bank) and all LC Disbursements shall have been reimbursed~~, and~~;

(v) the Borrower may make Restricted Payments in the form of Equity Interests (other than Disqualified Capital Stock) of the Borrower or with the Net Proceeds of Equity Interests (other than Disqualified Capital Stock) of the Borrower received by the Borrower and applied substantially simultaneously to such Restricted Payment; and

(vi) the Borrower may make a Restricted Payment on or about April 8, 2026 to repurchase 13,727 shares of the Specified Preferred Equity for an aggregate cash purchase price of $18,999,047.64, together with the payment of accrued and unpaid dividends and issue certain penny warrants in connection with such Restricted Payment (collectively, the “Specified Preferred Equity Restricted Payment”).

(b) Redemptions or Amendments in Respect of Other Debt.

(i) The Borrower will not, and will not permit any Restricted Subsidiary to, call, make or offer to make any optional or voluntary Redemption of, or otherwise optionally or voluntarily Redeem (whether in whole or in part), any Debt (including, for the avoidance of doubt, the Existing Subordinated Note, and the Debt thereunder) other than the Loans and Letters of Credit (collectively “Other Debt”), or to make any other payments in respect of the Existing Subordinated Note; provided that the Borrower may voluntarily Redeem Other Debt:

(A) by converting Other Debt into Equity Interests in the Borrower (other than Disqualified Capital Stock);

(B) in the form of cash with Net Proceeds from any incurrence of additional Other Debt or Permitted Refinancing Debt in respect of existing Other Debt so long as (I) such Redemption occurs substantially contemporaneously with the receipt of such Net Proceeds and (II) such Redemption is in an amount no greater than the amount of the Net Proceeds of such incurrence of Other Debt or Permitted Refinancing Debt;

(C) in the form of cash with Net Proceeds from any capital contributions to, or of an issuance or offering of, Equity Interests (other than Disqualified Capital Stock) in the Borrower, so long as (I) no Default or Event of Default has occurred and is continuing both before and after, and no Borrowing Base Deficiency would occur after giving effect to such Redemption and (II) such Redemption occurs substantially contemporaneously with the receipt of such Net Proceeds;

(D) on or after the Fall 2025 Borrowing Base Redetermination Date, (1)  in an amount not to exceed 100% of Distributable Free Cash Flow after giving pro forma effect to such Redemption (and any other Free Cash Flow Utilizations occurring on such date) so long as, (x) after giving effect to such Redemption (and any Borrowings incurred in connection therewith), Availability is not less than an amount equal to 20% of the Loan Limit in effect at such time and (y) after giving effect to such Redemption (and any Borrowings incurred in connection therewith), the Net Leverage Ratio on a pro forma basis is less than or equal to 2.00 to 1.00 and (2) without limit so long as (x) after giving effect to such Redemption (and any Borrowings incurred in connection therewith), Availability is not less than an amount equal to 25% of the Loan Limit in effect at such time and (y) after giving effect to such Redemption (and any Borrowings incurred in connection therewith), the Net Leverage Ratio on a pro forma basis is less than or equal to 1.25 to 1.00; provided that (i) no such Redemption may be made in reliance on this clause (D) if any Default, Event of Default or Borrowing Base Deficiency exits at the time of such Redemption or would result therefrom and (ii) the capacity under this clause (D) shall be reduced by the Reserve Amount; and

(E) the Redemption of the Existing Subordinated Note or any portion thereof with the Net Proceeds of an issuance of any Equity Interests of the Borrower applied substantially simultaneously with (and in any event within two Business Days following) an issuance of such Equity Interests of the Borrower.

(ii) The Borrower will not, and will not permit any Restricted Subsidiary to amend or modify, or consent or agree to any amendment or modification to, any of the terms governing any Other Debt, if the effect of such amendment or modification is (A) that the Borrower would not be able to incur such Other Debt in accordance with Section 9.02(b), Section 9.02(g) or Section 9.02(n) if such Debt were being incurred in the first instance and (B)(I) to cause such Other Debt to have any scheduled principal payments prior to the date that is one year following the Maturity Date, (II) to reduce the weighted average life to maturity of such Other Debt, (III) to make the covenants, events of default and guarantees more materially restrictive on the Borrower and the Restricted Subsidiaries than the terms of such Other Debt (as in effect at the time of such amendment or modification) when taken as a whole or to add a financial maintenance covenant, (IV) to add an additional Subsidiary (other than a Guarantor or Person who becomes a Guarantor in connection therewith) as an obligor under such Other Debt or (V) otherwise materially adverse to the Lenders; provided that the foregoing shall not prohibit the correction of defects, ambiguities or deficiencies which can be adopted without consent of all or any portion of the holders of the Other Debt or which, if implemented when such Other Debt were incurred, would have been permitted hereunder.

(iii) Notwithstanding anything to the contrary in this Section 9.04(b), the Borrower may make interest payments in cash under, and to the extent required by, the Existing Subordinated Note so long as a Trigger Event (as defined in the Existing Subordinated Note) does not exist at the time of such payment and (z) without the prior written consent of the Administrative Agent, the Borrower will not, and will not permit any Restricted Subsidiary to amend or modify, or consent or agree to any amendment or modification to any of the terms governing the Existing Subordinated Note as in effect on the Effective Date to the extent such amendment or modification would be adverse in any material respect to the rights or interests of the Lenders hereunder.

(c) Amendments to Specified Preferred Equity Documentation. The Borrower will not amend, enter into any side letter or otherwise modify any terms of the Specified Preferred Equity Documentation, in each case, in a manner adverse to the Lenders without the consent of the Administrative Agent and the Majority Lenders. The Borrower shall not amend or enter into any side letter or otherwise modify any terms of the Specified Preferred Equity Documentation without giving at least three (3) Business Days advance written notice (or such shorter period as may be acceptable to the Administrative Agent) of the proposed amendment, side letter or modification of the terms of any Specified Preferred Equity Documentation to the Administrative Agent; provided that advance written notice shall not be required for technical modifications to the Specified Preferred Equity Documentation necessary to reflect adjustments for payments made to the Specified Preferred Equity with the Net Proceeds of Equity Interests (other than Disqualified Capital Stock) of the Borrower received by the Borrower and applied substantially simultaneously to such Restricted Payment in an “at the market” offering.

Section 9.05 Investments, Loans and Advances. The Borrower will not, and will not permit any Restricted Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) Investments as of the Effective Date which are disclosed to the Lenders in Schedule 9.05;

(b) (i) accounts or notes receivable arising in the ordinary course of business; (ii) advances in the form of a prepayment of fees and expenses by the Borrower or a Restricted Subsidiary, so long as such expenses are being paid in accordance with customary trade terms of the Borrower and its Restricted Subsidiaries, (iii) advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business and (iv) Investments received in satisfaction or partial satisfaction thereof from account debtors and other credits to suppliers in the ordinary course of business arising from the settlement of delinquent obligations or disputes in respect of a secured Investment;

(c) Investments in cash and Cash Equivalents;

(d) Investments (i) made by the Borrower or any Subsidiary Guarantor in or to the Borrower or any Subsidiary Guarantor, (ii) made by any Restricted Subsidiary in or to the Borrower or any Subsidiary Guarantor and (iii) made by any Restricted Subsidiary that is not a Guarantor in or to any other Restricted Subsidiary that is not a Guarantor;

(e) subject to the limits in Section 9.07, Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America;

(f) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 or from accounts receivable arising in the ordinary course of business, which Investments are obtained by the Borrower or any other Restricted Subsidiary as a result of a bankruptcy or other insolvency proceeding of, or difficulties in collecting from, the obligor in respect of such obligations, provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(f) exceeds $1,500,000;

(g) on or after the Fall 2025 Borrowing Base Redetermination Date, the Borrower and the Restricted Subsidiaries may make other cash Investments (i) to the extent clause (ii) below does not apply, in an amount not to exceed 100% of Distributable Free Cash Flow after giving pro forma effect to such Investment (and any other Free Cash Flow Utilizations occurring on or prior to such date) so long as (A) after giving effect to such Investment (and any Borrowings incurred in connection therewith), Availability is not less than an amount equal to 20% of the Loan Limit in effect at such time and (B) after giving effect to such Investment (and any Debt incurred in connection therewith), the Net Leverage Ratio on a pro forma basis is less than or equal to 2.00 to 1.00 and (ii) without limit so long as (A) after giving effect to such Investment (and any Borrowings incurred in connection therewith), Availability is not less than an amount equal to 25% of the Loan Limit in effect at such time and (B) after giving effect to such Investment (and any Borrowings incurred in connection therewith), the Net Leverage Ratio on a pro forma basis is less than or equal to 1.25 to 1.00; provided that (x) no such Investment may be made in reliance on this clause (h) if any Default, Event of Default or Borrowing Base Deficiency exits at the time of such Investment or would result therefrom, (y) no Investment may be made in any Unrestricted Subsidiary in reliance on this clause (g) and (z) the capacity under this clause (g) shall be reduced by the Reserve Amount;

(h) subject to the limits in Section 9.06 and Section 9.07, Investments (including, without limitation, capital contributions) in (i) Unrestricted Subsidiaries or (ii) in general or limited partnerships or other types of entities (each in this clause (ii), a “venture”) formed or incorporated, as the case may be, under applicable state law, by the Borrower or any Subsidiary, on the one hand, and any other Person, on the other hand, in the ordinary course of business; provided that (A) any such Unrestricted Subsidiary or venture is engaged exclusively in the ownership, operation or development of Oil and Gas Properties, and any other oil and gas exploration, development, production, processing, treatment, compression, storage and related activities, including gathering and transportation, (B) the interest in such Unrestricted Subsidiary or venture is acquired in the ordinary course of business and on fair and reasonable terms and (C) such Unrestricted Subsidiary or venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any one time outstanding, an amount equal to $3,000,000;

(i) loans and advances to officers, directors, employees and consultants of the Borrower or any of its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Equity Interests of the Borrower; provided that, to the extent such loans and advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to the Borrower or any Subsidiary Guarantor in cash or (iii) in the ordinary course of business in an aggregate principal amount at any time for all amounts incurred under this Section 9.05(i) outstanding not to exceed $1,000,000;

(j) Investments in Unrestricted Subsidiaries in existence as of the Effective Date; provided that additional amounts shall not be Invested in such Unrestricted Subsidiaries pursuant to this Section 9.05(j) after the Effective Date.

(k) Investments constituting non-cash proceeds of dispositions of assets permitted by Section 9.12; and

(l) other Investments not to exceed in the aggregate at any one time outstanding an amount equal to $3,000,000.

Notwithstanding anything herein to the contrary, the Borrower will not, and will not permit any Restricted Subsidiary to, make any Investments (other than Investments made in cash) in any Unrestricted Subsidiaries or any other Subsidiaries or Persons that are not Guarantors.

Section 9.06 Designation and Conversion of Restricted and Unrestricted Subsidiaries; Debt of Unrestricted Subsidiaries.

(a) Unless designated as an Unrestricted Subsidiary on Schedule 7.14 as of the date hereof or thereafter, assuming compliance with Section 9.06(b), any Person that becomes a Subsidiary of the Borrower or any Restricted Subsidiary shall be classified as a Restricted Subsidiary.

(b) The Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) prior, and after giving effect, to such designation, no Default, Event of Default or Borrowing Base Deficiency exists or would result therefrom, (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Borrower’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.05(h), (iii) the Borrower is in compliance with Section 9.01(a) on a pro forma basis after giving effect to such designation and (iv) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such designation (except to the extent any such representations and warranties (A) are expressly limited to an earlier date, in which case, on and as of the date of such designation, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date or (B) are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case, such representations and warranties shall be true and correct in all respects). Except as provided in this Section 9.06(b), no Restricted Subsidiary may be designated as an Unrestricted Subsidiary. Notwithstanding anything to the contrary in this Agreement, no Subsidiary may be designated as an Unrestricted Subsidiary unless such Subsidiary (x) does not own any Oil and Gas Properties and (y) is also designated as an “unrestricted subsidiary” under any Specified Additional Debt.

(c) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation and any contemporaneous transactions, (i) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such designation (except to the extent any such representations and warranties (A) are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date or (B) are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case, such representations and warranties shall be true and correct in all respects), (ii) no Default would exist, and (iii) the Borrower complies with the requirements of Section 8.13, Section 8.16 and Section 9.15. Any such designation shall be treated as a cash dividend received by the owner(s) of the Equity Interests in such Restricted Subsidiary in an amount equal to the lesser of the fair market value of the Borrower’s direct and indirect ownership interest in such Subsidiary or the amount of the Borrower’s cash investment previously made for purposes of the limitation on Investments under Section 9.05(h).

Section 9.07 Nature of Business; No International Operations. The Borrower will not, and will not permit any Restricted Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company, which may include sales to Persons located outside of the geographical boundaries of the United States. From and after the date hereof, the Borrower and the Restricted Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States. The Borrower shall at all times remain organized under the laws of the United States of America or any State thereof or the District of Columbia.

Section 9.08 Proceeds of Loans.

(a) The Borrower will not permit the proceeds of the Loans or Letters of Credit to be used for any purpose other than those permitted by Section 7.21. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

(b) The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that the Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 9.09 ERISA Compliance. Except for actions that could not reasonably be expected to result in a Material Adverse Effect, the Borrower will not, and will not permit any Restricted Subsidiary to:

(a) engage in, any transaction with respect to a Plan which results in imposition on the Borrower, a Restricted Subsidiary or any ERISA Affiliate of a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA;

(b) fail to satisfy the minimum funding standards with respect to any Plan that is a single employer plan as defined in section 4001 of ERISA; and

(c) contribute to or assume an obligation to contribute to any retiree medical plan that may not be terminated by such entities in their sole discretion at any time without liability to the Borrower, a Restricted Subsidiary, other than for benefits accrued or claims incurred on or before such termination.

Section 9.10 Sale or Discount of Receivables. Except for receivables obtained by the Borrower or any Restricted Subsidiary outside of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any Restricted Subsidiary to, discount or sell (with or without recourse) to any Person other than the Borrower or a Subsidiary Guarantor any of its notes receivable or accounts receivable.

Section 9.11 Mergers, Etc. The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired), or liquidate, wind-up or dissolve (any such transaction listed in the foregoing, a “consolidation”); provided that (a) any Restricted Subsidiary may participate in a consolidation with the Borrower or a Subsidiary Guarantor (provided that the Borrower or such Subsidiary Guarantor shall be the continuing or surviving entity), (b) any Restricted Subsidiary may participate in a consolidation with another Restricted Subsidiary so long as, if a Guarantor is participating in such consolidation, a Guarantor shall be the continuing or surviving entity and (c) any Subsidiary of the Borrower may liquidate, wind-up or dissolve so long as its assets (if any) are distributed to the Borrower or another Subsidiary Guarantor prior to or concurrently with such liquidation or dissolution.

Section 9.12 Sale of Properties and Termination of Swap Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property or to terminate or otherwise monetize any Swap Agreement in respect of commodities except for:

(a) the sale of Hydrocarbons in the ordinary course of business;

(b) farmouts of undeveloped acreage and assignments in connection with such farmouts, or the abandonment, farm-out, trade, exchange, lease, sublease or other disposition in the ordinary course of business of Oil and Gas Properties not containing Proved Reserves;

(c) the sale or transfer of equipment or other personal property that is obsolete, worn out or no longer necessary for the business of the Borrower or such Restricted Subsidiary or is replaced by equipment of at least comparable value and use;

(d) any Borrowing Base Asset Disposition (including pursuant to a Casualty Event) or any Borrowing Base Swap Liquidation; provided that:

(i) no Default, Event of Default or Borrowing Base Deficiency exists or results from such Borrowing Base Asset Disposition or Borrowing Base Swap Liquidation (unless the Net Proceeds thereof are applied to repay the Borrowing Base Deficiency in an amount equal to the lesser of such Net Proceeds and the amount of such Borrowing Base Deficiency);

(ii) at least 75% of the consideration received in respect of such Borrowing Base Asset Disposition or Borrowing Base Swap Liquidation shall be cash or Cash Equivalents;

(iii) the consideration received in respect of such Borrowing Base Asset Disposition or Borrowing Base Swap Liquidation shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Equity Interests that are the subject of such Borrowing Base Asset Disposition, or Swap Agreement subject of such Borrowing Base Swap Liquidation (as reasonably determined by a Responsible Officer of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect);

(iv) if the Borrowing Base Value of such Oil and Gas Properties subject to any Borrowing Base Asset Disposition and Swap Agreements subject of such Borrowing Base Swap Liquidation pursuant to this clause (d) in any period between the Effective Date and the first Scheduled Redetermination Date or between two successive Scheduled Redetermination Dates exceeds five percent (5%) of the Borrowing Base then in effect, then the Borrowing Base shall be reduced in accordance with Section 2.07(e); and

(v) if any such Borrowing Base Asset Disposition is of a Restricted Subsidiary owning Borrowing Base Properties, such Borrowing Base Asset Disposition shall include all the Equity Interests in such Restricted Subsidiary;

(e) the sale or other disposition (including Casualty Events) (i) of any Oil and Gas Property not included in the Reserve Report most recently delivered to the Administrative Agent and the Lenders (or Restricted Subsidiaries or Affiliates which own or lease Oil and Gas Property not included in the most recently delivered Reserve Report) and (ii) not constituting a Borrowing Base Asset Disposition or Swap Liquidation not constituting a Borrowing Base Swap Liquidation; provided that:

(i) no Default, Event of Default or Borrowing Base Deficiency exists or results from such sale or disposition of Property (unless the Net Proceeds thereof are applied to repay the Borrowing Base Deficiency in an amount equal to the lesser of such Net Proceeds and the amount of such Borrowing Base Deficiency);

(ii) at least 75% of the consideration received in respect of such sale, liquidation or monetization shall be cash or Cash Equivalents; and

(iii) the consideration received in respect of such sale or disposition shall be equal to or greater than the fair market value of the Oil and Gas Properties that are the subject of such sale or disposition (as reasonably determined by a Responsible Officer of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect);

(f) the sale or transfer of Equity Interests in Unrestricted Subsidiaries; provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) any such sale or transfer shall be for fair market value and (iii) no Borrowing Base Deficiency then exists;

(g) transfers of Property by any Credit Party to the Borrower and any Subsidiary Guarantor;

(h) dispositions of the non-cash portion of consideration (other than Oil and Gas Properties) received for any disposition of assets permitted by Section 9.12(d); provided that consideration received in respect of such sale or other disposition shall be cash, Cash Equivalents or other Oil and Gas Properties of comparable value (as reasonably determined by a Responsible Officer of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect);

(i) Investments permitted by Section 9.05, Restricted Payments permitted by Section 9.04 and consolidations permitted by Section 9.11;

(j) the surrender or expiration of leases or other contract rights relating to Oil and Gas Properties;

(k) Asset Swaps; provided that (i) both before and immediately after giving effect to any such sale or transfer, no Default, Event of Default or Borrowing Base Deficiency exists or would exist, (ii) the fair market value of any Oil and Gas Properties exchanged by the Borrower or any Restricted Subsidiary (together with any cash) is reasonably equivalent to the fair market value of the Oil and Gas Properties (together with any cash) to be received by the Borrower or such Restricted Subsidiary, (iii) within 60 days (or such longer period as Administrative Agent may permit) of the closing of any such exchange, the applicable Loan Party shall (a), if necessary to cause the Mortgaged Properties to be not less than ~~90~~95% of the PV-9 of the Borrowing Base Properties of the type set forth in clause (a) of the definition thereof evaluated in the most recently delivered Reserve Report, execute, acknowledge and deliver to Administrative Agent a Mortgage and evidence of the proper recordation of each such Mortgage in the appropriate filing office, in each case, sufficient to cause the Mortgaged Properties to be not less than ~~90~~95% of the PV-9 of the Borrowing Base Properties of the type set forth in clause (a) of the definition thereof evaluated in the most recently delivered Reserve Report and (b) if requested by Administrative Agent in writing, deliver to Administrative Agent title opinions and/or other title information and data reasonably acceptable to Administrative Agent such that Administrative Agent shall have received, together with the title information previously delivered to Administrative Agent, acceptable title information regarding those Mortgaged Properties that in the aggregate represent not less than ~~90~~95% of the PV-9 of the Borrowing Base Properties of the type set forth in clause (a) of the definition thereof evaluated in the most recently delivered Reserve Report and (iv) the aggregate fair market value of all Oil and Gas Properties Disposed of pursuant to this Section 9.12(k) between successive Scheduled Determinations shall not exceed five percent (5.00%) of the Borrowing Base then in effect; and

(l) other dispositions of Properties (other than Borrowing Base Properties) not to exceed in the aggregate at any one time outstanding an amount equal to $15,000,000.

For the avoidance of doubt, this Section 9.12 shall not limit (i) the ability of any Unrestricted Subsidiary to (and shall not require that the Borrower not permit any Unrestricted Subsidiary to), sell, assign, farm-out, convey or otherwise transfer any Property or to terminate or otherwise monetize any Swap Agreement in respect of commodities, (ii) the Borrower’s ability to issue its Equity Interests to Redeem the Existing Subordinated Note with such Equity Interests or the Net Proceeds thereof applied pursuant to Section 9.04(b) or (iii) the Borrower’s ability to make principal or interest payments permitted pursuant to Section 9.04(b)(iii).

Section 9.13 Environmental Matters. The Borrower will not, and will take reasonable action to not permit any Subsidiary to, cause or permit any of its Property to be in violation of applicable Environmental Laws, or cause or permit a Release of Hazardous Materials at any such Property that, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such relevant Property, would reasonably be expected to have a Material Adverse Effect.

Section 9.14 Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate. The restrictions set forth in this Section 9.14 shall not apply to (a) transactions among the Borrower and its Restricted Subsidiaries, (b) the execution and delivery of any Loan Document, (c) compensation to, and the terms of any employment contracts with, individuals who are officers, managers or directors of the Borrower and the Restricted Subsidiaries, provided such compensation is approved by the Borrower’s Board of Directors or provided for in the limited liability company agreement, articles or certificate of incorporation, bylaws or other applicable organizational documents of the Borrower or such Restricted Subsidiary, (d) payments made pursuant to Section 9.04, Section 9.05 or otherwise expressly permitted under this Agreement, (e) the issuance and sale of Equity Interests in the Borrower (other than Disqualified Capital Stock) or the amendment of the terms of any Equity Interests issued by the Borrower (other than Disqualified Capital Stock), (f) transactions permitted under Section 9.12 and (g) transactions in effect on the Effective Date and set forth on Schedule 9.14.

Section 9.15 Subsidiaries. The Borrower will not, and will not permit any Restricted Subsidiary to, create or acquire any additional Restricted Subsidiary or redesignate an Unrestricted Subsidiary as a Restricted Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation, acquisition or redesignation and complies with Section 8.13(b). None of the Borrower or any Restricted Subsidiary shall have any Foreign Subsidiaries. The Borrower will not permit any other Person other than another Subsidiary Guarantor to own any Equity Interests in any Subsidiary Guarantor.

Section 9.16 Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than (a) this Agreement and the Security Instruments, (b) agreements and understandings evidencing or related to Specified Additional Debt or Permitted Refinancing Debt in respect thereof, (c) agreements or arrangements evidencing or related to Debt permitted by Section 9.02(c) to the extent such agreement or arrangement applies only to the Property subject to such Lien; (d) customary restrictions and conditions with respect to the sale or disposition of Property or Equity Interests permitted under Section 9.12 pending the consummation of such sale or disposition, (e) any leases or licenses or similar contracts as they affect any Property or Lien subject to a lease or license, (f) agreements and understandings contained in joint venture agreements or other similar agreements entered into in the ordinary course of business in respect of the disposition or distribution of assets of such joint venture, (g) as imposed by Governmental Requirements, (h) the Specified Preferred Equity Documentation and (i) those existing on the Effective Date and as listed on Schedule 9.16) which in any way prohibits or restricts the granting, conveyance, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Secured Parties or restricts any Restricted Subsidiary from paying dividends or making distributions to the Borrower or a Subsidiary Guarantor, or which requires the consent of or notice to other Persons in connection therewith.

Section 9.17 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not, and will not permit any Restricted Subsidiary to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Restricted Subsidiary that would require the Borrower or such Restricted Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed two percent (2.0%) of the aggregate volumes of Hydrocarbons (on an Mcf equivalent basis) listed in the most recent Reserve Report.

Section 9.18 Swap Agreements.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Swap Agreements with any Person other than:

(i) Subject to clause (b) of this Section 9.18, Swap Agreements with an Approved Counterparty in respect of commodities entered into not for speculative purposes the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements and put contracts) do not exceed, for the 60-month period as of the date such Swap Agreement is entered into (and for each month during the such period), 85% of the reasonably anticipated production from the Borrower and the Restricted Subsidiaries’ Oil and Gas Properties constituting Proved Reserves (as set forth in the most recent Reserve Report delivered pursuant to the terms of this Agreement) of crude oil, natural gas and natural gas liquids, calculated separately; provided, however, that such Swap Agreements shall not, in any case, have a tenor of longer than 60 months;

(ii) Swap Agreements that would be permitted by clause (i) hereof pertaining to Oil and Gas Properties to be acquired pursuant to a Specified Acquisition; provided that (A) Swap Agreements pursuant to this Section 9.18(a)(ii) must be liquidated, terminated or otherwise monetized upon the earlier to occur of: (I) the date that is ninety (90) days after the execution of the purchase and sale agreement relating to the Specified Acquisition to the extent that such Specified Acquisition has not been consummated by such date, and (II) the date that any Credit Party knows with reasonable certainty that the Specified Acquisition will not be consummated, (B) the aggregate notional volumes hedged with respect to the reasonably anticipated projected production from Oil and Gas Properties to be acquired in such Specified Acquisition shall not exceed 15% of the Borrower’s and its Restricted Subsidiaries’ reasonably anticipated projected production from Oil and Gas Properties constituting Proved Reserves from crude oil, natural gas and natural gas liquids, calculated separately, as set forth in the most recent Reserve Report delivered pursuant to the terms of this Agreement for the period not exceeding twenty-four (24) months (without giving effect to any such pending Specified Acquisitions) and (C) the aggregate notional volumes hedged with respect to the reasonably anticipated projected production from Oil and Gas Properties to be acquired in such Specified Acquisition shall not exceed 85% of the reasonably anticipated projected production from Oil and Gas Properties constituting Proved Reserves from crude oil, natural gas and natural gas liquids, calculated separately, to be acquired in such Specified Acquisition, as set forth in the reserve report delivered to the Administrative Agent in connection with such Specified Acquisition; provided further, that such Swap Agreements entered into pursuant to this Section 9.18(a)(ii) shall not, in any case, have a tenor longer than twenty-four (24) months; and

(iii) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows:

(A) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Restricted Subsidiaries then in effect effectively converting interest rates from fixed to floating and netted against all other Swap Agreements of the Borrower and the Restricted Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower and the Restricted Subsidiaries’ Debt for borrowed money which bears interest at a fixed rate, and which Swap Agreements shall not, in any case, have a tenor beyond the maturity date of such Debt, and

(B) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and the Restricted Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower and the Restricted Subsidiaries’ Debt for borrowed money which bears interest at a floating rate, and which Swap Agreements shall not, in any case, have a tenor beyond the maturity date of such Debt.

(b) If the Borrower determines that the notional volumes of all Swap Agreements in respect of commodities for a calendar quarter (other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements and put contracts) exceeded 100% of actual production of Hydrocarbons in such calendar quarter for any of crude oil, natural gas or natural gas liquids, calculated separately, then the Borrower (i) shall promptly notify the Administrative Agent of such determination and (ii) shall, within thirty (30) days of such determination, terminate, create off-setting positions, or otherwise unwind or monetize existing Swap Agreements such that, after giving effect to such actions, future hedging volumes will not exceed 100% of such reasonably anticipated projected production for the then-current and any succeeding calendar quarters.

(c) In no event shall any Lien secure the Swap Agreements except pursuant to the Loan Documents, nor shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Restricted Subsidiary to post collateral, credit support (including in the form of letters of credit) or margin (other than, in each case, pursuant to the Security Instruments) to secure their obligations under such Swap Agreement or to cover market exposures, nor shall any Swap Agreement be secured by any collateral other than Collateral pursuant to the Loan Documents.

(d) For purposes of entering into Swap Agreements under Section 9.18(a)(i) or Section 9.18(a)(ii) or determining required unwinds, terminations and transfers of Swap Agreements under Section 9.18(b), forecasts of reasonably anticipated production from the Borrower’s and its Restricted Subsidiaries’ Oil and Gas Properties constituting Proved Reserves as applicable, as set forth on the most recent Reserve Report delivered pursuant to the terms of this Agreement shall be deemed to be updated to account for any increase or decrease in production anticipated because of information obtained by the Borrower or any of its Restricted Subsidiaries and delivered to the Administrative Agent subsequent to the publication of such Reserve Report including (i) the Borrower’s or any of its Restricted Subsidiaries’ internal forecasts of production decline rates for existing wells, (ii) additions to or deletions from anticipated future production from new wells, (iii) completed dispositions, (iv) completed acquisitions, and (v) other production coming on stream or failing to come on stream; provided that any such supplemental information shall be (A) presented in the form of a summary of engineering cash flows prepared by or under the supervision of the Internal Petroleum Engineer of the Borrower as a “roll forward” of the most recently delivered Reserve Report presented on a comparison basis and substantially in the form of the summary of engineering cash flows delivered to the Administrative Agent prior to the Effective Date (or such other form that is acceptable to the Administrative Agent), (B) presented on a net basis (i.e., it shall take into account both increases and decreases in anticipated production subsequent to publication of the most recent Reserve Report) and (C) accompanied by a certificate of a Responsible Officer of the Borrower certifying as to the content thereof (which certificate shall be in form and substance reasonably acceptable to the Administrative Agent).

(e) It is understood that Swap Agreements in respect of commodities permitted under Section 9.18(a)(i), Section 9.18(a)(ii) and Section 9.18(b) which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof (such as, for example, basis risk and price risk), shall not be aggregated together when calculating the limitations on notional volumes contained in Section 9.18(a)(i), Section 9.18(a)(ii) and Section 9.18(b).

Section 9.19 Marketing Activities. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their Oil and Gas Properties constituting Proved Reserves during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from Oil and Gas Properties constituting Proved Reserves of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries that the Borrower or a Restricted Subsidiary has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business, and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) which have generally offsetting provisions (i.e., corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 9.20 Changes in Fiscal Year; Amendments to Organizational Documents. The Borrower will not, and will not permit any Restricted Subsidiary to (a) have its fiscal year end on a date other than December 31 or change its method of determining fiscal quarters or (b) alter, amend or modify in any manner materially adverse to the interests of the Lenders, its certificate of formation, limited liability company agreement, articles of incorporation, by-laws or any other similar organizational document.

Section 9.21 Non-Qualified ECP Guarantors. The Borrower will not permit any Credit Party that is not a Qualified ECP Guarantor to own, at any time, any Proved Oil and Gas Properties or any Equity Interests in any Subsidiaries.

Section 9.22 Sales and Leasebacks. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property that has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Restricted Subsidiary.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days.

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (or, to the extent that any such representation and warranty is qualified by materiality, Material Adverse Effect or a similar qualification, such representation and warranty shall prove to have been incorrect when made or deemed made).

(d) the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(m), Section 8.01(u), Section 8.02(a), Section 8.03, Section 8.13, Section 8.16, Section 8.19 or in Article IX.

(e) the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement applicable to it contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) and (ii) a Responsible Officer of the Borrower or such Restricted Subsidiary otherwise becoming aware of such default.

(f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Debt, when and as the same shall become due and payable, and such failure to pay shall extend beyond any applicable cure period or grace period.

(g) any event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Debt or any trustee or agent on its or their behalf to cause such Material Debt to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any Restricted Subsidiary to make an offer in respect thereof.

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any applicable Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

(i) the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing.

(j) the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k) (i) one or more final, non-appealable judgments for the payment of money in an aggregate amount in excess of $15,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more final, non-appealable non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment.

(l) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or any other Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any material part of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any Restricted Subsidiary or any of their Affiliates shall so state in writing.

(m) a Change of Control shall occur.

(n) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $15,000,000 that is not covered by independent third party insurance (other than the PBGC) as to which the insurer does not dispute coverage.

(o) (i) Any of the Obligations of the Borrower and the Restricted Subsidiaries under the Loan Documents for any reason shall cease to be “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any document governing other Debt or (ii) the subordination provisions set forth in any Subordination Agreement or other document governing other Debt shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of such other Debt or parties to (or purported to be bound by) the Subordination Agreement, in each case, if applicable.

(p) An Event of Default (as defined in the Existing Subordinated Note) shall have occurred.

Section 10.02 Remedies.

(a) If an Event of Default (other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), and in the case of an Event of Default arising under Section 9.01), has occurred and is continuing, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c) All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Loans, whether by acceleration or otherwise, shall be applied:

(i) first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Lenders and the Issuing Banks in their capacities as such;

(iii) third, pro rata to payment of accrued interest on the Loans and LC Disbursements;

(iv) fourth, pro rata to payment of principal outstanding on the Loans, LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time, together with additional amounts to serve as cash collateral to be held by the Administrative Agent to secure the remaining LC Exposure, and Obligations referred to in clause (b) of the definition of Obligations owing to Secured Swap Providers and in clause (c) of the definition of Obligations owing to Bank Products Providers;

(v) fifth, pro rata to any other Obligations; and

(vi) sixth, any excess, after all of the Obligations shall have been indefeasibly paid in full in cash (other than contingent indemnity obligations for which no claims have been made), shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any Excluded Swap Obligations (it being understood that, in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Obligations described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to clause fourth above).

ARTICLE XI

THE AGENTS

Section 11.01 Appointment; Powers. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each Secured Party hereby authorizes and directs the Administrative Agent to enter into the Security Instruments on behalf of such Secured Party as needed to effectuate the transactions permitted by this Agreement and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of such applicable Security Instrument. Without limiting the provisions of Sections 11.02 and 12.03, each Secured Party hereby consents to the Administrative Agent and any successor serving in such capacity and agrees not to assert any claim (including as a result of any conflict of interest) against the Administrative Agent, or any such successor, arising from the role of the Administrative Agent or such successor under the Loan Documents so long as it is either acting in accordance with the terms of such documents and otherwise has not engaged in gross negligence or willful misconduct.

Section 11.02 Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have (A) notice of any of the events or circumstances set forth or described in Section 8.02 unless and until written notice thereof stating that it is a “notice under Section 8.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower or a Lender or (B) knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and the Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 11.03 Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders, Required Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders and each Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06 Resignation of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 11.07 Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 11.08 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or the Arrangers shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Latham & Watkins LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10 Authority of Administrative Agent to Release Collateral, Liens and Guarantors. Each Secured Party hereby authorizes the Administrative Agent to (a) release any Collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents (including, without limitation, any Collateral owned by a Restricted Subsidiary that is redesignated as an Unrestricted Subsidiary in accordance with Section 9.06(b)); provided that with respect to the release of any Restricted Subsidiary from its obligations under the Loan Documents because such Restricted Subsidiary no longer is a Wholly-Owned Subsidiary, such release shall only be permitted if (x) it is pursuant to the formation of a bona fide joint venture with a third party and (y) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be released, the Borrower is deemed to have made a new Investment in such Person (as if such Person were then newly acquired) and such Investment is permitted at such time; provided, further, that no such release shall occur if such Restricted Subsidiary continues to be a guarantor in respect of any Specified Additional Debt or any Permitted Refinancing Debt in respect thereof; (b) release any Guarantor if 100% of the Equity Interests in such Guarantor are sold in a transaction permitted under the Loan Documents, (c) subordinate (or release) any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to any Lien on such Property that is permitted by Section 9.03(b) and (d) release all Collateral and Guarantors upon termination of this Agreement and the occurrence of Payment in Full. Each Secured Party hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense (and the Administrative Agent hereby agrees to take such actions at the request of the Borrower), any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Credit Party in a transaction permitted by the Loan Documents, or in the event that all the Equity Interests of such Credit Party shall be sold, and such Collateral or Equity Interests shall no longer constitute or be required to be Collateral under the Loan Documents, then the Administrative Agent, at the request and sole expense of the Borrower and the applicable Credit Party, shall promptly execute and deliver to such Credit Party all releases or other documents reasonably necessary or desirable for the release of the Liens created by the applicable Security Instrument on such Collateral; provided that the Borrower shall have delivered to the Administrative Agent, no later than concurrently with execution and delivery of such releases and other documents, a written request for release identifying the relevant Credit Party, together with a certification by the Borrower stating (i) that such transaction is in compliance with this Agreement and the other Loan Documents, (ii) the Borrower has complied with its obligations under Section 8.01(k), if applicable and (iii) no Collateral other than the Collateral required to be released is being released.

Section 11.11 The Arrangers. The Arrangers shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacities as Lenders hereunder.

Section 11.12 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.12(b).

(c) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to electronic communications as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(g) Each party’s obligations, agreements and waivers under this Section 11.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 11.13 Subordination Agreements. The Administrative Agent is authorized to enter into any Subordination Agreement or similar agreement contemplated hereby with respect to any Debt required or permitted to be subordinated hereunder and which contemplates a subordination or similar agreement, and the Secured Parties party hereto acknowledge that any Subordination Agreement is binding upon them. Each Secured Party that is a party hereto hereby authorizes and instructs the Administrative Agent to enter into any Subordination Agreement.

Section 11.14 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Credit Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 12.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that is assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or by email, as follows:

(i) if to the Borrower (or any other Credit Party), to:

Prairie Operating Co.

55 Waugh Drive, Suite 400

Houston, TX 77007

Attention Craig Owen

Email: co@prairieopco.com

With a copy (which will not constitute notice) to:

50 S. Steele Street, Suite 450

Denver, Colorado 80209

Attention: Daniel T. Sweeney

Email: ds@prairieopco.com

(ii) if to the Administrative Agent, to:

Citibank, N.A.

2700 Post Oak Blvd., Suite 500

Houston, TX 77056

Attention of Thomas Skipper

(iii) if to an Issuing Bank, to:

Citibank, N.A.

2700 Post Oak Blvd., Suite 500

Houston, TX 77056

Attention of Thomas Skipper

(iv) if to any other Lender or Issuing Bank, to it at its address (or fax number or email address) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 12.01(b), shall be effective as provided in said Section 12.01(b).

(d) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor.

(e) Any party hereto may change its email address, address or fax number for notices and other communications hereunder by notice to the other parties hereto (except that a Lender need only provide such notice to the Administrative Agent).

Section 12.02 Waivers; Amendments.

(a) No failure on the part of the Administrative Agent, any other Agent, any Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Subject to Section 3.02(f) and Section 3.03 (including the incorporation of Conforming Changes) neither this Agreement nor any provision hereof nor any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (and any such agreements shall be void ab initio if they):

(i) increase the Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender,

(ii) (A) increase the Borrowing Base without the written consent of each Lender (other than any Defaulting Lender; provided that no Lender (including any Defaulting Lender) shall have its Commitments increased without its consent), (B) decrease or maintain the Borrowing Base without the consent of the Required Lenders (other than a decrease pursuant to the Borrowing Base Adjustment Provisions), or (C) modify Section 2.07 in any manner that results in an increase in the Borrowing Base without the consent of each Lender (other than any Defaulting Lender); provided that a Borrowing Base redetermination may be delayed by the Required Lenders; provided, further, that it is understood that any waiver (or amendment or modification that would have the effect of a waiver) of the reduction or of the right of the Required Lenders to adjust (through a reduction of) the Borrowing Base or the amount of such adjustment in the form of a reduction to the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions in connection with the occurrence of a relevant event giving rise to such reduction or right shall require the consent of the Required Lenders,

(iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby; provided that any interest at the post-default rate pursuant to Section 3.02(c) may be waived with the consent of the Majority Lenders,

(iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby; provided that (A) any interest at the post-default rate pursuant to Section 3.02(c) and (B) any mandatory prepayment required by Section 3.04(c) may be postponed or waived with the consent of the Majority Lenders,

(v) change Section 2.06(b)(i), Section 2.06(b)(ii) or Section 2.06(c)(vii) in a manner that would alter the pro rata reduction of Commitments, Section 4.01(a) in a manner that would alter the pro rata distribution of payments, Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each Lender affected thereby,

(vi) waive or amend Section 10.02(c) (or amend any of the defined terms in such Section if the result would be to alter the priority of payments in respects of Collateral proceeds) or Section 5.04(b), Section 12.14 or change the definition of the terms “Applicable Percentage”, “Excluded Swap Obligation”, “Non-Consenting Lender”, without the written consent of each Lender (other than any Defaulting Lender), or change the definition of the terms “Obligations”, “Payment in Full”, “Secured Swap Agreement”, “Secured Parties”, “Secured Swap Provider”, “Swap Agreement” or “Swap Obligations” without the written consent of each Lender (other than any Defaulting Lender) that is either adversely affected thereby or has an Affiliate that is adversely affected thereby,

(vii) (A) release any Guarantor (except as set forth in Section 11.10 or in the Guarantee and Collateral Agreement), (B) release all or substantially all of the Collateral (other than as provided in Section 11.10), or (C) reduce the percentage set forth in Section 8.13(a) to less than 90%, without the written consent of each Lender (other than any Defaulting Lender),

(viii) change any of the provisions of this Section 12.02(b) or the definitions of “Majority Lenders”, “Required Lenders”, “Domestic Subsidiary”, “Foreign Subsidiary”, “Material Subsidiary” or “Subsidiary” or any provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (other than any Defaulting Lender),

(ix) waive or amend Section 6.01, without the written consent of each Lender (other than any Defaulting Lender),

(x) subordinate the payment priority of the Obligations or subordinate the Liens granted to the Administrative Agent (for the benefit of the Secured Parties) in the Collateral without the written consent of each Lender, or

(xi) to the extent any Specified Preferred Equity remains issued and outstanding (other than, for the avoidance of doubt, any such Specified Preferred Equity that has converted to common stock), amend or modify Sections 9.04(a)(iii), (iv) and (v) in a manner that is adverse to the Specified Preferred Equity Holders without the consent of the Specified Preferred Equity Required Holders;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent or the Issuing Bank, as the case may be.

Notwithstanding the foregoing or anything to the contrary in this Agreement, (A) any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders, (B) the Borrower (or other applicable Credit Party) and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document, (C) the Administrative Agent and the Borrower (or other applicable Credit Party) may enter into any amendment, modification or waiver of this Agreement or any other Loan Document or enter into any agreement or instrument to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Mortgaged Property or Property to become Mortgaged Property to secure the Obligations for the benefit of the Lenders or as required by any Governmental Requirement to give effect to, protect or otherwise enhance the rights or benefits of any Lender under the Loan Documents without the consent of any Lender, (D) the Fee Letters may be waived, amended or modified pursuant to their terms, (E) a Letter of Credit Agreement or Letter of Credit may be waived, amended or modified with the consent of the relevant Issuing Bank and the Borrower (but such waiver, amendment or modification must comply with the provisions herein generally applicable to Letter of Credit Agreements), (F) a Note may be waived, amended or modified with the consent of only the Lender named in such Note and the Borrower (but such waiver, amendment or modification must comply with the provisions herein generally applicable to Notes) and (G) the Borrower and the Administrative Agent may amend this Agreement without the consent of the Lenders in order to add financial ratio covenants, negative covenants or Events of Default to cause such financial ratio covenants, negative covenants or Events of Default to be more onerous to the Borrower than those contained in this Agreement in connection with any incurrence of Debt permitted by this Agreement. Notwithstanding the foregoing, and subject to Section 2.08(i), Annex II may be amended to add an Issuing Bank, remove an Issuing Bank or modify the LC Issuance Limit of any Issuing Bank with the consent solely of the Borrower, the Administrative Agent and such Issuing Bank (and the consent of the Majority Lenders or any other class of Lenders shall not be required).

Section 12.03 Expenses, Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent, and, if necessary, of one local counsel to the Administrative Agent, in each case in any relevant material jurisdiction and, solely in the event of a conflict of interest, one additional counsel (and, if necessary, one local counsel in each relevant material jurisdiction or for each matter)) and other outside consultants for the Administrative Agent, the reasonable and documented travel, photocopy, mailing, courier, telephone and other similar expenses in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket costs, expenses, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (including the fees, charges and disbursements of one counsel for each Agent, each Issuing Bank and each Lender, taken as a whole, and, solely in the event of a conflict of interest, one additional counsel and, if necessary, one local counsel for each of the foregoing, taken as a whole and, solely in the event of a conflict of interest, one additional counsel in any relevant jurisdiction), in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGERS, THE ISSUING BANKS AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE (BUT LIMITED, IN THE CASE OF LEGAL FEES AND EXPENSES, TO THE REASONABLE AND DOCUMENTED OUT-OF-POCKET FEES, DISBURSEMENTS AND OTHER CHARGES OF ONE COUNSEL TO ALL INDEMNITEES TAKEN AS A WHOLE AND, IF REASONABLY NECESSARY, A SINGLE LOCAL COUNSEL FOR ALL INDEMNITEES TAKEN AS A WHOLE IN EACH RELEVANT MATERIAL JURISDICTION, AND IN THE CASE OF A CONFLICT OF INTEREST, ONE ADDITIONAL COUNSEL (AND IF REASONABLY NECESSARY, ONE ADDITIONAL LOCAL COUNSEL IN EACH RELEVANT MATERIAL JURISDICTION) TO EACH GROUP OF AFFECTED INDEMNITEES SIMILARLY SITUATED TAKEN AS A WHOLE), INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER, ANY CREDIT PARTY OR ANY OF THEIR SUBSIDIARIES TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY AN ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND THE SUBSIDIARIES BY THE BORROWER AND THE SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO OR WHETHER OR NOT THE MATTER IS BROUGHT BY THE BORROWER, ITS EQUITYHOLDERS, ITS AFFILIATES, CREDITORS OR ANY OTHER PERSON, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (A) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (B) RESULT FROM A PROCEEDING SOLELY BETWEEN OR AMONG INDEMNITEES THAT DOES NOT INVOLVE ANY ACTION OR OMISSION BY THE BORROWER OR ANY OF ITS AFFILIATES, OTHER THAN CLAIMS AGAINST ANY INDEMNITEE IN ITS CAPACITY OR IN FULFILLING ITS ROLE AS THE ADMINISTRATIVE AGENT, AN ISSUING BANK, AN ARRANGER, AN AGENT OR ANY SIMILAR ROLE UNDER THIS AGREEMENT. THIS SECTION 12.03(b) SHALL NOT APPLY WITH RESPECT TO TAXES (WHICH SHALL BE GOVERNED SOLELY BY SECTIONS 5.01, 5.03, AND 5.04) OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, any Arranger, the Issuing Banks or any Related Party of any of the foregoing under Section 12.03(a), (b) or (d), each Lender severally agrees to pay to such Agent, such Arranger such Issuing Bank or such Related Party (each, an “Agent-Related Person”), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if such payment is sought after Payment in Full, ratably in accordance with such Applicable Percentage immediately prior to such date) of such unpaid amount and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Arranger or such Issuing Bank in its capacity as such. The agreements in this Section 12.03(c) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d) To the extent permitted by applicable law (i) the Borrower and any other Credit Party shall not assert, and the Borrower and each other Credit Party hereby waives, any claim against the Administrative Agent, any Arranger, any Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any Lender-Related Person or any party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this Section 12.03(d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 12.03(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) All amounts due under this Section 12.03 shall be payable promptly, but in any event within ten (10) days, after receipt by the Borrower of a written demand therefor accompanied by appropriate documentation.

Section 12.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04 (and any other attempted assignment or transfer by any party shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default of the type described in Section 10.01(a), Section 10.01(b), Section 10.01(h), Section 10.01(i) or Section 10.01(j) has occurred and is continuing, any other assignee; provided, further, that if the Borrower has not responded within ten (10) Business Days after the delivery of any request for a consent, such consent shall be deemed to have been given; and

(B) the Administrative Agent and each Issuing Bank, provided that no consent of the Administrative Agent shall be required for an assignment to an Approved Fund or an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) each total assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, including, without limitation, its Commitment, Maximum Credit Amount, LC Exposure, participations in Letters of Credit and outstanding Loans;

(D) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(E) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(F) in no event may any Lender assign all or a portion of its rights and obligations under this Agreement to the Borrower, any Affiliate of the Borrower, any Defaulting Lender, any natural person or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.

(iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof by the Administrative Agent, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03); provided, that except to the extent expressly agreed by the affected parties, no such assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from the Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount and Elected Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, each Issuing Bank and each Lender.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and applicable tax forms required by Section 5.03(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c) (i) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent or the Issuing Banks, sell participations to one or more banks or other Persons (other than the Borrower, any Affiliate of the Borrower, any Defaulting Lender, any natural person or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (iii), (iv), (v), (vi), (vii) and (viii) of the proviso to Section 12.02(b) that adversely affects such Participant and for which such Lender has a consent right. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.04 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.01 or 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.04 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.01 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations (and any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) Each Participant agrees (A) to be subject to the provisions of Sections 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Lender)) as if it were an assignee under paragraph (b) of this Section; and (B) that it shall not be entitled to receive any greater payment under Sections 5.01 or 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 12.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require any Credit Party to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

(f) Notwithstanding anything to the contrary contained herein, if at any time any Issuing Bank (or the Lender affiliated with such Issuing Bank) assigns all of its Commitment and Loans pursuant to paragraph (b) above, such Issuing Bank may, upon 30 days’ notice to the Administrative Agent, the Borrower and the Lenders, resign as an Issuing Bank. In the event of any such resignation as an Issuing Bank, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the applicable Issuing Bank as an Issuing Bank. If an Issuing Bank resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an Issuing Bank and all LC Exposures with respect thereto (including the right to receive risk participations in LC Disbursements pursuant to Section 2.08(d)). Upon the appointment of a successor Issuing Bank, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, and (y) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable retiring Issuing Bank to effectively assume the obligations of the applicable retiring Issuing Bank with respect to such Letters of Credit.

Section 12.05 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01 (subject to Section 5.01(d)), Section 5.02 (subject to the provisos in the last sentence thereof), Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under the Bankruptcy Code, any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d) Delivery of an executed counterpart of a signature page of (A) this Agreement, (B) any other Loan Document and/or (C) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 12.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Credit Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Indemnitee for any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising as a result of the failure of the Borrower and/or any Credit Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind including, without limitation, obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Restricted Subsidiary against any of and all the obligations of the Borrower or any Restricted Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender (or its Affiliates) under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS (AND THE BORROWER SHALL CAUSE EACH CREDIT PARTY TO SUBMIT) FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK IN EACH CASE, LOCATED IN THE BOROUGH OF MANHATTAN, AND APPELLATE COURTS FROM ANY THEREOF; PROVIDED THAT NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY LENDER, ANY ISSUING BANK OR THE ADMINISTRATIVE AGENT FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE SECURITY INSTRUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY CREDIT PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING (OR AS SOON THEREAFTER AS IS PROVIDED BY APPLICABLE LAW). NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A LOAN TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; PROVIDED THAT NOTHING CONTAINED IN THIS SECTION 12.09(d)(ii) SHALL LIMIT THE BORROWER’S INDEMNIFICATION OBLIGATIONS TO THE EXTENT SET FORTH IN SECTION 12.03 TO THE EXTENT SUCH SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARE INCLUDED IN ANY THIRD PARTY CLAIM IN CONNECTION WITH WHICH SUCH INDEMNITEE IS OTHERWISE ENTITLED TO INDEMNIFICATION HEREUNDER; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that, subject to the Borrower’s obligation to reimburse expenses pursuant to Section 12.03, it shall use commercially reasonable efforts to seek to obtain confidential treatment of such Information, provided further, that it shall not be liable for failure to obtain confidential treatment, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower, any Restricted Subsidiary and their obligations or (iii) to any insurers, re-insurers, brokers, underwriters, sub-participants, risk mitigation partners, as applicable, (g) with the consent of the Borrower, (h) with respect to suspected violations of laws, rules or regulations, to applicable Governmental Authorities or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any Restricted Subsidiary relating to the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Restricted Subsidiary; provided that, in the case of information received from the Borrower or any Restricted Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, “Information” shall not include, and the Borrower, the Subsidiaries, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of the aforementioned Persons), and any other party, may disclose to any and all Persons, without limitation of any kind (A) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding the U.S. federal or state income tax treatment of such transactions (“tax structure”), which facts shall not include for this purpose the names of the parties or any other person named herein, or information that would permit identification of the parties or such other persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or tax structure, and (B) all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, the Administrative Agent or such Lender relating to such tax treatment or tax structure.

Notwithstanding anything in this Section 12.11, the Administrative Agent, the Issuing Banks and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Issuing Bank or Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loans, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Loan Documents until Payment in Full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

Section 12.13 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14 Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend to and be available to (a) the Secured Swap Providers with respect to any Swap Agreement including any Swap Agreement in existence prior to the date hereof, but excluding any additional transactions or confirmations entered into (i) after such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender or (ii) after assignment by a Secured Swap Provider to another Person that is not a Lender or an Affiliate of a Lender and (b) the Bank Products Providers. No Lender or any Affiliate of a Lender shall have any voting or consent rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements or with respect to Bank Products. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, any Swap Agreements or Bank Products.

Section 12.15 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Banks to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, any Issuing Bank or any Lender for any reason whatsoever. Except as specified in Section 12.02(b)(xi) (solely with respect to the Specified Preferred Equity Holders), Section 12.03 and Section 12.14, there are no third party beneficiaries.

Section 12.16 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA Patriot Act and Beneficial Ownership Regulations.

Section 12.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledge the Subsidiaries’ understanding, that: (a)(i) no fiduciary, advisory or agency relationship between the Borrower and the Subsidiaries and the Administrative Agent, any Issuing Bank, any Arranger or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising the Borrower or any Subsidiary on other matters; (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Issuing Banks, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and the Subsidiaries, on the one hand, and the Administrative Agent, the Issuing Banks, the Arrangers and the Lenders, on the other hand; (iii) each Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate; and (iv) each Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b)(i) the Administrative Agent, the Issuing Banks, the Arrangers and the Lenders each are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of the Subsidiaries or any other Person; (ii) neither the Administrative Agent, the Issuing Banks, the Arrangers nor the Lenders has any obligation to the Borrower or any of the Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Issuing Banks, the Arrangers and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and the Subsidiaries, and neither the Administrative Agent, the Issuing Banks, the Arrangers nor the Lenders have any obligation to disclose any of such interests to the Borrower or the Subsidiaries. To the fullest extent permitted by law, the Borrower each hereby waives and releases any claims that it may have against the Administrative Agent, any Issuing Bank, any Arranger and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 12.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.19 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Lender party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Lender party hereto, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 12.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 12.21 Amendment and Restatement of Existing Credit Agreement. On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety as set forth herein. This Agreement and any Notes issued hereunder have been given in renewal, extension, rearrangement and increase, and not in extinguishment of the obligations under the Existing Credit Agreement and the notes and other documents related thereto. This Agreement does not constitute a novation of the obligations and liabilities under the Existing Credit Agreement or evidence repayment of any such obligations and liabilities. All Liens, deeds of trust, mortgages, assignments and security interests securing the Existing Credit Agreement and the obligations relating thereto are hereby ratified, confirmed, renewed, extended, brought forward and rearranged as security for the Obligations. None of the Liens and security interests created pursuant to the “Security Instruments” as defined in the Existing Credit Agreement are released. The substantive rights and obligations of the parties hereto shall be governed by this Agreement, rather than the Existing Credit Agreement. Without limitation of any of the foregoing, (x) this Agreement shall not in any way release or impair the rights, duties, Obligations (as defined in the Existing Credit Agreement) or Liens (as defined in the Existing Credit Agreement) created pursuant to the Existing Credit Agreement or any other Loan Document (as defined in the Existing Credit Agreement) or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Effective Date and except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, Obligations and Liens are assumed, ratified and affirmed by the Borrower and each of the Guarantors; (y) any and all references to the Existing Credit Agreement in any Security Instrument or other Loan Document shall, without further action of the parties, be deemed a reference to the Existing Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended, restated, supplemented or otherwise modified from time to time, and any and all references to the Security Instruments or Loan Documents in any such Security Instruments or any other Loan Documents shall be deemed a reference to the Security Instruments or Loan Documents under the Existing Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended, restated, supplemented or otherwise modified from time to time; and (z) the Liens granted pursuant to the Security Instruments to which any Credit Party is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the Effective Date.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	PRAIRIE OPERATING CO.

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT – PRAIRIE OPERATING CO.]

ADMINISTRATIVE AGENT/LENDER/	CITIBANK, N.A., as Administrative Agent, a
ISSUING BANK:	Lender and Issuing Bank

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT – PRAIRIE OPERATING CO.]

LENDER:	[☐], as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT – PRAIRIE OPERATING CO.]

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

	Applicable	Maximum	Elected
Name of Lender	Percentage	Credit Amount	Commitment

Citibank, N.A.	17.894736842%	$178,947,368.42	$85,000,000.00

KeyBank National Association	15.789473684%	$157,894,736.84	$75,000,000.00

MUFG Bank, Ltd.	15.789473684%	$157,894,736.84	$75,000,000.00

Truist Bank	15.789473684%	$157,894,736.84	$75,000,000.00

Bank of America, N.A.	12.631578947%	$126,315,789.47	$60,000,000.00

UMB Bank, N.A.	8.421052632%	$84,210,526.32	$40,000,000.00

Macquarie Bank Limited	8.421052632%	$84,210,526.32	$40,000,000.00

West Texas National Bank	5.263157895%	$52,631,578.95	$25,000,000.00

TOTAL	100.000000000%	$1,000,000,000.00	$475,000,000.00

Annex I

ANNEX II

LC ISSUANCE LIMIT

Name of Issuing Bank	LC Issuance Limit

Citibank, N.A.	$47,500,000.00

TOTAL	$47,500,000.00

Annex II

ANNEX I

EXHIBIT D
(See attached.)

ANNEX II

EXHIBIT N
(See attached.)